SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]	Preliminary Proxy Statement	[ ]	Soliciting Material Under Rule 14a-12
[ ]	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials

Citrix Systems, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials:
[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	1)	Amount previously paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

Notice of 2014 Annual Meeting of Stockholders and Proxy Statement

Dear Stockholder:	April 11, 2014

You are cordially invited to attend the Annual Meeting of Stockholders of Citrix Systems, Inc. to be held on Thursday, May 22, 2014 at 4:00 p.m. Pacific time, at our offices at 4988 Great America Parkway, Santa Clara, California 95054, United States.

At this Annual Meeting, the agenda includes: (1) the election of three directors for one-year terms; (2) approval of our 2014 Equity Incentive Plan; (3) the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2014; and (4) an advisory vote to approve the compensation of our named executive officers. The Board of Directors unanimously recommends that you vote FOR the election of the director nominees and FOR each of the other matters (2) through (4).

All stockholders are cordially invited to attend the Annual Meeting in person. We are providing proxy material access to our stockholders via the Internet. Accordingly, you can access proxy materials and vote at www.proxyvote.com. Details regarding the matters to be acted upon at this Annual Meeting are described in the Notice of Internet Availability of Proxy Materials you received in the mail. Please give the proxy materials your careful attention.

You may vote via the Internet or by telephone by following the instructions on your Notice of Internet Availability and on that website. In order to vote via the Internet or by telephone, you must have the stockholder identification number which is provided in your Notice. If you have requested a proxy card by mail, you may vote by signing, voting and returning that proxy card in the envelope provided. If you attend the Annual Meeting, you may vote in person even if you have previously returned your proxy card or have voted via the Internet or by telephone. Please review the instructions for each voting option described in the Notice and in this Proxy Statement. Your prompt cooperation will be greatly appreciated.

Very truly yours,

ANTONIO G. GOMES
Vice President, Deputy General
Counsel and Secretary

Table of Contents

1	Notice of Annual Meeting of Stockholders
4	Security Ownership of Certain Beneficial Owners and Management
6	Proposal 1: Election of Director Nominees
8	Directors and Executive Officers
12	Corporate Governance
18	Our Board of Directors and Its Committees
23	Executive and Director Compensation
23	Compensation Discussion and Analysis
38	Summary of Executive Compensation
41	Discussion of Summary Compensation and Grants of Plan-Based Awards Tables
48	Director Compensation
54	Proposal 2: Approval of the Citrix Systems, Inc. 2014 Equity Incentive Plan
63	Proposal 3: Ratification of Appointment of Independent Registered Public Accounting Firm
65	Proposal 4: Advisory Vote to Approve the Compensation of Our Named Executive Officers
66	Additional Information
A-1	Citrix Systems, Inc. 2014 Equity Incentive Plan

CITRIX SYSTEMS, INC. | 2014 PROXY STATEMENT

CITRIX SYSTEMS, INC.
851 West Cypress Creek Road
Fort Lauderdale, Florida 33309

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 22, 2014

To the Stockholders of Citrix Systems, Inc.:

The Annual Meeting of Stockholders of Citrix Systems, Inc., a Delaware corporation, will be held on Thursday, May 22, 2014 at 4:00 p.m. Pacific time, at our offices at 4988 Great America Parkway, Santa Clara, California 95054, United States for the following purposes:

1.	to elect three members to the Board of Directors, each to serve for a one-year term and until his successor has been duly elected and qualified or until his earlier resignation or removal;

2.	to approve the Company’s 2014 Equity Incentive Plan;

3.	to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2014;

4.	to hold an advisory vote to approve the compensation of our named executive officers; and

5.	to transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The proposal for the election of directors relates solely to the election of three directors nominated by our Board of Directors and does not include any other matters relating to the election of directors, including, without limitation, the election of directors nominated by any stockholder.

Only stockholders of record at the close of business on April 1, 2014 are entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof.

All stockholders are cordially invited to attend the Annual Meeting in person. To assure your representation at the Annual Meeting, we urge you to vote via the Internet at www.proxyvote.com or by telephone by following the instructions on the Notice of Internet Availability of Proxy Materials you received in the mail and which instructions are also provided on that website, or, if you have requested a proxy card by mail, by signing, voting and returning your proxy card to Broadridge Financial Solutions, 51 Mercedes Way, Edgewood, New York 11717. For specific instructions on how to vote your shares, please review the instructions for each of these voting options as detailed in your Notice of Internet Availability and in this Proxy Statement. If you attend the Annual Meeting, you may vote in person even if you have previously returned your proxy card or have voted via the Internet or by telephone.

In addition to their availability at www.proxyvote.com, this Proxy Statement and our Annual Report to Stockholders are available for viewing, printing and downloading at investors.citrix.com/annuals.cfm.

By Order of the Board of Directors,

ANTONIO G. GOMES
Vice President, Deputy General
Counsel and Secretary

Fort Lauderdale, Florida
April 11, 2014

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE PROMPTLY COMPLETE YOUR PROXY AS INDICATED ABOVE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. PLEASE REVIEW THE INSTRUCTIONS FOR EACH OF YOUR VOTING OPTIONS DESCRIBED IN THIS PROXY STATEMENT AND THE NOTICE YOU RECEIVED IN THE MAIL.

CITRIX SYSTEMS, INC. | 2014 PROXY STATEMENT	1

CITRIX SYSTEMS, INC.
851 West Cypress Creek Road
Fort Lauderdale, Florida 33309

PROXY STATEMENT
For the Annual Meeting of Stockholders
To Be Held on May 22, 2014
April 11, 2014

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Citrix Systems, Inc., a Delaware corporation, for use at the Annual Meeting of Stockholders to be held on Thursday, May 22, 2014 at 4:00 p.m. Pacific time, at our offices at 4988 Great America Parkway, Santa Clara, California 95054, United States, or at any adjournments or postponements thereof. An Annual Report to Stockholders, containing financial statements for the year ended December 31, 2013, and this Proxy Statement are being made available to all stockholders entitled to vote at the Annual Meeting. This Proxy Statement and the form of proxy were first made available to stockholders on or about April 11, 2014.

The purposes of the Annual Meeting are to:

  elect three directors for one-year terms;

  approve our 2014 Equity Incentive Plan;

  ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2014; and

  hold an advisory vote to approve the compensation of our named executive officers.

Only stockholders of record at the close of business on April 1, 2014, which we refer to as the record date, will be entitled to receive notice of and to vote at the Annual Meeting. As of that date, 184,640,346 shares of common stock, $.001 par value per share, were issued and outstanding. Stockholders are entitled to one vote per share on any proposal presented at the Annual Meeting. You may vote via the Internet at www.proxyvote.com or by telephone at 1-800-690-6903 by following the instructions on the Notice you received in the mail and which are also provided on that website; or, if you have requested a proxy card by mail, by signing, voting and returning your proxy card. If you attend the Annual Meeting, you may vote in person even if you have previously voted by phone or via the Internet or returned a proxy card by mail.

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by:

(a)	filing with our Secretary, before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy;

(b)	properly casting a new vote via the Internet or by telephone at any time before the closure of the Internet or telephone voting facilities;

(c)	duly completing a later-dated proxy relating to the same shares and delivering it to our Secretary before the taking of the vote at the Annual Meeting; or

(d)	attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy).

Any written notice of revocation or subsequent proxy should be sent so as to be delivered to our principal executive offices at Citrix Systems, Inc., 851 West Cypress Creek Road, Fort Lauderdale, Florida 33309, Attention: Secretary, before the taking of the vote at the Annual Meeting.

2	CITRIX SYSTEMS, INC. | 2014 PROXY STATEMENT

The representation in person or by proxy of at least a majority of the outstanding shares of our common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business. Abstentions and broker non-votes (discussed below) are counted as present or represented for purposes of determining the presence or absence of a quorum for the Annual Meeting. When a quorum is present at any meeting of stockholders, the holders of a majority of the stock present or represented and voting on a matter shall decide any matter to be voted upon by the stockholders at such meeting, except when a different vote is required by express provision of law, our amended and restated certificate of incorporation (as amended and currently in effect, our “Certificate of Incorporation”) or our bylaws.

For Proposal 1, the election of three directors, each nominee shall be elected as a director if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election. Any director who fails to receive the required number of votes for his re-election is required to submit his resignation to the Board. Our Nominating and Corporate Governance Committee (excluding any director nominee who failed to receive the required number of votes) will promptly consider any such director’s resignation and make a recommendation to the Board as to whether such resignation should be accepted. The Board is required to act on the Nominating and Corporate Governance Committee’s recommendation within 90 days of the certification of the stockholder vote for the Annual Meeting.

For each of Proposal 2 (the approval of our 2014 Equity Incentive Plan), Proposal 3 (the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2014) and Proposal 4 (the advisory vote to approve the compensation of our named executive officers), an affirmative vote of a majority of the shares present, in person or represented by proxy, and voting on such matter is required for approval.

Broadridge Financial Solutions tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately.

Broker non-votes are shares held by a nominee (such as a bank or brokerage firm) which, although counted for purposes of determining a quorum, are not voted on a particular matter because voting instructions have not been received from the nominees’ clients (who are the beneficial owners of such shares). Under national securities exchange rules, nominees who hold shares of common stock in street name for, and have transmitted our proxy solicitation materials to, their customers but do not receive voting instructions from such customers, are not permitted to vote such customers’ shares on non-routine matters. For non-routine matters, these broker non-votes shall not be counted as votes cast and therefore will have no effect on Proposals 1, 2, and 4. Proposal 3 is considered a routine matter and nominees therefore have discretionary voting power as to Proposal 3. Similarly, abstentions are not counted as votes cast and thus will have no effect on Proposals 1, 2, 3 and 4.

The persons named as attorneys-in-fact in the proxies, Mark B. Templeton and David J. Henshall, were selected by the Board and are officers of Citrix. All properly executed proxies submitted in time to be counted at the Annual Meeting will be voted by such persons at the Annual Meeting. Where a choice has been specified on the proxy with respect to the foregoing matters, the shares represented by the proxy will be voted in accordance with the specifications. If no such specifications are indicated, such proxies will be voted FOR Proposal 1 (the election of the director nominees), FOR Proposal 2 (approval of our 2014 Equity Incentive Plan), FOR Proposal 3 (ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2014) and FOR Proposal 4 (the approval, on an advisory basis, of the compensation of our named executive officers).

Aside from the proposals included in this Proxy Statement, our Board knows of no other matters to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote may properly be taken, shares represented by all proxies received by the Board will be voted with respect to such matter in accordance with the judgment of the persons named as attorneys-in-fact in the proxies.

CITRIX SYSTEMS, INC. | 2014 PROXY STATEMENT	3

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding beneficial ownership of our common stock as of February 28, 2014:

  by each person who is known by Citrix to beneficially own more than 5% of our outstanding shares of common stock;
  by each of our directors and nominees;

  by each of our executive officers named in the Summary Compensation Table set forth below under Executive and Director Compensation – Summary of Executive Compensation; and

  by all of our directors and executive officers as a group.

Name of Beneficial Owner	Shares Beneficially	Percentage of Shares
	Owned(1)	Beneficially Owned(2)
BlackRock, Inc.(3)
40 East 52nd Street
New York, NY 10022	14,275,383	7.76%
Stephen M. Dow(4)	406,518	*
Mark B. Templeton(5)	394,583	*
David J. Henshall(6)	212,230	*
Thomas F. Bogan(7)	72,765	*
Alvaro J. Monserrat(8)	70,619	*
Murray J. Demo(9)	51,039	*
Godfrey R. Sullivan(10)	47,999	*
Gary E. Morin	44,584	*
Sudhakar Ramakrishna(11)	18,334	*
Asiff S. Hirji(12)	13,833	*
Nanci E. Caldwell(13)	13,334	*
Steve A. Daheb	7,200	*
Robert D. Daleo	181	*
All executive officers, directors and nominees as a group(14)
(16 persons)	1,448,329	*

*	Represents less than 1% of the outstanding common stock.
(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, or the SEC, and includes voting and investment power with respect to shares. Unless otherwise indicated below, to our knowledge, all persons listed in the table have sole voting and dispositive power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law. Pursuant to the rules of the SEC, the number of shares of common stock deemed outstanding includes shares issuable upon settlement of restricted stock units held by the respective person or group that will vest within 60 days of February 28, 2014 and pursuant to options held by the respective person or group that are currently exercisable or may be exercised within 60 days of February 28, 2014.
(2)	Applicable percentage of ownership is based upon 183,922,199 shares of common stock outstanding as of February 28, 2014.
(3)	With respect to information relating to BlackRock, Inc., we have relied solely on information supplied by such entity on a Schedule 13G filed with the SEC on January 28, 2014.
(4)	Includes 20,000 shares of common stock issuable pursuant to presently exercisable stock options and 337,018 shares of common stock held by the Dow Family Trust (“Dow Trust”), 50,000 shares of common stock held by Dow Investments L.P. (“Dow Investments”) and 7,500 shares of common stock held by Dow Investments I L.P. (“Dow L.P.”). Mr. Dow is a trustee and beneficiary of the Dow Trust, the General Partner of Dow Investments, and a general partner of Dow L.P. Mr. Dow is deemed to have sole dispositive power over the shares with no pecuniary interest.
(5)	Includes 282,397 shares of common stock issuable pursuant to presently exercisable stock options and 51,055 shares of common stock issuable upon settlement of restricted stock units that will vest within 60 days of February 28, 2014.

4	CITRIX SYSTEMS, INC. | 2014 PROXY STATEMENT

(6)	Includes 95,313 shares of common stock issuable pursuant to presently exercisable stock options and 22,767 shares of common stock issuable upon settlement of restricted stock units that will vest within 60 days of February 28, 2014.
(7)	Includes 10,000 shares of common stock issuable pursuant to presently exercisable stock options that will vest within 60 days of February 28, 2014.
(8)	Includes 46,390 shares of common stock issuable pursuant to presently exercisable stock options, and 18,852 shares of common stock issuable upon settlement of restricted stock units that will vest within 60 days of February 28, 2014.
(9)	Includes 15,000 shares of common stock issuable pursuant to presently exercisable stock options and 666 shares of common stock issuable upon settlement of restricted stock units that will vest within 60 days of February 28, 2014.
(10)	Includes 20,000 shares of common stock issuable pursuant to presently exercisable stock options and 666 shares of common stock issuable upon settlement of restricted stock units that will vest within 60 days of February 28, 2014.
(11)	Includes 18,334 shares of common stock issuable upon settlement of restricted stock units that will vest within 60 days of February 28, 2014.
(12)	Includes 666 shares of common stock issuable upon settlement of restricted stock units that will vest within 60 days of February 28, 2014.
(13)	Includes 13,334 shares of common stock issuable pursuant to presently exercisable stock options that will vest within 60 days of February 28, 2014.
(14)	Includes 551,808 shares of common stock issuable pursuant to presently exercisable stock options and 132,461 shares of common stock issuable upon settlement of restricted stock units that will vest within 60 days of February 28, 2014.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, requires our directors, executive officers and holders of more than 10% of our common stock to file with the Securities and Exchange Commission, or the SEC, initial reports of ownership and reports of changes in ownership of our common stock.

Based on our review of the copies of such filings for the year ended December 31, 2013, we believe that all Section 16(a) filing requirements were complied with during the year ended December 31, 2013, except that Brett M. Caine and Catherine Courage each filed one Form 4 reporting one reportable transaction later than required.

CITRIX SYSTEMS, INC. | 2014 PROXY STATEMENT	5

Proposal 1
Election of Director Nominees

Our Board currently consists of nine members. At our 2013 annual meeting of stockholders, our stockholders approved an amendment to our Amended and Restated Certificate of Incorporation to declassify the Board and transition to annual elections of directors. The declassification will be phased in beginning with this Annual Meeting and will result in the Board being fully declassified, and all Board members standing for annual elections, beginning with our 2016 annual meeting of stockholders. Directors elected prior to this Annual Meeting will serve the remainder of their three-year unexpired terms and such directors (or their successors) will be elected for one-year terms thereafter. Directors elected at this meeting will serve a term of one year. The Board, upon the recommendation of the Nominating and Corporate Governance Committee, has nominated Robert D. Daleo, Murray J. Demo and Asiff S. Hirji and recommended that each be elected to the Board, each to hold office until the Annual Meeting of Stockholders to be held in the year 2015 and until his successor has been duly elected and qualified or until his earlier death, resignation or removal. Messrs. Daleo, Demo and Hirji are current directors whose terms expire at this Annual Meeting. The Board is also composed of:

  three directors (Thomas F. Bogan, Nanci E. Caldwell and Gary E. Morin), whose terms expire upon the election and qualification of directors at the annual meeting of stockholders to be held in 2015; and

  three directors (Mark B. Templeton, Stephen M. Dow and Godfrey R. Sullivan), whose terms expire upon the election and qualification of directors at the annual meeting of stockholders to be held in 2016.

Mr. Bogan serves as the Chairperson of the Board of Directors.

The Board knows of no reason why any of the nominees would be unable or unwilling to serve, but if any nominee should for any reason be unable or unwilling to serve, the proxies will be voted for the election of such other person for the office of director as the Board may recommend in the place of such nominee. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named below.

Recommendation of the Board

THE BOARD UNANIMOUSLY RECOMMENDS
A VOTE “FOR” THE NOMINEES LISTED BELOW.

6	CITRIX SYSTEMS, INC. | 2014 PROXY STATEMENT

This proposal for the election of directors relates solely to the election of three directors nominated by our Board and does not include any other matters relating to the election of directors, including, without limitation, the election of directors nominated by any of our stockholders.

The following table sets forth the nominees to be elected at the Annual Meeting and our continuing directors, the year each such nominee or continuing director was first elected a director, the positions with Citrix currently held by each nominee and continuing director, and the year each nominee’s or continuing director’s current term will expire:

Nominee’s or Director’s Name and	Position(s) with Citrix	Year Current Term Will Expire
Year First Became a Director
Nominees for Director:
Robert D. Daleo 2013	Director	2014
Murray J. Demo 2005	Director	2014
Asiff S. Hirji 2006	Director	2014
Continuing Directors:
Thomas F. Bogan 2003	Director and Chairperson	2015
Nanci E. Caldwell 2008	Director	2015
Gary E. Morin 2003	Director	2015
Mark B. Templeton 1998	President, Chief Executive Officer and Director	2016
Stephen M. Dow 1989	Director	2016
Godfrey R. Sullivan 2005	Director	2016

CITRIX SYSTEMS, INC. | 2014 PROXY STATEMENT	7

Directors and Executive Officers

The following table sets forth our directors (including the nominees) and executive officers, their ages, and the positions currently held by each such person with Citrix. The biographical description below for each director nominee includes the specific experience, qualifications, attributes and skills that led to the conclusion by our Board that such person should serve as a director of Citrix. The biographical description of each director who is not standing for election includes the specific experience, qualifications, attributes and skills that our Board would expect to consider if it were making a conclusion currently as to whether such person should serve as a director. The Board did not currently evaluate whether these directors should serve as directors, as the terms for which they have been previously elected continue beyond the Annual Meeting.

Name	Age	Position
Mark B. Templeton	61	President, Chief Executive Officer and Director
Catherine Courage	39	Senior Vice President, Customer Experience
Steve A. Daheb	42	Senior Vice President and Chief Marketing Officer
David R. Friedman	52	General Counsel and Senior Vice President, Human Resources
David J. Henshall	45	Executive Vice President, Chief Operating Officer and Chief Financial Officer
Christopher Hylen	53	Senior Vice President and General Manager, SaaS Division
Alvaro J. Monserrat	46	Senior Vice President, Sales and Services
Sudhakar Ramakrishna	46	Senior Vice President and General Manager,
		Enterprise and Service Provider Division
Thomas F. Bogan(1)(4)(5)(6)(7)(11)(13)	62	Director
Nanci E. Caldwell(1)	56	Director
Robert D. Daleo(2)(3)	64	Director
Murray J. Demo(2)(3)(5)(9)(10)	52	Director
Stephen M. Dow(2)(3)(4)(5)(6)(12)	58	Director
Asiff S. Hirji(2)(3)	47	Director
Gary E. Morin(1)(8)	65	Director
Godfrey R. Sullivan(2)(3)(4)(6)	60	Director

(1)	Member of Compensation Committee
(2)	Member of Audit Committee
(3)	Member of Finance Committee
(4)	Member of Nominating and Corporate Governance Committee
(5)	Member of Strategy Committee
(6)	Member of Search Committee
(7)	Chairperson of the Board of Directors
(8)	Chairperson of the Compensation Committee
(9)	Chairperson of the Audit Committee
(10)	Chairperson of the Finance Committee
(11)	Chairperson of the Nominating and Corporate Governance Committee
(12)	Chairperson of the Strategy Committee
(13)	Chairperson of the Search Committee

8	CITRIX SYSTEMS, INC. | 2014 PROXY STATEMENT

Mark B. Templeton has served as our President since January 1998 and as our Chief Executive Officer from June 2001 to the present. Mr. Templeton was on a temporary leave of absence from October 2013 to February 2014 due to the death of a family member in June 2013 and intends to retire within the next year, subject to naming his successor. He was elected to our Board in May 1998. Mr. Templeton is a member of the Board of Directors of Equifax, Inc., a publicly-traded credit reporting company. The Board believes Mr. Templeton’s qualifications to sit on our Board include his decades of experience in the software industry, including 16 years as our President and/ or Chief Executive Officer, and his deep understanding of our historical and current business strategies, objectives and products.

Catherine Courage has served as our Senior Vice President of Customer Experience since October 2012. Prior to this appointment, Ms. Courage served as our Vice President of Product Design from March 2009 to September 2012. From September 2004 to March 2009, Ms. Courage served as Director, User Experience for salesforce.com, Inc., a publicly-traded provider of cloud computing and social enterprise solutions.

Steve A. Daheb has served as our Senior Vice President and Chief Marketing Officer since January 2013. From December 2010 until joining Citrix, Mr. Daheb served as Chief Marketing Officer and Senior Vice President of Blue Coat Systems, Inc., a privately-held provider of Web security and WAN optimization solutions. Prior to that, Mr. Daheb served as Chief Marketing Officer and Senior Vice President of Business Development at Emulex Corporation, a publicly-traded provider of converged networking solutions for the data center, from November 2008 until December 2010. Mr. Daheb served as Senior Vice President, Marketing, OEM Sales and Business Development at Blue Arc Corporation (acquired by Hitachi Data Systems), a privately-held developer of storage networking devices, from January 2005 until November 2008.

David R. Friedman has served as our General Counsel and Senior Vice President, Human Resources, since April 2006 and also served as our Secretary from October 2002 to February 2008. From October 2002 to April 2006, Mr. Friedman served as our General Counsel, Corporate Vice President and Secretary.

David J. Henshall has served as our Executive Vice President and Chief Financial Officer beginning in September 2011 and as our Chief Operating Officer beginning in February 2014. Mr. Henshall was appointed Acting Chief Executive Officer and President during Mr. Templeton’s temporary leave of absence. From January 2006 to September 2011, Mr. Henshall served as our Senior Vice President and Chief Financial Officer, and from April 2003 to January 2006, he served as our Vice President and Chief Financial Officer.

Christopher Hylen has served as our Senior Vice President and General Manager, SaaS Division, since July 2013. Prior to joining Citrix, Mr. Hylen was the Senior Vice President and General Manager of Payment Solutions at Intuit, Inc., a publicly-traded provider of business and financial management solutions for small businesses, consumers and accounting professionals from August 2010 to July 2013. Mr. Hylen also served as Intuit’s Vice President Marketing Small Business Group from April 2010 to August 2010 and its Vice President Growth, Intuit Payment Solutions from September 2006 to May 2010. Prior to that, he served as Senior Vice President, Marketing and Product Management from April 2003 to September 2005 and Deputy Vice President Marketing from December 2001 to September 2005 at Automatic Data Processing, Inc., a publicly-traded company that provides business outsourcing solutions.

Alvaro J. Monserrat has served as our Senior Vice President, Sales and Services, since July 2008. From July 2007 to July 2008, Mr. Monserrat served as our Vice President of Channels and Emerging Products. Mr. Monserrat also served as our Vice President of North America Sales from October 2003 to July 2007, as our Vice President of Worldwide Field Services from March 2002 to October 2003, as our Vice President of Consulting Services from December 2001 to March 2002, and as Director of Consulting Services from February 2000 to December 2001.

Sudhakar Ramakrishna has served as our Senior Vice President and General Manager, Enterprise and Service Provider Division since March 2013. Mr. Ramakrishna is a member of the Board of Directors of Meru Networks, Inc., a publicly-traded provider of mobile access and Wi-Fi solutions. Prior to joining Citrix, Mr. Ramakrishna served as President of Products and Services at Polycom, Inc., a publicly-traded provider of unified communications and collaboration solutions, from February 2012 to March 2013.

CITRIX SYSTEMS, INC. | 2014 PROXY STATEMENT	9

Mr. Ramakrishna also served as Polycom’s Executive Vice President and General Manager, Unified Communications Solutions and Chief Development Officer from February 2011 to February 2012 and as Senior Vice President and General Manager, Unified Communications Products and Chief Development Officer from October 2010 to February 2011. Prior to joining Polycom, Mr. Ramakrishna served as Corporate Vice President and General Manager for Wireless Broadband Access Solutions and Software at Motorola, Inc., a mobile infrastructure company, from May 2007 to October 2010.

Thomas F. Bogan has served as a director of Citrix since January 2003 and as Chairperson of our Board since May 2005. Since July 2011, Mr. Bogan has served as a member of the Board of Directors of Parametric Technology Corporation, a publicly-traded company that develops, markets and supports product development software solutions. Mr. Bogan has also served on the Board of Directors of Rally Software Development Corp., a publicly-traded global provider of cloud-based solutions for managing Agile software development since December 2009. Since January 2010, Mr. Bogan has been a Venture Partner at Greylock Partners, a venture capital firm. From May 2004 to December 2009, Mr. Bogan was a Partner at Greylock Partners. Prior to serving at Greylock, Mr. Bogan was President of Rational Software, an S&P 500 enterprise software company, from 2000 until its sale to IBM in 2003. He previously had served Rational as its Chief Operating Officer and as General Manager of its testing business from 1996 to 2000. Prior to working at Rational, Mr. Bogan was President and Chief Executive Officer of two early stage technology companies that focused on networking and peripheral products. Mr. Bogan’s earlier background was in finance, and he served as a financial officer in public and private companies as well as positions in public accounting. The Board believes Mr. Bogan’s qualifications to sit on our Board include his decades of senior management experience in the software industry, both as a Chief Executive Officer and a venture capital investor, during which time he has gained significant strategic, operational and corporate governance expertise.

Nanci E. Caldwell has served as a director of Citrix since July 2008. Since 2005, Ms. Caldwell has served as a member of a number of Boards of both public and private technology companies, including current membership on the Board of Directors of Tibco Software Inc., a publicly-traded leading business integration and process management software company. During 2005 and 2006, Ms. Caldwell worked as a project-based technology consultant. From April 2001 to December 2004, Ms. Caldwell was Executive Vice President and Chief Marketing Officer for PeopleSoft, Inc., a publicly-held human resource management software company, until it was acquired by Oracle Corporation, or Oracle, a publicly-traded software company, in December 2004. Ms. Caldwell also served as a member of the Board of Directors of Deltek, Inc., a publicly-traded enterprise management software company from 2005 to 2012, Network General, now NetScout Inc., a publicly-traded provider of integrated network performance management solutions, from 2005 to 2007 and Hyperion Solutions Corporation, a then publicly-traded provider of performance management software acquired by Oracle in 2007, from 2006 to 2007. The Board believes Ms. Caldwell’s qualifications to sit on our Board include her extensive experience with technology and software companies, including in the areas of sales and marketing, as well as her executive leadership and management expertise with publicly-traded companies.

Robert D. Daleo, has served as one of our directors since May 2013. Mr. Daleo has been a member of the Board of Directors of Equifax Inc., a publicly-traded global provider of information solutions and human resources business process outsourcing services, since 2006. Mr. Daleo retired as Vice Chairman of Thomson Reuters, a publicly-traded global provider of integrated information solutions to business and professional customers, in December 2012. Mr. Daleo was Executive Vice President and Chief Financial Officer of Thomson Reuters or its predecessors from 1998 through 2011, and a member of The Thomson Corporation board of directors from 2001 to April 2008. From 1994 to 1998, Mr. Daleo served in senior operations, planning, finance and business development positions with Thomson Reuters. Prior to joining The Thomson Corporation, he held various financial and operations positions with The McGraw-Hill Companies, Inc., a publicly-traded content and analytics provider, and Automatic Data Processing, Inc., a publicly-traded provider of business outsourcing solutions. The Board believes Mr. Daleo’s qualifications to sit on our Board include his extensive financial accounting, corporate finance, operations and business development expertise through his experience as chief financial officer of a large multinational company, as well as his board-level experience with Thomson Reuters.

Murray J. Demo has served as a director of Citrix since February 2005. Since May 2012, Mr. Demo has also served as a member of the Board of Directors of Xoom

10	CITRIX SYSTEMS, INC. | 2014 PROXY STATEMENT

Corporation, a publicly-traded global online money transfer provider. From May 2009 until June 2012, Mr. Demo served as Executive Vice President and Chief Financial Officer of Dolby Laboratories, a publicly-traded global leader in entertainment technologies. From September 2007 to June 2008, Mr. Demo served as Executive Vice President and Chief Financial Officer of LiveOps, a privately-held virtual call center company. Mr. Demo served as Executive Vice President and Chief Financial Officer of Postini, Inc., a security software company, from May 2007 until it was acquired by Google Inc. in September 2007. Mr. Demo served as Executive Vice President and Chief Financial Officer from April 2005 to May 2006, Senior Vice President and Chief Financial Officer from June 2000 to April 2005, Vice President and Corporate Controller from October 1999 to June 2000, Corporate Controller from July 1998 to October 1999, Senior Director of Finance, Product Divisions from February 1998 to July 1998 and Director of Operations Finance from August 1996 to February 1998 for Adobe Systems Incorporated, a computer software company. The Board believes Mr. Demo’s qualifications to sit on our Board include his extensive experience with finance and accounting matters for global organizations in the technology industry, including the experience that he has gained in his roles as Chief Financial Officer of publicly-traded companies.

Stephen M. Dow has served as a director of Citrix since July 1989 and served as our Board’s Chairperson from May 2002 to May 2005. Since 1983, Mr. Dow has served as a general partner of Sevin Rosen Funds, a venture capital investment firm. Mr. Dow served on the Board of Directors of Cytokinetics, Inc., a publicly traded biopharmaceutical company from 1998 to 2013. The Board believes Mr. Dow’s qualifications to sit on our Board include his experience in leading a venture capital investment firm, during which time he has gained significant expertise in evaluating investment opportunities and overseeing management development and operations of portfolio companies, as well as his deep understanding of Citrix’s organization and products.

Asiff S. Hirji has served as a director of Citrix since May 2006. Mr. Hirji is the Founder of Inflekxion LLC, a private capital and operating firm founded in 2013. Mr. Hirji has been a member of the Board of Directors of Advent Software, Inc., a publicly-traded provider of software and services for the global investment management industry since September 2011. From April 2007 to December 2013, Mr. Hirji served as a Partner of TPG Capital, L.P., a global private investment firm. From October 2006 to April 2007, Mr. Hirji served as the President, Client Group, of TD Ameritrade Holding Company, a publicly-traded provider of securities brokerage services. Mr. Hirji served as Chief Operating Officer of TD Ameritrade from July 2005 until October 2006 and as Chief Information Officer of Ameritrade from April 2003 until July 2005. The Board believes Mr. Hirji’s qualifications to sit on our Board include his extensive experience with global companies, his financial and investment expertise, and his years of experience providing strategic advice to complex organizations.

Gary E. Morin has served as a director of Citrix since January 2003. From September 2005 until March 2006, Mr. Morin served as Executive Vice President of Lexmark International, Inc., a publicly-traded laser and inkjet printer and supplies company. From January 2000 until September 2005, Mr. Morin served as Executive Vice President and Chief Financial Officer of Lexmark. Mr. Morin served as a director of Sealy Corp., a publicly-traded bedding manufacturer, from July 2006 to March 2013 and as a director of Infogroup Inc., a publicly-traded compiler of proprietary databases, from October 2008 until July 2010 when it was acquired by CCMP Capital Advisors. The Board believes Mr. Morin’s qualifications to sit on our Board include his years of executive experience in the technology industry and at publicly-traded companies, as well as his financial expertise.

Godfrey R. Sullivan has served as a director of Citrix since February 2005. Mr. Sullivan is the President, Chief Executive Officer and Chairman of Splunk Inc., a publicly-traded information technology search software company. Prior to Splunk, Mr. Sullivan worked for Hyperion Solutions Corporation, a then publicly-traded software company, where he served as President and Chief Operating Officer from 2001 through 2004 and as President and Chief Executive Officer from July 2004 until its acquisition by Oracle in April 2007. Mr. Sullivan served on the Board of Directors of Informatica Corporation, a publicly-traded data integration company from 2008 to June 2013. The Board believes Mr. Sullivan’s qualifications to sit on our Board include his decades of executive and operational experience, including as a Chief Executive Officer, with technology and software companies.

Our executive officers are elected by the Board on an annual basis and serve until their successors have been duly elected and qualified.

CITRIX SYSTEMS, INC. | 2014 PROXY STATEMENT	11

Corporate Governance

INDEPENDENCE OF MEMBERS OF OUR BOARD

Our Board has determined that each of our non-employee directors (Messrs. Bogan, Daleo, Demo, Dow, Hirji, Morin and Sullivan, and Ms. Caldwell) is independent within the meaning of the director independence standards of The Nasdaq Stock Market LLC, or Nasdaq, and the SEC, including Rule 10A-3(b)(1) under the Exchange Act. Furthermore, our Board has determined that each member of each of the committees of the Board is independent within the meaning of Nasdaq’s and the SEC’s director independence standards. In making this determination, our Board solicited information from each of our directors regarding whether such director, or any member of his or her immediate family, had a direct or indirect material interest in any transactions involving Citrix, was involved in a debt relationship with Citrix or received personal benefits outside the scope of such person’s normal compensation. The Board of Directors determined that there were no such relationships. Our Board considered the responses of our directors, and independently considered the commercial agreements, acquisitions, and other material transactions entered into by Citrix during 2013.

BOARD LEADERSHIP STRUCTURE

Our Corporate Governance Guidelines provide our Board with flexibility to select the appropriate leadership structure at a particular time based on the specific needs of our business and what is in the best interests of our stockholders. Our Corporate Governance Guidelines set forth our general policy that the positions of Chairperson of the Board and Chief Executive Officer, or CEO, will be held by different persons. In certain circumstances, however, our Board may determine that it is in our best interests for the same person to hold the positions of Chairperson and Chief Executive Officer. In such event, the Board will appoint an independent member of our Board as the Lead Independent Director. Our general policy is that the position of Chairperson or Lead Independent Director, as the case may be, will be held by an independent member of our Board. The Chairperson (or Lead Independent Director) will preside at executive sessions of the independent directors and will bear such further responsibilities as the full Board may designate from time to time.

Since 2002, we have separated the roles of Chairperson and Chief Executive Officer. Our Board believes that this leadership structure is appropriate for Citrix at the current time, as it provides an appropriate balance between the two roles. Our Chief Executive Officer is responsible for setting the strategic direction for Citrix and day-to-day leadership, while the Chairperson of our Board provides guidance to our Chief Executive Officer and presides over meetings of the full Board. Thus, our Board believes that the current structure balances the need for our Chief Executive Officer to run Citrix on a day-to-day basis, with the benefit provided to us by significant involvement of an independent member of our Board.

EXECUTIVE SESSIONS OF INDEPENDENT DIRECTORS

Executive sessions of the independent directors are held at least four times a year following regularly scheduled in-person meetings of our Board. Executive sessions do not include Mr. Templeton, and the Chairperson of our Board is responsible for chairing the executive sessions.

EXECUTIVE SUCCESSION PLANNING AND FORMATION OF SEARCH COMMITTEE

Our Board reviews our executive succession planning at least annually. Among other things, our Board analyzes the assumptions, processes and strategy for various succession events , including a Chief Executive Officer succession event, and reviews potential internal successor candidates.

In February 2014, Mark Templeton announced his intention to retire within the next year, subject to naming his successor. In connection with Mr. Templeton’s retirement and consistent with our existing succession planning process, our Board established a Search Committee to commence a search for a new Chief Executive Officer. In fulfilling its role, the Search Committee has retained Heidrick and Struggles, a leading professional services firm that provides executive search services, to help develop selection criteria, review candidates, conduct due diligence on qualified internal and external candidates and report to the Board regarding the status of the search for our next Chief Executive Officer.

12	CITRIX SYSTEMS, INC. | 2014 PROXY STATEMENT

CONSIDERATIONS GOVERNING DIRECTOR NOMINATIONS

Director Qualifications

The Nominating and Corporate Governance Committee of our Board is responsible for reviewing with the Board from time to time the appropriate qualities, skills and characteristics desired of members of the Board in the context of the needs of the business and current make-up of our Board. This assessment includes consideration of the following minimum qualifications that the Nominating and Corporate Governance Committee believes must be met by all directors:

  directors must be of the highest ethical character and share the values of Citrix as reflected in our Code of Business Conduct;

  directors must have reputations, both personal and professional, consistent with our image and reputation;

  directors must have a commitment to enhancing stockholder value and representing the long-term interests of our stockholders as a whole, not just one particular constituency;

  directors must have the ability to exercise sound business judgment based on an objective perspective;

  directors must have substantial business or professional experience in areas that are relevant to our business and be able to offer meaningful advice and guidance to our management based on that experience; and

  directors must have received a bachelor’s degree from a qualified institution.

The Nominating and Corporate Governance Committee also may consider numerous other qualities, skills and characteristics when evaluating director nominees, such as:

  an understanding of and experience in software, hardware or services, technology, accounting, governance, finance and/or marketing;

  leadership experience with public companies or other major complex organizations;

  experience on another public company board; and

  the specific needs of our Board and the Committees of our Board at that time.

Neither the Nominating and Corporate Governance Committee nor the Board has a policy mandating diversity in the selection of director nominees. However,

both may, and typically do, consider the diversity of background and experience of a director nominee in the context of the overall composition of the Board at that time. In general, the Nominating and Corporate Governance Committee seeks director nominees with the talents and backgrounds that provide the Board with an appropriate mix of knowledge, skills and experience for the needs of our business. The Nominating and Corporate Governance Committee and the Board discuss the composition of directors on our Board, including diversity of background and experience, as part of the annual Board evaluation process.

Process for Identifying and Evaluating Director Nominees

Our Board delegates the selection and nomination process to the Nominating and Corporate Governance Committee, with the expectation that other members of the Board, and of management, will be requested to take part in the process as appropriate. Generally, the Nominating and Corporate Governance Committee identifies candidates for director nominees in consultation with management, through the use of search firms or other advisors, through the recommendations submitted by stockholders or through such other methods as the Nominating and Corporate Governance Committee deems to be helpful to identify candidates. Once candidates have been identified, the Nominating and Corporate Governance Committee confirms that the candidates meet all of the minimum qualifications for director nominees established by the Nominating and Corporate Governance Committee.

The Nominating and Corporate Governance Committee may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks or any other means that the Nominating and Corporate Governance Committee deems to be helpful in the evaluation process. The Nominating and Corporate Governance Committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of our Board. Based on the results of the evaluation process, the Nominating and Corporate Governance Committee recommends candidates for the Board’s approval as director nominees for election to our Board. The Nominating and Corporate Governance Committee also recommends candidates to the Board for appointment to the committees of the Board.

CITRIX SYSTEMS, INC. | 2014 PROXY STATEMENT	13

Procedures for Recommendation of Director Nominees by Stockholders

The Nominating and Corporate Governance Committee will consider director nominee candidates who are recommended by our stockholders. Stockholders, in submitting recommendations to the Nominating and Corporate Governance Committee for director nominee candidates, shall follow the procedures described below.

Generally, the Nominating and Corporate Governance Committee must receive any such recommendation for nomination not later than the close of business on the 120th day nor earlier than the close of business on the 150th day prior to the first anniversary of the date the proxy statement was delivered to stockholders in connection with our preceding year’s annual meeting.

All recommendations for nomination must be in writing and include the following:

  name and address of the stockholder making the recommendation, as they appear on our books and records, and of such record holder’s beneficial owner;

  number of shares of our capital stock that are owned beneficially and held of record by such stockholder and such beneficial owner;

  name of the individual recommended for consideration as a director nominee;

  all other information relating to the recommended candidate that would be required to be disclosed in solicitations of proxies for the election of directors or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including the recommended candidate’s written consent to being named in the proxy statement as a nominee and to serving as a director if approved by our Board and elected; and

  a written statement from the stockholder making the recommendation stating why such recommended candidate meets Citrix’s criteria and would be able to fulfill the duties of a director.

Nominations must be sent to the attention of our Secretary by one of the two methods listed below:

By U.S. mail (including courier or expedited delivery service) to:

       Citrix Systems, Inc.
       851 West Cypress Creek Road
       Fort Lauderdale, FL 33309
       Attn: Secretary of Citrix Systems, Inc.

By facsimile to: (954) 267-2862

       Attn: Secretary of Citrix Systems, Inc.

Our Secretary will promptly forward any such nominations to the Nominating and Corporate Governance Committee. As a requirement for being considered for nomination to our Board, a candidate will need to comply with the following minimum procedural requirements:

  a candidate must undergo a comprehensive private investigation background check by a qualified firm of our choosing;

  a candidate must complete a detailed questionnaire regarding his or her experience, background and independence; and

  a candidate must submit to our Board a statement to the effect that (1) if elected, he or she will tender promptly following his or her election an irrevocable resignation effective upon his or her failure to receive the required vote for re-election at the next meeting at which he or she would face re-election, and (2) upon acceptance of his or her resignation by our Board, in accordance with our Corporate Governance Guidelines, he or she shall resign as a member of the Board.

Once the Nominating and Corporate Governance Committee receives the nomination of a candidate and the candidate has complied with the minimum procedural requirements above, such candidacy will be evaluated and a recommendation with respect to such candidate will be delivered to our Board.

14	CITRIX SYSTEMS, INC. | 2014 PROXY STATEMENT

POLICY GOVERNING SECURITY HOLDER COMMUNICATIONS WITH OUR BOARD

Members of our management team regularly meet with security holders to discuss a broad range of topics, including our governance and compensation practices. In addition, our Board provides to every security holder the ability to communicate with the Board as a whole and with individual directors on the Board through an established process for security holder communication as follows:

  For communications directed to our Board as a whole, security holders may send such communications to the attention of the Chairperson of the Board by one of the two methods listed below:

By U.S. mail (including courier or expedited delivery service) to:

Citrix Systems, Inc.
851 West Cypress Creek Road
Fort Lauderdale, FL 33309
Attn: Chairperson of the Board of Directors, c/o Secretary

By facsimile to: (954) 267-2862

Attn: Chairperson of the Board of Directors, c/o Secretary

  For security holder communications directed to an individual director in his or her capacity as a member of our Board, security holders may send such communications to the attention of the individual director by one of the two methods listed below:

By U.S. mail (including courier or expedited delivery service) to:

Citrix Systems, Inc.
851 West Cypress Creek Road
Fort Lauderdale, FL 33309 Attn: [Name of the director],
c/o Secretary

By facsimile to: (954) 267-2862

Attn: [Name of the director], c/o Secretary

We will forward any such security holder communication to the Chairperson of the Board, as a representative of the Board, or to the director to whom the communication is addressed, on a periodic basis. We will forward such communications by certified U.S. mail to an address specified by each director and the Chairperson of the Board for such purposes or by secure electronic transmission.

POLICY GOVERNING DIRECTOR ATTENDANCE AT ANNUAL MEETINGS OF STOCKHOLDERS

We conduct an annual meeting of stockholders, and all directors are offered the opportunity to attend at our expense. Two members of our Board of Directors attended our annual meeting of stockholders held in 2013.

BOARD EVALUATION PROGRAM

Our Board annually undertakes a formal evaluation process consisting of an overall Board evaluation, committee evaluations, and peer evaluations by each member. As part of the evaluation process, our Board assesses its structure, processes, culture and effectiveness. The evaluation process also includes consideration of the appropriate Board size, committee composition and the technical, business and organizational skills that may be required of future Board members.

CODE OF ETHICS

We have adopted a “code of ethics,” as defined by regulations promulgated under the Securities Act of 1933, as amended, and the Exchange Act, which we refer to as our Code of Business Conduct and which applies to all of our directors and employees worldwide, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A current copy of our Code of Business Conduct is available in the Corporate Governance section of our website at http://www.citrix.com/about/governance.html.

A copy of our Code of Business Conduct may also be obtained, free of charge, upon a request directed to: Citrix Systems, Inc., 851 West Cypress Creek Road, Fort Lauderdale, Florida 33309, Attention: Investor Relations. We intend to disclose any amendment to or waiver of a provision of our Code of Business Conduct, to the extent required by rules and regulations, that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, by posting such information on our website, available at http://www.citrix.com/about/governance.html.

For more corporate governance information, you are invited to access the Corporate Governance section of our website available at http://www.citrix.com/about/governance.html.

CITRIX SYSTEMS, INC. | 2014 PROXY STATEMENT	15

RISK OVERSIGHT

Assessing and managing risk is the responsibility of Citrix’s management. Our Board oversees and reviews certain aspects of our risk management efforts. Our Board is involved in risk oversight through direct decision-making authority with respect to significant matters and the oversight of management by the Board and its committees. Among other areas, the Board is directly involved in overseeing risks related to our overall corporate strategy, including product, go-to-market and sales strategy, executive officer succession, IT security, business continuity, crisis preparedness and competitive and reputational risks.

The committees of the Board execute their oversight responsibility for risk management as follows:

  The Audit Committee has responsibility for overseeing our internal financial and accounting controls, work performed by our independent registered public accounting firm and our internal audit function. As part of its oversight function, the Audit Committee regularly discusses with management and our independent registered public accounting firm our major financial and controls-related risk exposures and steps that management has taken to monitor and control such exposures. In addition, we have, under the supervision of the Audit Committee, established procedures available to all employees for the anonymous and confidential submission of complaints relating to any matter to encourage employees to report questionable activities directly to our senior management and the Audit Committee.

  The Finance Committee is responsible for overseeing risks related to our investments, financing activities and world-wide insurance programs.

  The Compensation Committee is responsible for overseeing risks related to our cash and equity-based compensation programs and practices as well as for evaluating whether our compensation plans encourage participants to take excessive risks that are reasonably likely to have a material adverse effect on Citrix. For a detailed discussion of our efforts to manage compensation related risks, see Compensation Related Risk Assessment below.

  The Nominating and Corporate Governance
  Committee is responsible for overseeing risks related to the composition and structure of our Board and its committees and our corporate governance. In this regard, the Nominating and Corporate Governance Committee conducts an annual evaluation of the Board and its committees, plans for Board member and executive officer succession and reviews transactions between Citrix and our officers, directors, affiliates of officers and directors, or other related parties for conflicts of interest.

  The Strategy Committee is responsible for overseeing risks related to our significant strategic transactions, including mergers and acquisitions and licensing transactions.

Currently, the roles of Chairperson of the Board and Chief Executive Officer are held by separate individuals. We believe that this leadership structure helps facilitate the Board’s risk oversight function. For example, our Chief Executive Officer, in his dual role as the member of management responsible for setting the overall strategic direction of Citrix and as a member of the Board, can provide valuable insight to the Board concerning the strategic risks facing Citrix while our independent Chairperson provides independent leadership of the Board’s risk oversight responsibilities.

We maintain a risk management program to identify, scope, communicate and manage risks across Citrix. Our Internal Audit team facilitates the program through a cross-functional committee acting with executive sponsorship. The committee’s key functions are to assess and prioritize risks that we face and to monitor certain of our risk management programs. The Audit Committee receives a report concerning our risk management efforts on an annual basis.

COMPENSATION RELATED RISK ASSESSMENT

We believe that our executive and employee compensation plans are appropriately structured so as not to incent excessive risk taking and are not reasonably likely to have a material adverse effect on our business. In particular, the Compensation Committee considered the following aspects of our compensation plans and policies when evaluating these areas:

  Our base salary component of compensation does not encourage risk taking because it is a fixed amount.

  Our Board annually approves a corporate operating plan with goals that it believes are appropriate and reasonable in light of past performance and current

16	CITRIX SYSTEMS, INC. | 2014 PROXY STATEMENT

  market conditions. Our annual operating plan is the basis for the performance targets in our annual variable cash compensation plans.

  For our executive variable cash compensation plans, awards are based on the achievement of at least two objective performance measures, thus diversifying the risk associated with any single indicator of performance.

  For our variable cash compensation plans, we select performance measures that we believe are less susceptible to manipulation (for example, non-GAAP operating income) than other performance measures that we could select (for example, non-GAAP earnings per share).

  We model amounts payable under proposed variable cash compensation plan structures against various scenarios and assess those payouts as a percentage of non-GAAP earnings per share, non-GAAP corporate operating income and other variables.

  All of our executive and corporate variable cash compensation plans are capped at 200% of target awards so as to prevent award payments in excess of specific returns to the business and our stockholders, even if we dramatically exceed our performance or financial targets.

  Assuming achievement of a threshold level of performance, payouts under our performance-based plans if target performance metrics are not achieved result in some compensation at levels below full target achievement, rather than an “all-or-nothing” approach, which could engender excessive risk taking.

  We have implemented a market performance – based restricted stock unit program, which awards our executives with restricted stock units based on the total return to our stockholders over a three-year period compared to the return on the Nasdaq Composite Total Return Index, thereby providing executives with strong incentives to increase stockholder value over the long-term. This program is capped at 200% of target awards to prevent excessive compensation even if we dramatically outperform the Index, and the awards fully vest only at the end of the three-year performance period.

  The Compensation Committee, or in the case of our President and Chief Executive Officer, the independent members of our Board, determine achievement levels under our variable cash compensation plan and performance-vesting restricted stock unit awards after reviewing the company’s performance.

  Our executive stock ownership policy requires executives to hold significant levels of stock, which aligns an appropriate portion of their personal wealth to our long-term performance.

CITRIX SYSTEMS, INC. | 2014 PROXY STATEMENT	17

Our Board of Directors and Its Committees

BOARD OF DIRECTORS

Our Board met 12 times during the year ended December 31, 2013. Each of the directors attended at least 75% of the aggregate of the total number of meetings of our Board and the total number of meetings of all committees of our Board on which he or she served during fiscal 2013, except for Mr. Templeton who attended eight of 12 (or 67%) of such meetings. Mr. Templeton attended all meetings of the Board during the year prior to his decision to take a temporary leave of absence in 2013. As disclosed in our Current Report on Form 8-K filed with the SEC of October 16, 2013, Mr. Templeton’s leave of absence stemmed from a death in his immediate family in 2013. Our Board has standing Audit, Compensation, Finance, Nominating and Corporate Governance and Strategy committees. The Board also formed a Search Committee in connection with Mark Templeton’s forthcoming retirement as described below in more detail. Each of the Audit, Compensation, Finance, Nominating and Corporate Governance and Strategy committees have a written charter that has been approved by the Board. Each committee reviews the appropriateness of its charter at least annually.

On May 7, 2013, the Board, based on the recommendation of the Nominating and Corporate Governance Committee, appointed Robert D. Daleo as a director of Citrix. Mr. Daleo was subsequently appointed to the Audit and Finance Committees based upon his professional background and areas of expertise.

AUDIT COMMITTEE

The Audit Committee currently consists of Messrs. Daleo, Demo (Chair), Dow, Hirji and Sullivan. Each of Messrs. Demo, Dow, Hirji and Sullivan served on the Audit Committee throughout 2013 and Mr. Daleo was appointed to the Audit Committee in October 2013. Our Board has determined that each member of the Audit Committee meets the independence requirements promulgated by Nasdaq and the SEC, including Rule 10A-3(b)(1) under the Exchange Act. In addition, our Board has determined that each member of the Audit Committee is financially literate and that each of Messrs. Demo and Daleo qualify as an “audit committee financial expert” under the rules of the SEC. Stockholders should understand that this designation is a disclosure requirement of the SEC related to Messrs. Demo’s and Daleo’s experience and understanding with respect to certain accounting and auditing matters. The designation does not impose upon Messrs. Demo and Daleo any duties, obligations or liabilities that are greater than those generally imposed on them as members of the Audit Committee and the Board, and their designations as audit committee financial experts pursuant to this SEC requirement does not affect the duties, obligations or liabilities of any other member of the Audit Committee or the Board.

The Audit Committee met nine times during the year ended December 31, 2013. The Audit Committee operates under a written charter adopted by our Board, a current copy of which is available in the Corporate Governance section of our website at http://www.citrix.com/about/governance.html.

As described more fully in its charter, the Audit Committee oversees our accounting and financial reporting processes, internal controls and audit functions. In fulfilling its role, the Audit Committee:

  reviews the financial reports and related disclosure provided by us to the SEC, our stockholders or the general public;

  reviews our internal financial and accounting controls;

  oversees the appointment, compensation, retention and work performed by any independent registered public accounting firms we engage;

  oversees procedures designed to improve the quality and reliability of the disclosure of our financial condition and results of operations;

  oversees our internal audit function;

  serves as the Qualified Legal Compliance Committee of Citrix in accordance with Section 307 of the Sarbanes-Oxley Act of 2002, and the related rules and regulations promulgated by the SEC;

  recommends, establishes and monitors procedures designed to facilitate (1) the receipt, retention and treatment of complaints relating to accounting, internal accounting controls or auditing matters, and (2) the receipt of confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters;

18	CITRIX SYSTEMS, INC. | 2014 PROXY STATEMENT

  engages advisors as necessary; and

  determines the funding from us that is necessary or appropriate to carry out the Audit Committee’s duties.

FINANCE COMMITTEE

The Finance Committee currently consists of Messrs. Daleo, Demo (Chair), Dow, Hirji and Sullivan. Each of Messrs. Demo, Dow, Hirji and Sullivan served on both the Finance Committee and the Audit Committee throughout 2013 and Mr. Daleo was appointed to the Finance Committee in October 2013.

Our Board has determined that each member of the Finance Committee meets the independence requirements promulgated by Nasdaq. Because the members of the Finance Committee serve on the Audit Committee, the Finance Committee met jointly with the Audit Committee four times during the year ended December 31, 2013. The Finance Committee operates under a written charter adopted by our Board, a current copy of which is available at the Corporate Governance section of our website at http://www.citrix.com/about/governance.html.

As described more fully in its charter, the Finance Committee advises the Board and, in certain instances, acts on behalf of our Board, on matters relating to our investment policies, financing activities and world-wide insurance programs.

COMPENSATION COMMITTEE

The Compensation Committee currently consists of Messrs. Bogan and Morin (Chair), and Ms. Caldwell, each of whom served on the Compensation Committee throughout 2013.

Our Board has determined that each of the members of the Compensation Committee is independent as defined by the Nasdaq rules. In addition, each member of the Compensation Committee is an “outside director” as defined in Section 162(m) of the Code, and is a “non-employee” director as defined under Section 16 of the Exchange Act. The Compensation Committee met five times during the year ended December 31, 2013. The Compensation Committee operates under a written charter adopted by our Board, a current copy of which is available in the Corporate Governance section of our website at http://www.citrix.com/about/governance.html.

As described more fully in its charter, the Compensation Committee is responsible for determining and making recommendations with respect to all forms of compensation to be granted to our executive officers and producing an annual report on executive compensation for inclusion in the proxy statement for our annual meeting of stockholders in accordance with applicable rules and regulations.

In fulfilling its role, the Compensation Committee also:

  reviews and makes recommendations to our management on company-wide compensation programs and practices;

  approves the salary, variable cash, equity-based and other compensation arrangements of our senior executive officers reporting directly to our President and Chief Executive Officer;

  recommends, subject to approval by the entire Board, the salary, variable cash, equity-based and other compensation arrangements of our President and Chief Executive Officer;

  appoints, retains, compensates, terminates and oversees the work of any independent experts, consultants and other advisers, reviews and approves the fees and retention terms for such experts, consultants and other advisers and considers at least annually the independence of such consultants;

  considers the independence of and potential conflicts of interests with compensation consultants, legal counsel or other advisors, including based on factors required to be considered by the SEC or Nasdaq;

  establishes policies and procedures for the grant of equity-based awards and periodically reviews our equity award grant policy;

  recommends, subject to approval by the entire Board, any equity-based plans and any material amendments to those plans;

  evaluates whether our compensation plans encourage participants to take excessive risks that are reasonably likely to have a material adverse effect on Citrix;

  evaluates our compensation philosophy and reviews actual compensation for consistency with our compensation philosophy;

  reviews and recommends for inclusion in our annual proxy statement the Compensation Discussion and Analysis section; and

  reviews and evaluates, on a periodic basis, our stock ownership guidelines for directors and executive officers and recommends any modifications to such guidelines to the Board for its approval.

CITRIX SYSTEMS, INC. | 2014 PROXY STATEMENT	19

The Compensation Committee has the authority to engage its own outside advisors, including experts in particular areas of compensation, as it determines appropriate, apart from counsel or advisors hired by management. In 2013, the Compensation Committee retained Radford Consulting, an independent compensation consultant, which we refer to as Radford, to assist the committee in evaluating the compensation of our executive officers and directors.

Our Corporate Governance Guidelines and the charter of the Compensation Committee provide that any independent compensation consultant, such as Radford, engaged by the Compensation Committee works for the Compensation Committee, not our management, with respect to executive and director compensation matters. Please read the Compensation Discussion and Analysis included in this Proxy Statement for additional information on the role of, and amounts paid to, Radford in the compensation review process.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

The Nominating and Corporate Governance Committee currently consists of Messrs. Bogan (Chair), Dow and Sullivan, each of whom served on the Nominating and Corporate Governance Committee throughout 2013.

Our Board has determined that each member of the Nominating and Corporate Governance Committee meets the independence requirements promulgated by Nasdaq. The Nominating and Corporate Governance Committee met four times during the year ended December 31, 2013. The Nominating and Corporate Governance Committee operates under a written charter adopted by our Board, a current copy of which is available at the Corporate Governance section of our website at http://www.citrix.com/about/governance.html.

As described more fully in its charter, the Nominating and Corporate Governance Committee:

  reviews and makes recommendations to our Board regarding the Board’s composition and structure;

  establishes criteria for membership on the Board and evaluates corporate policies relating to the recruitment of members of the Board;

  recommends to our Board the nominees for election or re-election as directors at our annual meeting of stockholders;

  reviews policies and procedures with respect to transactions between Citrix and our officers, directors, affiliates of officers and directors, or other related parties; and

  establishes, implements and monitors policies and processes regarding principles of corporate governance in order to assist the Board in complying with its fiduciary duties to us and our stockholders. As described above in the section entitled Procedures for Recommendation of Director Nominees by Stockholders, the Nominating and Corporate Governance Committee will consider nominees recommended by stockholders.

STRATEGY COMMITTEE

The Strategy Committee currently consists of Messrs. Bogan, Demo and Dow (Chair), each of whom served on the Strategy Committee throughout 2013.

Our Board has determined that each member of the Strategy Committee meets the independence requirements promulgated by Nasdaq. The Strategy Committee met two times during the year ended December 31, 2013. The Strategy Committee operates under a written charter adopted by our Board, a current copy of which is available at the Corporate Governance section of our website at http://www.citrix.com/about/governance.html.

As described more fully in its charter, the Strategy Committee is responsible for overseeing matters relating to potential mergers, acquisitions, divestitures and other key strategic transactions outside the ordinary course of our business.

In fulfilling its role, the Strategy Committee also:

  reviews, and provides guidance to management and our Board with respect to, our strategy for corporate strategic transactions;

  assists management and our Board with the review of proposals made by management for corporate strategic transactions, when and as appropriate;

  periodically reviews with management prospective candidates for corporate strategic transactions, when and as appropriate;

  reviews periodic reports from management on completed corporate strategic transactions;

20	CITRIX SYSTEMS, INC. | 2014 PROXY STATEMENT

  reviews, considers and makes recommendations to our Board regarding corporate strategic transactions having a transaction price as estimated by management to be greater than that delegated to management under any delegation of authority from our Board;

  provides periodic reports to our Board of any corporate strategic transactions being considered, or authorized and approved, by management;

  notifies the Nominating and Corporate Governance Committee of any conflict of interest or related party transaction that comes to the attention of the Committee in the exercise of its duties under the charter; and

  is authorized to appoint, retain, terminate and oversee the work of any advisors and approve such advisors’ fees and retention terms.

SEARCH COMMITTEE

As noted above, in February 2014, our Chief Executive Officer, Mark Templeton, announced his intention to retire, subject to naming his successor. In connection with Mr. Templeton’s retirement, our Board formed a Search Committee to lead the search process to identify our next Chief Executive Officer.

The Search Committee currently consists of Messrs. Bogan (Chair), Dow and Sullivan, each of whom have served on the Search Committee since its formation. The Search Committee did not meet during the year ended December 31, 2013.

In fulfilling its role, the Search Committee will:

  develop selection criteria;

  review internal and external candidates;

  conduct due diligence on qualified candidates; and

  report to the Board regarding the status of the search for our next Chief Executive Officer.

The Search Committee has retained Heidrick and Struggles to assist it with the succession process.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees the accounting and financial reporting processes of Citrix and the audits of the consolidated financial statements of Citrix on behalf of the Board of Directors. In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the audited consolidated financial statements in Citrix’s Annual Report on Form 10-K for the year ended December 31, 2013, and discussed with management the quality, not just the acceptability, of the accounting principles, the reasonableness of significant estimates and judgments, critical accounting policies and accounting estimates resulting from the application of these policies, and the substance and clarity of disclosures in the financial statements, and reviewed Citrix’s disclosure controls and procedures and internal control over financial reporting.

The Board of Directors has determined that each member of the Audit Committee meets the independence requirements promulgated by Nasdaq and the SEC, including Rule 10A-3(b)(1) under the Exchange Act. Messrs. Demo and Daleo each qualify as an “audit committee financial expert” under the rules of the SEC.

The Audit Committee has reviewed Citrix’s audited consolidated financial statements at December 31, 2013 and 2012 and for each of the years in the three-year period ended December 31, 2013 and has discussed them with both management and Ernst & Young. The Audit Committee also discussed with Ernst & Young the overall scope and plan for their annual audit for 2013. The Audit Committee met separately with Ernst & Young in its capacity as Citrix’s independent registered public accountants, with and without management present, to discuss the results of Ernst & Young’s procedures, its evaluations of Citrix’s internal control over financial reporting, and the overall quality of its financial reporting, as applicable.

CITRIX SYSTEMS, INC. | 2014 PROXY STATEMENT	21

The Audit Committee reviewed and discussed with Ernst & Young the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board, or PCAOB. In addition, the Audit Committee has reviewed the services provided by Ernst & Young and discussed with Ernst & Young its independence from management and Citrix, including the matters in the written disclosures and letter from independent accountants required by PCAOB Rule 3526 and considered the compatibility of non-audit services with the registered public accountants’ independence.

Based on the Audit Committee’s review of the financial statements and these reviews and discussions referred to above, it concluded that it would be reasonable to recommend, and on that basis did recommend, to the Board of Directors that the audited consolidated financial statements be included in Citrix’s Annual Report on Form 10-K for the year ended December 31, 2013.

No portion of this Audit Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, through any general statement incorporating by reference in its entirety the Proxy Statement in which this report appears, except to the extent that Citrix specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended.

Respectfully submitted by the Audit Committee,

Murray J. Demo (Chair)
Robert D. Daleo
Stephen M. Dow
Asiff S. Hirji
Godfrey R. Sullivan

22	CITRIX SYSTEMS, INC. | 2014 PROXY STATEMENT

Executive and Director Compensation

Compensation Discussion and Analysis

PURPOSE OF COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis provides comprehensive information about the 2013 compensation for the following executive officers (who we refer to as our Named Executive Officers):

  Mark B. Templeton, President and Chief Executive Officer

  David J. Henshall, Executive Vice President and Chief Financial Officer (and our Chief Operating Officer as of February 2014)

  Steve A. Daheb, Senior Vice President and Chief Marketing Officer

  Alvaro J. Monserrat, Senior Vice President, Sales and Services

  Sudhakar Ramakrishna, Senior Vice President and General Manager, Enterprise and Service Provider Division

OBJECTIVES OF OUR EXECUTIVE COMPENSATION
PROGRAMS

The compensation that we offer our executives is designed to reflect our principles of integrity, fairness and transparency – concepts that have continually underscored the design and delivery of the compensation opportunity at Citrix. We believe our compensation programs should emphasize sustainable corporate growth through a pay-for-performance orientation and a commitment to both operational and organizational execution. We also believe that lavish perquisites, excessive severance and bonuses unrelated to performance are inconsistent with our executive compensation principles. Furthermore, while the establishment of variable compensation targets for our executives necessarily involves judgment, the actual payouts against those targets are based on predetermined, objective financial criteria reflective of our annual operating plan or total stockholder return and indicative of positive business growth.

For more than a decade, the objectives of our executive compensation programs have been to:

  provide competitive compensation that attracts, retains and engages high-performing talent; and
  align the long-term interests of executives with those of our stockholders by linking a significant portion of total cash and equity compensation to company performance.

These objectives still hold true today and are reflected in the compensation decisions we made in 2013.

YEAR IN REVIEW

2013 Financial and Strategic Performance

Our financial performance for fiscal year 2013 resulted in our annual revenues increasing approximately 13% to $2.92 billion, as compared to $2.59 billion in the previous year. Net income for 2013 was $340 million, or $1.80 per diluted share, compared to $353 million, or $1.86 per diluted share, in 2012.

Among the strategic objectives that we accomplished in 2013 were the following:

  we generated $928 million of cash flow from operations, up 13% year over year;

  we returned $437 million to shareholders in the form of stock repurchases;

  we grew deferred revenue by 18% to $1.4 billion;

  we entered the Enterprise Mobility Management market with a differentiated solution for managing devices, applications and data;

  we grew our Networking and Cloud business 28% year over year, outpacing the market;

  we grew our cloud-based data sharing service over 60% year over year; and

  we completed a record number of $1 million-plus transactions.

Further, our balance sheet remains strong, with a cash and marketable securities balance at the end of 2013 of approximately $1.6 billion. All of this contributed to a total stockholder return of approximately 168% over the five-year period ended on December 31, 2013.

CITRIX SYSTEMS, INC. | 2014 PROXY STATEMENT	23

Comparison of Cumulative Five Year Total Return

2013 Compensation Planning

As in prior years, we followed our established annual process of compensation analysis and planning and full Board engagement in the evaluation and review of the compensation of our Chief Executive Officer. Further, coming-off a strong 2012 with 17% revenue growth, early in 2013 our Compensation Committee and Board established our executive compensation plans, including performance and payout targets. This included modeling and assessment of the structural design elements of our executive compensation program to ensure that we administer plans that engage and motivate our executives while providing suitable controls and protection for the business and our stockholders. In 2013, we again based payouts under our variable cash compensation program on objective financial targets emphasizing revenue achievement and operating efficiency. In addition, we retained payout slopes in our variable cash compensation program that appropriately reward overachievement and penalize underachievement. Consistent with our philosophy, we made no discretionary adjustments to our performance targets for our Chief Executive Officer or any other executive officer.

Our historical success and the unique skills of our executives in the new and meaningful mobile workstyles and cloud computing markets make our executives highly attractive candidates for roles at larger companies or more senior roles at smaller companies. Because of their unique skills and the highly competitive landscape of our industry for talent, in 2013 we modestly increased the total target cash compensation (the aggregate of base salary and variable cash compensation) of our Named Executive Officers by approximately 6.8% on average, other than Messrs. Daheb and Ramakrishna, who were new hires in 2013 and not eligible for an increase. These increases were determined based on each executive’s 2012 operational, financial and strategic accomplishments and an assessment of each executive’s overall performance. To further align the interests of our executives with those of our stockholders, and to encourage retention of our talent, we continue to provide a significant portion of our Named Executive Officer’s total compensation through performance-based elements that are closely tied to long-term company performance.

24	CITRIX SYSTEMS, INC. | 2014 PROXY STATEMENT

Our current executive compensation program is structured to align at least 50% of an executive’s annual compensation directly with company performance as depicted below.

Specifically, for 2013, we targeted our Chief Executive Officer and Named Executive Officers to have 11.1% and 13.7%, respectively, of their total compensation tied to actual corporate revenue and operating margin results and 39.8% and 36.3%, respectively, tied to ongoing three year spans of total shareholder return relative to industry peers. This results in increases or decreases in total compensation paid depending on our performance.

Consistent with our actual performance for 2013, awards under our variable cash compensation plan paid-out only 58.8% of its target variable cash compensation amount. This resulted in our Chief Executive Officer receiving 32.7% less variable cash compensation in 2013 than in 2012 with his total cash compensation falling 16.1%. For our other Named Executive Officers who were with Citrix in 2012, they received, on average, 31.9% less variable cash compensation in 2013 than in 2012 with their total cash compensation falling 11.6%.

Executive Recruitment

As announced in September 2012, Wes Wasson, our former Chief Marketing Officer, stepped down from his marketing leadership role and in 2013 Gordon Payne, our former Senior Vice President, Solutions, left Citrix. In connection with these departures, we transitioned leadership of our marketing organization and product divisions to new executives in 2013.

We were successful in recruiting highly qualified and experienced executives to fill these roles. To attract and retain these individuals, we awarded these new executives service-based restricted stock unit awards that vest over three years, which is consistent with market practice for executive new hires.

Steve Daheb, formerly Chief Marketing Officer and Senior Vice President of Blue Coat Systems, Inc., joined us as Senior Vice President and Chief Marketing Officer in January 2013. Mr. Daheb’s initial compensation package included a new hire award of 35,000 service-based restricted stock units. The Compensation Committee, with Radford’s assistance, considered benchmarking data for new hire equity awards and other compensation for Chief Marking Officer positions as well as Mr. Daheb’s compensation at his previous position when determining his compensation, including his new hire service-based restricted stock unit award.

Sudhakar Ramakrishna, formerly President of Products and Services at Polycom, Inc., joined us as Senior Vice President and General Manager, Enterprise and Service Provider Division in March 2013. Mr. Ramakrishna’s initial compensation package included a new hire award of 55,000 service-based restricted stock units. The Compensation Committee, with Radford’s assistance, considered benchmarking data for new hire equity awards and other compensation for similar senior vice president roles, Mr. Ramakrishna’s compensation at his previous position, as well as significant equity compensation that he forfeited when left his previous employer when determining his compensation including his new hire service-based restricted stock unit award.

Neither executive received any special or bonus cash compensation upon joining Citrix. Further, both Messrs. Daheb and Ramakrishna were provided a prorated variable cash award at the end of 2013 consistent with actual company performance results. During the annual compensation planning cycle that followed their commencement of employment with Citrix, both executives were provided a market performance-based award that was smaller than the new hire service-based awards to begin their participation in our performance-based equity plan. Each of Messrs. Daheb and Ramakrishna received 6,338 market performance-based restricted stock units at the end of March 2013.

CITRIX SYSTEMS, INC. | 2014 PROXY STATEMENT	25

Chief Executive Officer Transition

Beginning in October 2013, our President and Chief Executive Officer, Mark Templeton, was on a temporary leave of absence due to the death of a family member in June 2013. He returned as President and Chief Executive Officer in February 2014; and upon his return, announced his intention to retire within the next year, subject to his successor being named. Mr. Henshall, who served as Acting Chief Executive Officer during Mr. Templeton’s leave assumed significantly expanded responsibilities in connection with Mr. Templeton’s leave to ensure a continuity of leadership, operations and strategy. Mr. Henshall was promoted to Chief Operating Officer upon Mr. Templeton’s return and retained a portion of the executive responsibilities that he assumed during Mr. Templeton’s absence. Mr. Henshall also continued his role as Chief Financial Officer, with responsibility for our finance, accounting and information technology organizations.

In recognition of Mr. Henshall’s increased responsibility and duties as Acting Chief Executive Officer, while continuing his role as Chief Financial Officer, in 2014 the Board of Directors awarded Mr. Henshall a cash bonus of $500,000. In determining the amount of the cash bonus awarded to Mr. Henshall, the Compensation Committee and the Board considered benchmarking data of the compensation of chief executives of similar organizations and tenure, subtracted Mr. Henshall’s then current compensation as Chief Financial Officer, and took into account the time Mr. Henshall assumed additional responsibilities in connection with Mr. Templeton’s leave of absence.

ELEMENTS OF COMPENSATION

The elements of compensation that we use to accomplish our objectives include:

  base salary;

  variable cash compensation;

  equity-based long-term incentives; and

  benefits.

We considered each of these items in determining the individual compensation package for our executive officers.

As our organization grows, our pipeline of internal candidates for long term succession develops and as we recruit for talent, leadership and experience outside our organization, we will have differing levels of compensation among members of our executive leadership. Specifically, new Named Executive Officers and other senior executives joining in 2013 bring a range of experience across industry sectors, with innovative market management and leadership profiles. This, combined with the inherent differences in market values of roles found in the external marketplace for each of our Named Executive Officers, produces a range of compensation levels across our leadership ranks.

COMPENSATION EVALUATION PROCESSES AND CRITERIA

Evaluation Process

The compensation packages for our executive officers are reviewed by our Compensation Committee and include an analysis of all elements of compensation separately and in the aggregate. In 2013, Radford was retained as the Compensation Committee’s independent adviser to provide advisory services to aid the Compensation Committee in its oversight of executive compensation. In addition, our legal, finance and human resources departments support the Compensation Committee in its work and act in accordance with the direction given to them to administer our compensation programs.

Throughout 2013, the Compensation Committee held meetings with management, our human resources department and representatives of Radford to:

  review our compensation objectives;

  review the actual compensation of our executive officers for consistency with our objectives;

  analyze trends in executive compensation;

  assess our variable cash compensation structure, as well as the plan components and mechanics, to ensure an appropriate correlation between pay and performance with resulting compensation opportunities that balance returns to the business and our stockholders (this included, among other things, modeling amounts payable under proposed plan structures against various scenarios, and assessing those payouts as a percentage of non-GAAP earnings per share and non-GAAP corporate operating income and other variables);

  assess our equity-based awards programs against our objectives of executive engagement, retention and alignment with stockholder interests;

  benchmark our executive cash compensation and equity-based awards programs, and assess our pay versus performance against our peer group; and

26	CITRIX SYSTEMS, INC. | 2014 PROXY STATEMENT

  review recommendations for 2013 compensation for appropriateness relative to our compensation objectives.

Beginning in August 2012, and at several meetings throughout the first quarter of 2013, the Compensation Committee reviewed proposed compensation programs and packages for our executive officers for 2013, which were prepared by management and evaluated by our finance department for alignment with our operating plan. In March 2013, the Compensation Committee approved the proposed 2013 variable cash compensation plan, which we refer to as the Variable Cash Compensation Plan, and also approved individual compensation packages for our executive officers, and recommended to the Board of Directors a compensation package for our President and Chief Executive Officer. Thereafter, the recommendations of the Compensation Committee were reviewed with our Board of Directors.

In evaluating our 2013 executive compensation program, the Compensation Committee considered a number of factors as discussed above, including the stockholder advisory (“say-on-pay”) vote on our executive compensation for 2012, which was approved by nearly 97% of the votes cast. We will hold a say-on-pay vote on an annual basis until the next vote on the frequency of such stockholder advisory votes, which will occur no later than our 2017 annual meeting of Stockholders.

Evaluation Criteria

In determining the amount and mix of the target compensation elements, the Compensation Committee relies upon its judgment about the scope and strategic impact of each individual executive officer’s role. In setting final compensation targets for our executive officers in 2013, the Compensation Committee considered many factors, including:

  the performance and experience of each individual;

  the scope and strategic impact of the executive officer’s responsibilities;

  our past business and segment performance and future expectations;

  our long-term goals and strategies;

  difficulty in, and the cost of, replacing high performing leaders with in-demand skills;
  past compensation levels of each individual and of our executives as a group;

  relative levels of compensation among the officers;

  the amount of each compensation component in the context of the executive officer’s total compensation and other benefits;

  for each executive officer, other than our President and Chief Executive Officer, the evaluations and recommendations of our President and Chief Executive Officer and each executive officer’s self-evaluation; and

  the competitiveness of the compensation packages relative to the selected benchmarks as highlighted by the independent compensation consultant’s analysis.

ROLE OF THE INDEPENDENT COMPENSATION CONSULTANT

During 2013, Radford reported directly to the Compensation Committee for purposes of advising the Committee on executive compensation matters. The Compensation Committee provided Radford with preliminary instructions regarding the goals of our compensation program and the parameters of the competitive review of executive total direct compensation packages to be conducted by Radford. Radford was instructed to benchmark all components of compensation for all executive officer positions, including base salary, total target compensation (base salary plus variable cash compensation) and equity-based long-term incentive awards. The Compensation Committee also instructed Radford to review the public disclosure by our peer companies concerning their executive compensation practices and to review our internal compensation model and guidelines and compare them to our peer companies and actual compensation practices.

Throughout the fourth quarter of 2012 and the first quarter of 2013, Radford attended meetings of the Compensation Committee, both with and without members of management present, and interacted with members of our human resources department with respect to its assessment of the compensation packages of our executive officers. Once Radford, working in conjunction with our human resources department, completed its preliminary analysis of our executive compensation, their analysis was presented to the Compensation Committee and discussed the analysis at the Compensation Committee’s February and March 2013 meetings.

CITRIX SYSTEMS, INC. | 2014 PROXY STATEMENT	27

INDEPENDENCE OF COMPENSATION CONSULTANT

During 2013, our accounting department engaged Aon Consulting, an affiliate of Aon, Radford’s parent company, as a resource to assist us in determining the fair value of our market performance-based awards. Additionally, our treasury department retained Aon to serve as our broker of record for our world-wide insurance lines. Finally, our human resources department purchased commercially available compensation survey reports and a data application from Radford. The services purchased from Aon in 2013 were reviewed and approved by the Audit Committee of our Board of Directors, not the Compensation Committee. In total, fees paid to Aon during 2013 for services not related to Radford’s work with our Compensation Committee were approximately $386,910. Fees paid to Radford during 2013 for services related to recommending the amount and form of executive and director compensation were approximately $45,000.

In assessing Radford’s independence, the Compensation Committee considered the fees paid to Radford and Aon and our policy on independence of the Compensation Committee’s consultant and other advisers, which is contained in our Corporate Governance Guidelines and the Compensation Committee’s charter. As specified in our Corporate Governance Guidelines and Compensation Committee Charter, the Compensation Committee also considered six independence factors as required by Nasdaq and the SEC, which are specified in the following table. After analyzing each of these factors indicated in the folowing table and our policy on independence relative to Radford’s engagement, the Compensation Committee concluded that Radford is independent.

Independence Factor	Information Considered
Other services provided to Citrix by Radford	None other than services described in the preceding paragraphs.
Citrix fees received by Radford, as a percentage of Aon’s total revenue	Modest and represents less than 0.0005% of Aon’s total revenue.
Radford’s policies and procedures that are designed to prevent conflicts of interest	Radford maintains a number of internal mechanisms and policies to ensure its ability to provide objective, third-party advice to its clients and avoid potential conflicts of interest.
Business or personal relationships between the Compensation Committee’s individual compensation adviser and members of the Compensation Committee

The Compensation Committee’s individual compensation adviser has no direct business or personal relationships with any member of the Compensation Committee. Radford has provided consulting services to three companies that are affiliated with members of the Compensation Committee.

Citrix stock owned by the Compensation Committee’s individual compensation adviser	The Compensation Committee’s individual compensation adviser does not directly own any Citrix stock.
Business or personal relationships between the Compensation Committee’s individual compensation adviser, or Radford, with a Citrix executive officer	The Compensation Committee’s individual compensation adviser has no direct business or personal relationship with any Citrix executive officer.

OUR USE OF BENCHMARKS AND PEER GROUP ANALYSIS

We annually conduct a competitive analysis of the compensation paid to our executive officers and review the compensation practices of our peer group and of the software industry overall. As in prior years, the analysis for 2013 measured our compensation opportunities for executives and actual compensation paid against information from the following sources:

  independent, commercially available surveys on executive compensation within the software industry, tailored to reflect our relative market capitalization and revenue, including:

  the Radford Global Technology Survey; and

  the Radford Global Sales Survey; and
  an internally-prepared benchmark analysis using commercially available survey data and information from publicly filed reports from a group of 16 peer technology companies, or the peer group, specifically identified by the Compensation Committee.

We annually evaluate the composition of our peer group and adjust the composition of our peer group for factors such as recent acquisitions of peer companies, new markets that we have entered or changes in the technology market landscape. In 2013, with assistance from Radford, we again focused on and slightly refined our peer group for 2013 to address the dynamics in the markets for talent in which we compete. Our peer group includes companies:

  that represent an appropriate range from a size and scope perspective;

28	CITRIX SYSTEMS, INC. | 2014 PROXY STATEMENT

  that operate in virtualization, cloud, Software-as-a-Service and networking markets; and

  with whom we compete for talent.

We believe that our peer group continues to be aligned with our strategic vision and positions us to attract, retain and engage high performing leaders. Moreover, our current peer group, with its inclusion of a full array of companies with whom we compete for talent, maintains

Citrix positioned at approximately the group median across key financial metrics we view as important in selecting a peer group.

The table below lists the companies in the 2013 peer group indicating the peers we believe to be best aligned with Citrix’s business (that is, representative of growth oriented, software-focused businesses) and those with whom we regularly compete for executive, managerial and technical talent.

Peer Group Comparison

Trademarks are the property of their respective owners.

(1)	Based on the closing stock price on December 31, 2013 and shares of common stock outstanding publicly-reported on or around December 31, 2013.
(2)	Fiscal year end data presented in the table above is for fiscal years ending in 2013.
(3)	Given the Citrix portfolio of products and services, our market sector spans SaaS, Cloud, Virtualization and Networking; and, therefore, we look to align our practices with select companies in these industry areas.
(4)	Based on 2013 data. At the time of the peer group selection in the fourth quarter of 2012, Citrix’s percentile rank was 49% for market cap, 49% for revenues, 51% for net income and 51% for number of employees.

CITRIX SYSTEMS, INC. | 2014 PROXY STATEMENT	29

Our peer group for 2013 positions Citrix at approximately the median of those financial metrics we view as important in selecting a peer group.

We use the peer group benchmarks as one of several factors that inform our judgment of appropriate compensation parameters for base salary, variable cash compensation and equity-based, long-term incentives. Our executive compensation decisions are made on a case-by-case basis, and specific benchmark results do not, in and of themselves, determine individual target compensation opportunities. For 2013, the total target cash compensation for our Named Executive Officers fell at approximately the median level of similar compensation peer group.

COMPONENTS OF COMPENSATION

Base Salary

As noted above, salary levels for our executive officers are based on many factors, including individual performance and experience, as well as an analysis of compensation data reported for similar positions and roles at companies in our peer group.

In 2013, based on the objectives of our executive compensation program, our evaluation criteria for individual performance, Citrix’s overall performance and other factors described above, the base salaries of our President and Chief Executive Officer, Executive Vice President and Chief Financial Officer and Senior Vice President, Sales and Services, were increased, effective April 1, 2013. Our Senior Vice President and Chief Marketing Officer and Senior Vice President and General Manager, Enterprise and Service Provider Division were not eligible for base salary increases since each joined Citrix during 2013. Accordingly, the base salaries for our Named Executive Officers for 2013 were as follows:

	2012 Base	2013 Base
	Salary	Salary	Increase
	($)	($)	(%)
President and Chief Executive Officer	890,000	900,000	1.1
Executive Vice President and Chief Financial Officer(1)	550,000	570,000	3.6
Senior Vice President and Chief Marketing Officer(2)	—	390,000	—
Senior Vice President, Sales and Services	455,000	500,000	9.9
Senior Vice President and General Manager, Enterprise and Service Provider Division(3)	—	435,000	—

(1)	Mr. Henshall was promoted to Chief Operating Officer, effective February 2014.
(2)	Mr. Daheb joined Citrix on January 2, 2013.
(3)	Mr. Ramakrishna joined Citrix on March 18, 2013.

Variable Cash Compensation

For 2013, our compensation evaluation processes resulted in target awards for our Named Executive Officers under our Variable Cash Compensation Plan that ranged from 70% to 120% of base salary, depending on the role of the executive and the other factors discussed above.

Our Compensation Committee oversees our Variable Cash Compensation Plan, with administrative tasks delegated to management. Consistent with the way we calculate and publicly report our financial results, the financial targets and attainment levels for variable cash compensation are adjusted to exclude certain GAAP measurements, including amortization of intangible assets primarily related to business combinations, non-cash charges associated with the expensing of equity-based compensation, the tax effects related to these items and any other items adjusted from our GAAP results in our reported earnings. In addition, the Compensation Committee and our Board of Directors retain the discretion to decrease or increase payouts to account for extraordinary circumstances and to balance the interests of the plan participants with the interests of our stockholders. In 2013, we did not adjust the resulting payouts under the Variable Cash Compensation Plan or our 2013 market performance-based restricted stock unit awards discussed below.

Participants in our Variable Cash Compensation Plan received variable cash compensation awards for 2013 based upon the achievement of objective financial goals, including targets based on reported revenue and non-GAAP corporate operating margin. We believe that, for an annual incentive program to be effective, it should be simple. Thus, we use a limited number of financial targets

30	CITRIX SYSTEMS, INC. | 2014 PROXY STATEMENT

that focus our executives on the key metrics underlying our strategic plan and align performance pay with strictly financial results.

To ensure the integrity of our operating plan, and to safeguard stockholder value, the payout levels under our Variable Cash Compensation Plan are designed to motivate performance that meets or exceeds our financial plan objectives while mitigating undue exposure for under-performance of these objectives. We rigorously test our plan design to ensure that the structure and possible outcomes do not create incentives for our executives to take unnecessary and excessive risks that would impact our long-term value.

Specifically, we model potential award payouts generated by various performance attainment levels against corporate goals for revenue, non-GAAP earnings per share and non-GAAP corporate operating margin. We also model the likely impact on stockholder value based on achieving all possible revenue, non-GAAP earnings per share and corporate operating margin targets. We summarize this analysis in a diagram (please see the graphic below) which shows plan payouts for any combination of revenue (the x axis in the graphic below) and non-GAAP corporate operating margin (the y axis in the graphic below) achievement. The dark gray area in the graphic below represents achievement which results in no payout under the Variable Cash Compensation Plan while the area of lightest gray represents the maximum payout under the plan of 200%. The medium gray rectangle in the middle of the graphic represents the area of actual plan attainment under our plans over the last several years resulting in the following payout percentages by year:

  2008 – 56.4%

  2009 – 103.6%

  2010 – 130.4%

  2011 – 97.7%

  2012 – 92.1%

  2013 – 58.8%

This modeling helps to inform threshold, target and maximum payout levels for the plan and ensures that awards, when viewed relative to non-GAAP earnings per share and corporate operating margin goals, are consistent with our overall operating plan for the year and provide the right balance of compensation to our executives for actual results versus returns to the business and our stockholders.

For 2013, each executive’s Variable Cash Compensation Plan award was based 100% on the achievement of financial targets established by the Compensation Committee, consistent with our annual operating plan. Our Variable Cash Compensation Plan weighted these financial components as follows:

  60% for achieving a reported revenue target of $3.155 billion; and

  40% for achieving a non-GAAP corporate operating margin target of 25.0%.

CITRIX SYSTEMS, INC. | 2014 PROXY STATEMENT	31

This represents a 22.6% increase in the revenue target when compared to the revenue target of $2.574 billion for the 2012 Variable Cash Compensation Plan. This also represents a 4.9% decrease in the operating margin target, which reflects the planned investments in our business necessary to achieve growth, scale and greater market share. Our Variable Cash Compensation Plan provided for a premium in the event of overachievement of targets, capped at 200% of the target payout amount, and a reduction in the event of underachievement of targets, depending on actual results. The following maximum performance amounts would have resulted in a payout of 200% of the target amount:

  achievement of reported revenue of $3.549 billion; and

  achievement of a non-GAAP corporate operating margin of 28.1%.

Our Variable Cash Compensation Plan also contained minimum performance requirements that needed to be met before any award could be earned, including:

  achievement of reported revenue of no less than $2.840 billion; and

  achievement of a non-GAAP corporate operating margin of no less than 22.5%.

In addition, no payouts could occur under our Variable Cash Compensation Plan if we achieved less than $2.98 of non-GAAP earnings per share in 2013.

When actual performance falls between the threshold and the target performance levels or between the target and maximum performance levels, payouts are calculated using a graduated slope to provide for the fair distribution of operating profit for overachievement and appropriate compensation reductions for underachievement, as applicable. Further, no incentive is payable under our variable cash plan unless at least 90% of our performance goal is achieved and awards payable at threshold performance are limited to 30% of any executive’s individual variable cash compensation. This payout structure recognizes that, in a business of this scale, while overachievement merits a greater reward, any underachievement should be penalized.

Target Cash Compensation Mix

Chief Executive Officer and Named Executive Officer compensation packages have the following target mix of cash compensation expressed both as a percentage of total targeted cash compensation and in dollars:

	Target Cash Compensation Mix
	($ and % of Total Target Cash Compensation)
			Target		Total
			Variable Cash		Target Cash
	Base Salary		Compensation		Compensation
	($)	(%)	($)	(%)	($)	(%)
President and Chief Executive Officer	900,000	45.5	1,080,000	54.5	1,980,000	100
Executive Vice President and Chief Financial Officer(1)	570,000	51.3	541,500	48.7	1,111,500	100
Senior Vice President and Chief Marketing Officer	390,000	58.8	273,000	41.2	663,000	100
Senior Vice President, Sales and Services	500,000	50.0	500,000	50.0	1,000,000	100
Senior Vice President and General Manager,
Enterprise and Service Provider Division	435,000	54.1	369,750	45.9	804,750	100

(1)	Mr. Henshall was promoted to Chief Operating Officer, effective February 2014.

Determination of Awards

Early in the first quarter of 2014, our Executive Vice President and Chief Financial Officer reviewed and approved the calculations of financial target attainment levels, which were based on, and consistent with, our publicly reported financial results for 2013, and the 2013 award amounts payable to executive officers that were generated by members of our human resources department in accordance with the terms of our Variable Cash Compensation Plan. At a meeting held in February 2014, our Compensation Committee approved (or, in the case of our Chief Executive Officer, recommended to the Board of Directors for approval) the payouts under our 2013 Variable Cash Compensation Plan, including approval of the following award calculations:

32	CITRIX SYSTEMS, INC. | 2014 PROXY STATEMENT

						Weighted
	Goal(1)	Actual	Attainment	Payout	Weighting	Payout
	(amounts are approximate due to rounding)
Revenue	$3.155 billion	$2.918 billion	92.5%	47.51%	60%	28.51%
Non-GAAP Operating Margin %	25.0%	24.13%	96.5%	75.63%	40%	30.25%
Total Weighted Payout %						58.76%

(1)	In addition, no payouts could occur under our Variable Cash Compensation Plan if we achieved less than $2.98 of non-GAAP earnings per share in 2013. Our non-GAAP earnings per share in 2013 was $3.02.

The table below summarizes the payments approved by our Compensation Committee (or, in the case of our Chief Executive Officer, approved by our Board of Directors) under our Variable Cash Compensation Plan compared to each executive’s target award for 2013. Each executive officer listed below received 58.8% of his target award for 2013. Mr. Ramakrishna’s award was prorated to reflect less than one full year of service. We paid each of these executive officers his variable cash compensation award in the first quarter of 2014.

	Target		Actual		Difference
	Variable Cash		Variable Cash		between Actual
	Compensation		Compensation		and Target
	Award		Award Paid		Awards
	($)		($)		($)
President and Chief Executive Officer	1,080,000		634,608		(445,392)
Executive Vice President and Chief Financial Officer(1)	541,500		318,185		(223,315)
Senior Vice President and Chief Marketing Officer	273,000		160,415		(112,585)
Senior Vice President, Sales and Services	500,000		293,800		(206,200)
Senior Vice President and General Manager,
Enterprise and Service Provider Division	292,761	(2)	172,026	(2)	(120,735)

(1)	Mr. Henshall was promoted to Chief Operating Officer, effective February 2014.
(2)	Mr. Ramakrishna’s target and actual variable cash awards were prorated to reflect less than one full year of service.

Equity-Based Long-Term Incentives

The purpose of our equity-based long-term incentives is to attract, retain and engage high performing leaders, further align employee and stockholder interests, and continue to closely link executive compensation with company performance, including against the market. Our equity-based long-term incentive program is an essential component of the total compensation package offered to our executives, reflecting the importance that we place on motivating and rewarding superior results with long-term and performance-based incentives.

Approach to Equity-Based Awards

Since 2012, our annual equity grant program consists entirely of restricted stock units. Further, consistent with a growing percentage of our peer group, we shifted our portfolio of equity awards granted to executive officers to a mix of just two equity elements, half of which are tied to long-term total stockholder return. Specifically, beginning in 2012, our equity-based long-term incentive program consists of 50% market performance-based restricted stock units tied to achievement of total stockholder return metrics against a selected comparator index and 50% service-based restricted stock units. Our executive’s compensation portfolio, including equity awards, consists of a higher percentage of awards tied to objective financial measures than is the case in the compensation portfolios of most of our peer group companies.

The exclusive use of restricted stock units furthers our goals of reducing dilution, burn rate and overhang by reducing the number of shares of our common stock subject to equity-based awards while continuing to provide incentive for our high performers to remain with us and continue to perform at a high level. Also, the inclusion of market performance-based restricted stock units based on the achievement of total return to our stockholders over a three-year period compared to the return of the chosen comparator index places an even stronger emphasis on performance, which underscores our

CITRIX SYSTEMS, INC. | 2014 PROXY STATEMENT	33

focus on growth. We believe that this equity mix aligns our executives’ interests with those of our stockholders since our executives must return value to our stockholders over the long-term before half of their awards are released.

Equity-Based Award Grant Levels

When establishing equity grant levels for our executive officers, the Compensation Committee considers the existing value of vested and unvested stock option and restricted stock unit ownership among the executive officers relative to each other and to our employees as a whole, previous grants of equity-based awards to our executive officers, our overhang of equity-based awards and targeted burn rates for equity-based awards and the vesting schedules of previously granted equity-based awards, as well as the various other factors described above. While our Compensation Committee is aware of the accounting costs of equity-based awards, that in itself is only one of several factors in determining individual equity-based awards. Further, annual equity awards for the Chief Executive Officer and each Named Executive Officer reflect the market competitive value for his or her respective role, the relative level of impact the executive has on company performance, current and prospective performance of the executive in such role, and an assessment of the individual’s retention risk. Consistent with our past methodology, award levels for 2013 were set using an estimated value of Citrix stock based upon an average of the last 30 trading days in 2012.

Restricted Stock Unit Awards

Pursuant to the 2005 Plan, we may grant executive officers various types of awards, including market performance-based restricted stock units and service-based restricted stock units. Once vested, each restricted stock unit represents the right to receive one share of our common stock.

Market Performance-Based Awards

Our market performance-based awards in the portfolio of annual grants have the following design elements:

  awards are tied to long-term performance against a comparator index;

  a payout curve that is based upon the percentage point difference of our return and the comparator index return;

  3-year performance cycles with no interim payouts; and

  full vesting of achieved awards at the end of the 3-year performance period.

These design elements were crafted because we believe that measuring performance over a multiple year period based on a total return to our stockholders closely aligns our executives’ objectives with those of our stockholders in the long term, while furthering our retention objectives.

When determining the comparator index against which the market performance-based awards would be measured, we chose to measure ourselves against the index with the strongest statistical correlation to our stock performance, since a higher correlation means better alignment of program payout with company performance. Further, a higher correlation minimizes the likelihood of a payout at the extreme ends of the payout curve. Using Radford’s PeerPicker technology, we analyzed over 6,000 publicly traded company stocks and indices to return the most highly-correlated to our stock over the prior three years. The results of this analysis showed that the Nasdaq Composite Total Return Index, or the XCMP, had the highest correlation.

Therefore, for the market performance-based awards, attainment levels are based on our total return to stockholders over a three-year performance period compared to the return of the XCMP. In the case of the market performance-based awards granted in 2013, the performance period is the three-year period ending on December 31, 2015.

The payout curve for our market performance-based awards is based upon the percentage point difference of our return and the XCMP total stockholder return. The following chart depicts the payout curve used for the market performance-based restricted stock units.

Percentage Point	Percentage of
Differential	Target Award Vested
40% or higher	200%
0%	100%
-20%	50%
<-20%	0

We took extra precautions to limit payouts in the event our return is negative and limited awards in that case. Accordingly, in the event that our return is negative, but we achieve a percentage point differential at or above zero, only 75% of the target award will be payable. If our return is positive and meets or exceeds the XCMP, the number of non-vested stock units issued will be based on interpolation, with the maximum number of non-vested

34	CITRIX SYSTEMS, INC. | 2014 PROXY STATEMENT

stock units issuable pursuant to the award capped at 200% of the target number of non-vested stock units set forth in the award agreement if our return exceeds the indexed return by 40% points or more. If our return over the performance period is positive but underperforms the XCMP, a number of non-vested stock units will be issued, below the target award, based on interpolation. No non-vested stock units, however, will be issued if our return underperforms the XCMP by more than 20% points over the performance period. The extent to which an executive will vest in the award, if at all, if he or she is not employed by us at the end of the performance period is dependent upon the timing and character of the termination as provided in the award agreement. The award will be 100% vested at the end of the performance period. If the performance period for the market-performance based awards we granted in 2012 and 2013 had ended on December 31, 2013 rather than at the end of the three year performance cycle for each award, no shares would have been paid under either award.

Service-Based Restricted Stock Awards

Further, consistent with our past practice, in March 2013, we also entered into restricted stock unit agreements with our executive officers for service-based restricted stock unit awards that were not subject to performance criteria and that vest over three years, with one-third of the units vesting on the first, second and third anniversaries of the date of the award agreement. Our Senior Vice President and Chief Marketing Officer and Senior Vice President and General Manager, Enterprise and Service Provider Division were not eligible to receive our annual service-based restricted stock unit awards because each joined Citrix in 2013. As previously discussed, each of Mr. Daheb and Mr. Ramakrishna received new hire service-based restricted stock unit awards upon joining Citrix. These new hire awards are reflected in the table below. The equity-based awards indicated in the table below for our President and Chief Executive Officer, Executive Vice President and Chief Financial Officer and Senior Vice President, Sales and Services reflect an equity portfolio mix of 50% market performance-based restricted stock units and 50% service-based restricted stock units.

The following table summarizes our 2013 equity-based awards to our Named Executive Officers:

	Market Performance-Based	Service-Based
	Restricted Stock Unit	Restricted Stock Unit
	Awards (#)(2)	Awards (#)
President and Chief Executive Officer	61,401	61,401
Executive Vice President and Chief Financial Officer(1)	27,729	27,729
Senior Vice President and Chief Marketing Officer	6,338	35,000	(3)
Senior Vice President, Sales and Services	21,391	21,391
Senior Vice President and General Manager,
Enterprise and Service Provider Division	6,338	55,000	(3)

(1)	Mr. Henshall was promoted to Chief Operating Officer, effective February 2014.
(2)	Reflects the target number of restricted stock units that our executive officers may earn under the terms of their 2013 market performance-based restricted stock unit agreements.
(3)	Reflects new hire service-based restricted stock unit awards.

CITRIX SYSTEMS, INC. | 2014 PROXY STATEMENT	35

Equity Award Grant Policy

In 2007, the Compensation Committee adopted the Citrix Equity Award Grant Policy, or the Awards Policy. The Awards Policy enhances our controls with respect to grants of equity awards by establishing procedures for approving and pre-determining the dates on which awards will be made. Pursuant to the Awards Policy, unless a different date is set by our Board of Directors or the Compensation Committee, annual grants of Full Value Awards are made on the last business day in March on or prior to March 30th. The Awards Policy also establishes fixed grant dates for new hire and performance grants. An employee’s eligibility to receive an award as of a particular, fixed grant date is subject to the time of the month in which the employee’s employment begins or promotion is effective or, if later, the date on which all documentation necessary for the approval of the grant is obtained. A copy of our Awards Policy is available on the Corporate Governance section of our website at http://www.citrix.com/about/governance.html under Governance Documents.

Executive Stock Ownership Guidelines

To align the interests of our executive officers with the interests of our stockholders, our Board has established stock ownership guidelines for our executive officers. Under our current guidelines, our Chief Executive Officer is expected to own at least 100,000 shares of our common stock, our Chief Financial Officer is expected to own at least 25,000 shares and each other executive officer is expected to own at least 20,000 shares of our common stock. Each of our executive officers is expected to hold such shares for so long as he or she is one of our executive officers. Unless an exception is approved by our Compensation Committee, executive officers are expected to meet these guidelines within four years of the date of his or her appointment as an executive officer. Failure to satisfy the stock holding guidelines when required to do so will result in suspension of an executive officer’s ability to sell shares of our common stock until the requisite ownership levels are reached. Our executive officers may accumulate shares of our common stock through stock option exercises, settlement of restricted stock units or other awards and open market purchases made in compliance with applicable securities laws, our policies or any other equity plans we may adopt from time to time. Shares of our common stock beneficially owned (unless the executive officer disclaims beneficial ownership of the shares) and vested restricted stock (including vested but deferred restricted stock units) count towards the satisfaction of the ownership guidelines.

Additionally, under our policies, our employees, including our executive officers, and directors are not permitted to engage in the following transactions with respect to our stock: sell short; buy or sell puts, calls or other derivatives of our common stock; buy our common stock on margin; hold our stock in an account that is, or is linked to, a margin account; or pledge our common stock as collateral for a loan.

Policy Regarding 10b5-1 Trading Plans

Under our policies, our directors and executive officers may not trade in Citrix stock unless pursuant to a trading plan that meets the requirements of the Securities and Exchange Commission’s Rule 10b5-1 and our additional policy requirements, unless an exception is approved by the Chair of our Nominating and Corporate Governance Committee. These additional policy requirements include:

36	CITRIX SYSTEMS, INC. | 2014 PROXY STATEMENT

  a prohibition on any trades earlier than 90 days after the trading plan is approved by Citrix;

  a prohibition on any adoption, cancellation, suspension, expansion or other modification to a trading plan during our quarterly earnings blackout periods; and

  a minimum one-year term unless the trading plan is exhausted earlier through sales of shares.

On a quarterly basis, we disclose Rule 10b5-1 trading plan adoptions and modifications by our directors and executive officers in our annual report on Form 10-K or quarterly reports on Form 10-Q.

POLICY REGARDING CHANGE IN CONTROL ARRANGEMENTS

It is our policy that we will not enter into any new agreements, or materially amend any existing agreements, with our executive officers that provide the executive officer with severance payments following a change in control, except in the case of a double-trigger termination event (that is, upon the termination of the executive’s employment without cause or for good reason following a change in control).

Benefits

Our executive officers participate in our broad-based employee benefit plans on the same terms as eligible, non-executive employees, subject to any legal limits on the amounts that may be contributed or paid by executive officers under these plans. We offer a stock purchase plan, under which our employees may purchase shares of our common stock at a 15% discount from the fair market value of our common stock on the last business day of the purchase period (determined by reference to the closing price of our common stock on such date), and a 401(k) plan, which allows our employees to invest in a wide array of funds on a pre-tax basis and which provides a matching contribution from our company. We also maintain insurance and other benefit plans for our employees. Our executive officers receive higher life, accidental death and dismemberment and disability insurance benefits than other employees, which reflects industry standards and their relative base salary levels. Our executive officers also receive reimbursement for annual health physicals. During 2013, we did not offer any non-qualified deferred compensation plans or supplemental retirement plans to our executives. For more information, please refer to the Summary Compensation Table and the Nonqualified Deferred Compensation Table below.

We have always limited the perquisites that are made available to our executives. Our executives are entitled to few benefits that are not otherwise available to all employees and generally provided to ensure comparable coverage levels for insurance and health care relative to market practice in our industry sector. In this regard, it should be noted that we do not provide pension arrangements or similar benefits to our executives or employees, other than a 401(k) program, in which all of our employees, including our executive officers, may participate and defined contribution plans required by applicable law in certain jurisdictions outside the United States, in which none of our Named Executive Officers participate.

CITRIX SYSTEMS, INC. | 2014 PROXY STATEMENT	37

Summary of Executive Compensation

The following table sets forth certain information with respect to compensation for the years ended December 31, 2013, 2012 and 2011 earned by or paid to our President and Chief Executive Officer, our Executive Vice President and Chief Financial Officer, and our three other most highly-compensated executive officers, referred to as our Named Executive Officers, as determined in accordance with applicable SEC rules.

SUMMARY COMPENSATION TABLE

								Non-Equity
					Stock		Option	Incentive Plan	All Other
Name and		Salary	Bonus		Awards		Awards	Compensation	Compensation		Total
Principal Position	Year	($)*	($)		($)(1)		($)(1)	($)	($)		($)
Mark B. Templeton	2013	897,500	—		9,951,874		—	634,608	24,051	(5)	11,508,033
President and Chief	2012	885,000	—		8,875,375		—	942,644	40,948		10,743,967
Executive Officer	2011	862,500	—		3,303,752		3,029,225	956,532	19,355		8,171,364
David J. Henshall	2013	565,000	500,000	(2)	4,494,316		—	318,185	15,520	(6)	5,893,021
Chief Operating Officer and	2012	537,500	—		4,079,136		—	481,223	15,316		5,113,175
Chief Financial Officer	2011	496,250	—		1,415,904		1,298,239	415,353	13,625		3,639,371
Steve A. Daheb(10)	2013	388,523	—		3,161,026	(3)	—	160,415	7,416	(7)	3,717,380
Senior Vice President and
Chief Marketing Officer
Alvaro J. Monserrat	2013	488,750	—		3,467,054		—	293,800	14,657	(8)	4,264,261
Senior Vice President,	2012	448,750	—		3,399,280		—	419,055	14,401		4,281,486
Sales and Services	2011	425,000	—		1,281,031		1,174,597	420,239	23,817		3,324,684
Sudhakar Ramakrishna(11)	2013	344,375	—		4,538,226	(4)	—	172,026	14,692	(9)	5,069,319
Senior Vice President and
General Manager, Enterprise
and Service Provider Division

*	Each year, our salary levels are determined during our first fiscal quarter and become effective April 1. The amounts represented in this table reflect salary actually paid during the fiscal year.
(1)	These amounts represent the aggregate grant date fair value of restricted stock unit and option awards in the year in which the grant was made. The assumptions we used for calculating the grant date fair value are set forth in Note 7 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013, which was filed with the SEC on February 20, 2014. These amounts do not represent the actual amounts paid to or realized by the executive for these awards during fiscal years 2013, 2012 or 2011, nor do these values represent the values used in our compensation planning process. The value as of the grant date for restricted stock unit awards is recognized over the number of days of service required for the grant to become vested. In the case of performance-based restricted stock units, the fair value is reported at 100% achievement. The fair value of awards at the maximum level of achievement for performance-based restricted stock units for 2013 is as follows: Mr. Templeton, $11,043,584; Mr. Henshall, $4,987,338; Mr. Daheb, $1,139,953; Mr. Monserrat, $3,847,386; and Mr. Ramakrishna, $1,139,953.
(2)	Reflects $500,000 cash bonus award to Mr. Henshall for his service as Acting Chief Executive Officer.
(3)	Includes 35,000 new hire service-based restricted stock units and 6,338 market-performance restricted stock units.
(4)	Includes 55,000 new hire service-based restricted stock units and 6,338 market-performance restricted stock units.
(5)	Includes 401(k) matches made by our company ($7,650), premiums for split-dollar life insurance and disability policies ($11,401), and the value of a company-covered physical examination available to each executive ($5,000).
(6)	Includes 401(k) matches made by our company ($7,650), premiums for split-dollar life insurance and disability policies ($2,870) and the value of a company-covered physical examination available to each executive ($5,000).

38	CITRIX SYSTEMS, INC. | 2014 PROXY STATEMENT

(7)	Includes premiums for split-dollar life insurance and disability policies ($2,416) and the value of a company-covered physical examination available to each executive ($5,000).
(8)	Includes 401(k) matches made by our company ($7,541), premiums for split-dollar life insurance and disability policies ($2,116) and the value of a company-covered physical examination available to each executive ($5,000).
(9)	Includes 401(k) matches made by our company ($6,797), premiums for split-dollar life insurance and disability policies ($2,895) and the value of a company-covered physical examination available to each executive ($5,000).
(10)	Mr. Daheb began his employment with Citrix in 2013 and therefore was not a named executive officer for the fiscal years ended December 31, 2011 and 2012.
(11)	Mr. Ramakrishna began his employment with Citrix in 2013 and therefore was not a named executive officer for the fiscal years ended December 31, 2011 and 2012.

CITRIX SYSTEMS, INC. | 2014 PROXY STATEMENT	39

Grants of Plan-Based Awards

The following table sets forth certain information with respect to grants of plan-based awards for the year ended December 31, 2013 to the Named Executive Officers. Grants of equity incentive plan awards to each Named Executive Officer were made pursuant to the 2005 Plan, and grants of non-equity incentive plan awards to each Named Executive Officer were made pursuant to our Variable Cash Compensation Plan. There can be no assurance that the Grant Date Fair Value of the Stock Awards listed below will ever be realized.

GRANTS OF PLAN-BASED AWARDS TABLE

									All
									Other
									Stock		All Other
									Awards:		Option		Grant
									Number		Awards:	Exercise	Date Fair
			Estimated Future Payouts			Estimated Future Payouts			of		Number of	or Base	Value of
		Comp.	Under Non-Equity			Under Equity Incentive			Shares		Securities	Price of	Stock and
		Comm.	Incentive Plan Awards			Plan Awards			of Stock		Underlying	Option	Option
	Grant	Action	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units		Options	Awards	Awards ($)
Name	Date	Date	($)	($)(1)	($)	(#)	(#)(2)	(#)	(#)		(#)	($/Sh)	(3)
Mark B. Templeton	3/29/13	3/1/13				30,700	61,401	122,802					5,521,792
	3/29/13	3/1/13							61,401				4,430,082
			324,000	1,080,000	2,160,000
David J. Henshall	3/29/13	3/1/13				13,864	27,729	55,458					2,493,669
	3/29/13	3/1/13							27,729				2,000,647
			162,450	541,500	1,083,000
Steve A. Daheb	3/29/13	3/1/13				3,169	6,338	12,676					569,976
	2/1/13	12/31/12							35,000	(4)			2,591,050
			81,900	273,000	546,000
Alvaro J. Monserrat	3/29/13	3/1/13				10,695	21,391	42,782					1,923,693
	3/29/13	3/1/13							21,391				1,543,361
			150,000	500,000	1,000,000
Sudhakar Ramakrishna	3/29/13	3/1/13				3,169	6,338	12,676					569,976
	3/29/13	2/8/13							55,000	(4)			3,968,250
			110,925	369,750	739,500

(1)	On February 12, 2014, the Compensation Committee determined that the reported revenue target was 92.5% attained and the non-GAAP corporate operating margin target was 96.5% attained, resulting in a payout of 58.8% and in the following variable cash compensation awards: Mr. Templeton received $634,608; Mr. Henshall received $318,185; Mr. Daheb received $160,415; Mr. Monserrat received $293,800; and Mr. Ramakrishna received $172,026. Mr. Ramakrishna’s award was prorated to reflect less than a full year of service. See the column labelled “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table included in this Proxy Statement.
(2)	The “Estimated Future Payouts Under Equity Incentive Plan Awards” columns represent the threshold, target and maximum number of restricted stock units that may vest pursuant to 2013 market performance-based restricted stock unit agreements. The attainment level under the awards will be based on the total return to stockholders compared to the return on the XCMP over the three-year performance period ending December 31, 2015.
(3)	The grant date fair value of awards in this column reflects the fair value of such awards, excluding estimated forfeitures. The assumptions we used for calculating the grant date fair value are set forth in Note 7 to the financial statements filed with our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, which was filed with the SEC on February 20, 2014. In the case of performance-based restricted stock units, the fair value is reported for the probable outcome after the three-year performance period, which for this purpose is 100% achievement.
(4)	Reflects new hire service-based restricted stock unit awards.

40	CITRIX SYSTEMS, INC. | 2014 PROXY STATEMENT

Discussion of Summary Compensation and Grants of Plan-Based Awards Tables

Our executive compensation policies and practices, pursuant to which the compensation set forth in the Summary Compensation Table and the Grants of Plan-Based Awards Table was paid or awarded, are described above under Compensation Discussion and Analysis. A description of the application of those policies and practices to each of the Named Executive Officers for the year ended December 31, 2013 is set forth below.

CASH COMPENSATION – BASE SALARY AND VARIABLE CASH COMPENSATION

President and Chief Executive Officer

As President and Chief Executive Officer, Mark Templeton is responsible for overseeing all of our corporate functions, product groups and divisions, go-to-market activities and the attainment of our revenue and profit goals. Working in concert with our Board of Directors, Mr. Templeton formulates current and long-term strategic plans and objectives and represented us in relations with our customers and the business and non-business communities.

Based on a recommendation of the Compensation Committee, our Board of Directors determines compensation for our President and Chief Executive Officer using the same factors it uses for other executives, placing relatively less emphasis on base salary and, instead, creating greater market performance-based opportunities through equity-based long-term and variable cash compensation. In assessing the compensation paid to Mr. Templeton, the Compensation Committee relies on both information from selected benchmarks and its judgment with respect to the factors described above.

In addition, the Compensation Committee annually evaluates our Chief Executive Officer and holds meetings in executive session to assess his performance. Following an assessment of Mr. Templeton’s performance, the Compensation Committee reviews the total compensation package for Mr. Templeton, including base salary, variable cash compensation and equity-based compensation.

As discussed above, effective April 1, 2013, Mr. Templeton’s annual base salary was increased from $890,000 to $900,000. As a result of his annual base salary, in 2013, Mr. Templeton received base salary compensation of $897,500.

For 2013, Mr. Templeton’s target variable cash compensation award as a percentage of base salary increased to 120% of his base salary compared to 115% in 2012. This balance between base compensation and Mr. Templeton’s target variable cash compensation award is consistent with our objective of placing relatively more emphasis on variable cash compensation for our President and Chief Executive Officer to ensure close alignment of his interests with the interests of our stockholders.

Mr. Templeton was awarded variable cash compensation of $634,608 in accordance with our 2013 Variable Cash Compensation Plan, a decrease from his 2012 award of $942,644. This 32.7% decrease in Mr. Templeton’s 2013 variable cash compensation is due to our 2013 operational performance against the performance targets of our 2013 Variable Cash Compensation Plan, which led to a 58.8% payout of Mr. Templeton’s target variable cash compensation award compared to a 92.1% payout in 2012.

Due to a death in his immediate family in June 2013, Mr. Templeton was on a leave of absence beginning in October 2013. He returned in February 2014; and upon his return, announced his intention to retire within the next year, subject to his successor being named.

Executive Vice President, Chief Operating Officer and Chief Financial Officer

As Executive Vice President, Chief Financial Officer and now as Chief Operating Officer, David Henshall is responsible for overseeing our relations with our investors, budgeting and planning, financial accounting, operations, tax, treasury, information technology and security, and supply chain management. Mr. Henshall is also responsible for our overall financial strategy and works closely with our President and Chief Executive Officer to drive our overall growth and stockholder returns. During Mr. Templeton’s leave of absence, Mr. Henshall served as Acting Chief Executive Officer and among other things, was responsible for working with and leading our executive leadership team. Mr. Henshall will continue leading the executive leadership team as Chief Operating Officer. As discussed above, effective April 1, 2013, Mr. Henshall’s annual base salary was increased from $550,000 to $570,000. As a result, in 2013, Mr. Henshall received base salary compensation of $565,000.

CITRIX SYSTEMS, INC. | 2014 PROXY STATEMENT	41

For 2013, Mr. Henshall’s target variable cash compensation award as a percentage of base salary remained at 95% of his base salary, the same level as was set in 2012, as compared to 85% in 2011.

For 2013, Mr. Henshall was awarded variable cash compensation of $318,185 in accordance with our 2013 Variable Cash Compensation Plan, a decrease from his 2012 award of $481,223. This 33.9% decrease in Mr. Henshall’s 2013 variable cash compensation is due to our 2013 operational performance against the performance targets of our 2013 Variable Cash Compensation Plan, which led to a 58.8% payout of Mr. Henshall’s target variable cash compensation award compared to a 92.1% payout in 2012.

Also for 2013, in recognition of Mr. Henshall’s increased responsibility and duties as Acting Chief Executive Officer, while continuing his role as Chief Financial Officer during Mark Templeton’s leave of absence, the Compensation Committee awarded Mr. Henshall a cash bonus of $500,000.

Senior Vice President and Chief Marketing Officer

As Senior Vice President and Chief Marketing Officer, Steve A. Daheb is responsible for overseeing our worldwide marketing efforts. Mr. Daheb joined us in January 2013 and his annual base salary for 2013 was $390,000. As a result, in 2013, Mr. Daheb received base salary compensation of $388,523. As noted above, the Compensation Committee considered benchmarking data for compensation of similar Chief Marking Officer roles as well as Mr. Daheb’s compensation at his previous position when determining his compensation.

For 2013, Mr. Daheb’s target variable cash compensation award as a percentage of base salary was set at 70% of his base salary.

For 2013, Mr. Daheb was awarded variable cash compensation of $160,415 in accordance with our 2013 Variable Cash Compensation Plan, which represents a 58.8% payout of Mr. Daheb’s target variable cash compensation award.

Also for 2013, upon joining Citrix, as a new hire award, Mr. Daheb was granted 35,000 service-based restricted stock units that vest over three years, with one-third of the units vesting on the first, second and third anniversaries of the date of the award agreement.

Senior Vice President, Sales and Services

As Senior Vice President of our Sales and Services Division, Alvaro Monserrat is responsible for our worldwide sales and services efforts and our channel and distribution network. As discussed above, effective April 1, 2013, Mr. Monserrat’s annual base salary was increased from $455,000 to $500,000. As a result, in 2013, Mr. Monserrat received base salary compensation of $488,750.

For 2013, Mr. Monserrat’s target variable cash compensation award as a percentage of base salary remained at 100% of his base salary, the same level as was set in 2012 and 2011.

For 2013, Mr. Monserrat was awarded variable cash compensation of $293,800 in accordance with our 2013 Variable Cash Compensation Plan, a decrease from his 2012 award of $419,055. This 29.9% decrease in Mr. Monserrat’s 2013 variable cash compensation is due to our 2013 operational performance against the performance targets of our 2013 Variable Cash Compensation Plan, which led to a 58.8% payout of Mr. Monserrat’s target variable cash compensation award compared to a 92.1% payout in 2012.

Senior Vice President and General Manager, Enterprise and Service Provider Division

As Senior Vice President and General Manager of our Enterprise and Service Provider Division, Sudhakar Ramakrishna is responsible for overseeing the strategy and execution of our virtualization, networking and cloud solutions. Mr. Ramakrishna joined us in March 2013. His base salary for 2013 was $435,000. As a result, in 2013, Mr. Ramakrishna received base salary compensation of $344,375. As noted above, the Compensation Committee considered benchmarking data for compensation of similar senior vice president roles, Mr. Ramakrishna’s compensation at his previous position, as well as significant equity compensation that he forfeited when leaving his previous employer when determining his compensation.

For 2013, Mr. Ramakrishna’s target variable cash compensation award as a percentage of base salary was set at 85% of his base salary.

For 2013, Mr. Ramakrishna’s variable cash compensation award was prorated due to less than a full year of service. As a result, he was awarded variable cash compensation of $172,026 in accordance with our 2013

42	CITRIX SYSTEMS, INC. | 2014 PROXY STATEMENT

Variable Cash Compensation Plan, which represents a 58.8% payout of Mr. Ramakrishna’s target variable cash compensation award.

Also for 2013, upon joining Citrix, as a new hire award, Mr. Ramakrishna was granted 55,000 service-based restricted stock units that vest over three years, with one-third of the units vesting on the first, second and third anniversaries of the date of the award agreement.

EQUITY-BASED LONG-TERM INCENTIVE COMPENSATION

On March 29, 2013, each of the Named Executive Officers was awarded a market performance-based restricted stock unit award pursuant to which each such executive is eligible to earn restricted stock units based on the total return to our stockholders over a three-year performance period compared to the return on the XCMP described above. Attainment levels will be determined within 60 days of the end of the performance period (i.e., December 31, 2015 for the grants made in 2013). In March 2013, these individuals were awarded grants of market performance-based restricted stock units at the following target award levels:

  Mr. Templeton – 61,401;

  Mr. Henshall – 27,729;

  Mr. Daheb – 6,338;

  Mr. Monserrat – 21,391; and

  Mr. Ramakrishna – 6,338.

Messrs. Templeton, Henshall and Monserrat also were awarded service-based restricted stock units as part of our annual process, which vest in three equal annual installments as follows:

  Mr. Templeton – 61,401;

  Mr. Henshall – 27,729; and

  Mr. Monserrat – 21,391.

For Messrs. Henshall and Monserrat, the Compensation Committee approved each award. For Mr. Templeton, our Board of Directors, upon the recommendation of the Compensation Committee, approved his awards.

As previously discussed, Messrs. Daheb and Ramakrishna were awarded new hire service-based restricted stock units upon the commencement of their employment with Citrix, which vest in three equal annual installments as follows:

  Mr. Daheb – 35,000; and

  Mr. Ramakrishna – 55,000.

The Compensation Committee approved each award.

The number of restricted stock units potentially awardable under the executive’s respective restricted stock unit awards were determined in accordance with the factors discussed above.

CITRIX SYSTEMS, INC. | 2014 PROXY STATEMENT	43

Outstanding Equity Awards

The following table sets forth certain information with respect to the outstanding equity awards at December 31, 2013 for each of the Named Executive Officers.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2013 TABLE

	Option Awards				Stock Awards
										Equity
								Equity		Incentive
								Incentive		Plan Awards:
								Plan Awards:		Market or
							Market	Number of		Payout Value
							Value of	Unearned		of Unearned
					Number of		Shares or	Shares, Units		Shares, Units
	Number of Securities				Shares or		Units of	or Other		or Other
	Underlying Unexercised		Option		Units of Stock		Stock That	Rights That		Rights That
		Options	Exercise	Option	That Have Not		Have Not	Have Not		Have Not
		(#)	Price	Expiration	Vested		Vested	Vested		Vested
Name	Exercisable	Unexercisable	($)	Date(1)	(#)		($)(2)	(#)		($)(2)
Mark B. Templeton	82,500	—	47.03	4/30/2015
	82,500	—	55.02	7/30/2015
	54,446	6,804	84.34	4/29/2016
	49,343	11,907	72.04	7/29/2016
					5,445	(3)	344,396
					9,310	(3)	588,858
					31,667	(4)	2,002,938
					61,401	(5)	3,883,613
								57,000	(7)	3,605,250
								61,401	(8)	3,883,613
David J. Henshall	7,500	—	47.03	4/30/2015
	37,500	—	55.02	7/30/2015
	23,334	2,916	84.34	4/29/2016
	21,147	5,103	72.04	7/29/2016
					2,334	(3)	147,626
					3,990	(3)	252,368
					14,400	(4)	910,800
					27,729	(5)	1,753,859
								26,400	(7)	1,669,800
								27,729	(8)	1,753,859
Steve A. Daheb	—	—	—	—
					35,000	(6)(9)	2,213,750
								6,338	(8)	400,879
Alvaro J. Monserrat	867	—	55.02	7/30/2015
	21,114	2,636	84.34	4/29/2016
	19,137	4,613	72.04	7/29/2016
					2,111	(3)	133,521
					3,610	(3)	228,333
					12,000	(4)	759,000
					21,391	(5)	1,352,981
								22,000	(7)	1,391,500
								21,391	(8)	1,352,981
Sudhakar Ramakrishna	—	—	—	—
					55,000	(5)(9)	3,478,750
								6,338	(8)	400,879

44	CITRIX SYSTEMS, INC. | 2014 PROXY STATEMENT

(1)	Options vest at a rate of 1/3 of the shares underlying the stock option one year from the date of grant and at a rate of 1/36 monthly thereafter. Vesting, in all applicable cases, will be rounded up to the nearest whole share with the balance vesting on the last vesting date.
(2)	Based on a per share price of $63.25, which was the closing price per share of our common stock on the last business day of the 2013 fiscal year (December 31, 2013).
(3)	These units vested on March 30, 2014.
(4)	These units vest in three equal annual installments with 33.4% having vested on March 30, 2013, 33.3% having vested on March 30, 2014, and 33.3% vesting on March 30, 2015.
(5)	These units vest in three equal installments, with 33.4% having vested on March 29, 2014, and 33.3% vesting on each of March 29, 2015 and March 29, 2016.
(6)	These units vest in three equal installments, with 33.4% having vested on February 1, 2014, and 33.3% vesting on each of February 1, 2015 and February 1, 2016.
(7)	Represents the target number of restricted stock units that will vest on December 31, 2014 if the percentage point difference of our return and the XCMP total stockholder return is 0%.
(8)	Represents the target number of restricted stock units that will vest on December 31, 2015 if the percentage point difference of our return and the XCMP total stockholder return is 0%.
(9)	Reflects new hire service-based restricted stock unit awards.

Option Exercises and Stock Vested

The following table sets forth certain information regarding stock option exercises and restricted stock unit vesting, during the year ended December 31, 2013 under our equity incentive plans for the Named Executive Officers.

OPTION EXERCISES AND STOCK VESTED TABLE

	Option Awards		Stock Awards
	Number of Shares	Value	Number of Shares	Value
	Acquired on	Realized on	Acquired on	Realized on
	Exercise	Exercise	Vesting	Vesting
Name	(#)	($)	(#)	($)(1)
Mark B. Templeton	279,839	10,690,911	77,440	5,587,296
David J. Henshall	85,000	3,837,150	33,456	2,413,850
Steve A. Daheb	—	—	—	—
Alvaro J. Monserrat	14,755	309,085	29,998	2,164,356
Sudhakar Ramakrishna	—	—	—	—

(1)	Based on the closing price per share of our common stock on the date upon which the restricted stock units vested.

Nonqualified Deferred Compensation

The following table sets forth certain information regarding non-tax qualified compensation deferred during the year ended December 31, 2013, under our equity incentive plans for the Named Executive Officers. The deferred compensation consists of shares of our common stock that will be issued with respect to vested restricted stock units under a long-term incentive program, or LTIP, that we instituted in 2009. The LTIP’s design and structure were intended to, and ultimately did, reward executives for generating both relative and absolute stockholder returns. The number of restricted stock units issuable upon settlement of the LTIP awards was determined after the

CITRIX SYSTEMS, INC. | 2014 PROXY STATEMENT	45

conclusion of a three-year period ending December 31, 2011, and these restricted stock units were issuable to the executive only if the executive remained employed by us throughout the three-year period.

The number of shares of common stock issuable upon settlement of the LTIP restricted stock units was determined by comparing the performance of our common stock to the performance of the specified market indices over the same three-year period. Although these restricted stock units have vested, the units will not be settled in shares of our common stock until the earlier of (1) six months and one day following termination of the executive’s employment for any reason other than cause, (2) the executive’s death, or (3) the effective date of a change in control of our company.

NONQUALIFIED DEFERRED COMPENSATION TABLE

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	Earnings	Withdrawals/	Balance at
	in Last FY	in Last FY	in Last FY	Distributions	Last FYE
Name	($)	($)	($)	($)	($)(1)
Mark B. Templeton	—	—	—	—	7,416,695
David J. Henshall	—	—	—	—	2,506,661
Steve A. Daheb	—	—	—	—	—
Alvaro J. Monserrat	—	—	—	—	3,087,169
Sudhakar Ramakrishna	—	—	—	—	—

(1)	Based on a per share price of $63.25, which was the closing price per share of our common stock on the last business day of the 2013 fiscal year (December 31, 2013) and reflects balance of restricted stock units currently outstanding that were issued under the LTIP that vested on December 31, 2011, net of any underlying shares that were withheld to satisfy minimum tax withholding obligations that arose upon the vesting of the stock units. The number of restricted stock units on a net basis for each of the Named Executive Officers is as follows: Mr. Templeton, 117,260 restricted stock units; Mr. Henshall, 39,631 restricted stock units; Mr. Daheb, no restricted stock units; Mr. Monserrat, 48,809 restricted stock units; and Mr. Ramakrishna, no restricted stock units. The grant date fair value of the LTIP awards was included in the “Stock Awards” column of the Summary Compensation Table for 2009.

Potential Payments upon Termination or Change in Control

Our executives are “at will” employees and are not offered contractual severance arrangements. We, however, have entered into change in control agreements with our President and Chief Executive Officer as well as with our other Named Executive Officers, referred to as our Senior Executive Officers.

Specifically, these agreements continue in full force until the earliest of the following events:

  the date we terminate the employment of the executive for “cause” or the failure by the executive to perform his full-time duties by reason of his death or disability;

  the resignation or termination of the executive’s employment for any reason prior to a change in control;
  the termination of the executive’s employment with us after a change in control for any reason other than the occurrence of a terminating event; or

  the date which is 18 months after a change in control if the executive is still employed by us.

These agreements are intended to provide for continuity of management during a change in control and align the interest of our executives with those of our stockholders so as to maximize the value to stockholders from any such change in control. These agreements provide for certain benefits in the event that the executive’s employment is terminated following a change in control of our company, including severance payments, benefit continuation and acceleration of vesting on outstanding equity-based awards.

46	CITRIX SYSTEMS, INC. | 2014 PROXY STATEMENT

In the event Mr. Templeton is terminated without cause or if Mr. Templeton resigns his position for any reason in the twelve-month period following a change in control, he is entitled to receive a lump sum payment equal to two times the sum of his annual base salary plus his target variable cash compensation for the then-current fiscal year, both determined as of the date his employment is terminated or, if higher, as of immediately prior to the change in control. Additionally, Mr. Templeton will receive certain benefits, including health, dental and life insurance, for two years following the date of termination. In 2009, we adopted a policy against entering into any new single-trigger severance or change of control agreements, or materially amending any existing single-trigger severance or change of control agreements.

In the event that, during the twelve-month period following a change in control, any of our Senior Executives are terminated, other than for cause, or any of our Senior Executives terminates his employment for “good reason,” such Senior Executive is entitled to receive a lump sum payment equal to one and a half times his annual base salary plus his target variable cash compensation for the then-current fiscal year, both determined as of the date such Senior Executive’s employment is terminated or, if higher, as of immediately prior to the change in control. Additionally, our Senior Executives will receive certain benefits, including health, dental and life insurance, for 18 months following the date of termination.

Under the change in control agreements, a change in control would include any of the following events:

  any “person,” as defined in the Exchange Act, as amended, acquires 30% or more of our voting securities;

  the consummation of a consolidation, merger or sale or other disposition of all or substantially all of our assets in which our stockholders would beneficially own less than 50% of our voting securities after such transaction;

  a majority of our incumbent directors are replaced; and

  our stockholders approve a plan or proposal for our liquidation or dissolution.

In addition, upon a change in control, all stock options and other equity-based awards, such as restricted stock units, granted to Mr. Templeton will immediately accelerate and become fully exercisable as of the effective date of the change in control. In the event that, during the twelvemonth period following a change in control, any of our Senior Executives are terminated, other than for cause, or any of our Senior Executives terminates his employment for “good reason,” all stock options and other equity-based awards, such as restricted stock units, granted to our Senior Executives will immediately accelerate and become fully exercisable. For each market performance-based award for which the number of units has not yet been determined, the executive will be issued a number of units determined by prorating the target number of units set forth in the award agreement to reflect the period from the grant date of the award to the change in control.

Each of Mr. Templeton and our Senior Executives is also subject to the terms of a Non-Solicitation, Non-Compete and Confidentiality and Employee Non-Disclosure Agreement with us, and the terms of these agreements survive the termination of the executive’s employment after a change in control for a period of one year.

In the event that any payments made in connection with a change in control or termination would be subjected to the excise tax imposed by Section 4999 of the Internal Revenue Code, the payments to Mr. Templeton and our Senior Executives would be reduced to the maximum amount that can be paid under the Code without the imposition of an excise tax under Section 4999 of the Internal Revenue Code, but only if such reduction provides a higher benefit on an after-tax basis to Mr. Templeton and our Senior Executives. Under no circumstances would we provide any “gross-up” payments to Mr. Templeton or our Senior Executives in connection with a change in control.

CITRIX SYSTEMS, INC. | 2014 PROXY STATEMENT	47

Under the individual change in control agreements with Mr. Templeton and our Senior Executives, each executive officer would be entitled to receive the following estimated payments and benefits. These disclosed amounts are estimates only and do not necessarily reflect the actual amounts that would be paid to the executive officers, which would only be known at the time that they become eligible for payment and would only be payable if a change in control or termination, as applicable, were to occur. The table reflects the amount that could be payable to Mr. Templeton and our Senior Executives, assuming that the change in control and, if applicable, termination of the Senior Executive’s employment, occurred at December 31, 2013.

				Early
			Early	Vesting of
			Vesting of	Restricted
	Severance		Stock	Stock
	Amount	Value of	Options	Units
Name	($)(1)	Benefits($)	($)(2)	($)(2)	Total($)
Mark B. Templeton	3,960,000	60,853	—	14,308,668	18,329,521
David J. Henshall	1,667,250	30,344	—	6,488,312	8,185,906
Steve A. Daheb	994,500	38,720	—	2,614,629	3,647,849
Alvaro J. Monserrat	1,500,000	37,063	—	5,218,315	6,755,378
Sudhakar Ramakrishna	1,207,125	42,709	—	3,879,629	5,129,463

(1)	The severance amounts represent the maximum amounts payable under Mr. Templeton’s and the Senior Executives’ change in control agreements. These agreements provide that severance payments may be reduced to avoid the application of taxes imposed under the Internal Revenue Code and, therefore, Mr. Templeton or the Senior Executives may elect to receive an amount less than the amount reflected in this table.
(2)	Based on a per share price of $63.25, which was the closing price per share of our common stock on the last business day of the 2013 fiscal year (December 31, 2013). Value of market performance-based awards calculated using target award level. In a change of control, for each market performance-based award for which the number of units has not yet been determined, the number of units issued shall be determined by prorating the target number of units set forth in the award agreement to reflect the period from the grant date of the award to the change in control.

Director Compensation

2013 NON-EMPLOYEE DIRECTOR CASH COMPENSATION

It is our policy that our employee-directors do not receive cash compensation for their service as members of our Board of Directors. Non-employee members of our Board of Directors receive annual retainer fees, which are paid in cash in semi-annual installments. Each non-employee Director was entitled to receive the retainers detailed in the table below (provided that committee chairpersons were only entitled to receive one such chair retainer and were not entitled to the non-chair membership retainer for the committee(s) he or she chairs). In addition, non-employee Directors were reimbursed for their reasonable out-of-pocket expenses incurred in attending meetings of our Board of Directors or any of its committees that are conducted in person.

48	CITRIX SYSTEMS, INC. | 2014 PROXY STATEMENT

The following table summarizes the cash retainers paid to our non-employee Directors in 2013:

Compensation Element	2013 Cash Compensation
Annual Board Member Retainer	$40,000
Board Chair Retainer	$75,000
Committee Chair Retainers
• Audit Chair	$30,000
• Compensation Chair	$20,000
• Finance Chair	None (incumbent is also Audit Chair)
• Nominating and Corporate Governance Chair	$10,000
• Strategy Chair	$20,000
• Search Chair	None
Committee Member Retainers
• Audit	$20,000
• Compensation	$10,000
• Finance	None
• Nominating and Corporate Governance	$10,000
• Strategy	$10,000
• Search	$10,000

NON-EMPLOYEE DIRECTOR EQUITY-BASED COMPENSATION

Equity awards to our non-employee Directors are made under the 2005 Plan.

Each non-employee Director is eligible to receive an annual grant consisting of 4,000 restricted stock units. As in prior years, these grants are made on the first business day of the month following our annual meeting of stockholders and vest in equal monthly installments over a one-year period. Newly appointed non-employee Directors will be entitled to receive 10,000 restricted stock units upon his or her initial election to our Board of Directors, which shall vest in accordance with our standard three-year vesting schedule. New non-employee Directors are not entitled to receive an annual grant of restricted stock units in the same calendar year in which they receive their initial grant.

Outside Directors’ Deferred Compensation Program

In 2011, our Board of Directors adopted the Outside Directors’ Deferred Compensation Program to govern the deferral of restricted stock units awarded to non-employee Directors under the 2005 Plan. In advance of an award and in compliance with the program’s requirements, a non-employee Director may elect to defer the receipt of all of his or her restricted stock units until ninety days after such Director’s separation from service from us or upon a change in control. Upon the vesting of awards of restricted stock units, any amounts that would otherwise have been paid in shares of common stock are converted to deferred stock units on a one-to-one basis and credited to the Director’s deferred account. Each of Mr. Bogan, Ms. Caldwell, Mr. Dow, and Mr. Morin elected to defer his or her 2013 restricted stock unit award, and Mr. Daleo elected to defer his initial election award, as part of the Outside Directors’ Deferred Compensation Program.

Director Stock Ownership Guidelines

To further align the interests of members of our Board of Directors with our stockholders, our Board of Directors adopted stock ownership guidelines for our non-employee Directors. Pursuant to these guidelines, each non-employee Director is expected to hold at least 8,000 shares of our common stock (which includes vested but deferred restricted stock units) for so long as he or she is a Director or, in the case of certain shares acquired upon the exercise of a stock option, for nine months after termination of his or her service on our Board of Directors. In addition, if a Director exercises a stock option, it is expected that such Director would, from such option exercise, maintain ownership of at least a number of shares equal to twenty percent of the net value of the shares acquired (after deducting the exercise price and

CITRIX SYSTEMS, INC. | 2014 PROXY STATEMENT	49

taxes) if such Director has not satisfied the shareholding requirement. New Directors are expected to meet the standards set forth in the guidelines within three years after the date of his or her election to our Board of Directors. Current Directors are expected to meet the guideline requirements within five years after the date of their election to the Board of Directors.

The Compensation Committee, with assistance from Radford, oversees director compensation and reviewed the appropriateness of our non-employee directors’ compensation for 2013. The following table sets forth a summary of the compensation earned by or paid to our non-employee directors in 2013.

DIRECTOR COMPENSATION TABLE

				Option
	Fees Earned or	Stock Awards ($)		Awards ($)
Name	Paid in Cash ($)	(1)(2)		(1)(3)	Total ($)
Thomas F. Bogan	105,000	253,360		—	358,360
Nanci E. Caldwell	50,000	253,360		—	303,360
Robert D. Daleo(4)	29,535	633,400	(5)	—	662,934
Murray J. Demo	80,000	253,360		—	333,360
Stephen M. Dow	90,000	253,360		—	343,360
Asiff S. Hirji	60,000	253,360		—	313,360
Gary E. Morin	60,000	253,360		—	313,360
Godfrey R. Sullivan	70,000	253,360		—	323,360

(1)	These amounts represent the aggregate grant date fair value of restricted stock unit awards in the year in which the grant was made. The assumptions we used for calculating the grant date fair value are set forth in Note 7 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013, which was filed with the SEC on February 20, 2014. These amounts do not represent the actual amounts paid to or realized by our directors for these awards during fiscal year 2013.
(2)	Consists solely of restricted stock units. Each continuing non-employee Director is entitled to receive an annual grant consisting of 4,000 restricted stock units which vests in equal monthly installments over a one-year period. Each new non-employee director is entitled to receive an initial grant of 10,000 restricted stock units which vests over three years, with one-third of the units vesting on the first, second and third anniversaries of the date of the award agreement. As of December 31, 2013, each of our continuing non-employee directors held restricted stock unit awards representing 1,998 shares of our common stock issuable upon the vesting of such outstanding restricted stock unit awards. Pursuant to our Outside Director’s Deferred Compensation Program, each of Mr. Bogan, Ms. Caldwell, Mr. Dow, Mr. Daleo, and Mr. Morin elected to defer his or her 2013 annual restricted stock unit award, or in the case of Mr. Daleo, his new director grant award. Please see the discussion below under the heading Outside Directors’ Deferred Compensation Program below for additional details on our deferral program.
(3)	As of December 31, 2013, the aggregate number of shares of our common stock subject to outstanding option awards held by our non-employee directors was as follows: Mr. Bogan, 20,000 shares; Ms. Caldwell, 13,334 shares; Mr. Daleo, no shares; Mr. Demo, 15,000 shares; Mr. Dow, 20,000 shares; Mr. Hirji, no shares; Mr. Morin, no shares; and Mr. Sullivan, 20,000 shares.
(4)	Mr. Daleo was elected to the Board of Directors in May 2013. Newly elected directors receive a one-time service-based restricted stock unit grant of 10,000 shares; Mr. Daleo will begin to receive the annual non-employee director grant of 4,000 restricted stock units in his second year of director service.
(5)	Represents the aggregate grant date fair value of Mr. Daleo’s initial grant of 10,000 restricted stock units which vests over three years, with one-third of the units vesting on the first, second and third anniversaries of the date of the award agreement.

50	CITRIX SYSTEMS, INC. | 2014 PROXY STATEMENT

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides information (in thousands, except option price) as of December 31, 2013, with respect to the securities authorized for issuance to our employees and directors under our equity compensation plans, consisting of the:

  1995 Stock Plan;

  2005 Plan;
  2005 Employee Stock Purchase Plan (which we refer to as the 2005 ESPP); and

  Certain other equity compensation plans that we have assumed in connection with acquisitions.

EQUITY COMPENSATION PLAN INFORMATION TABLE
(In thousands, except Column B)

(C)
Number of
securities
	(A)		remaining
	Number of	(B)	available for
	securities to	Weighted-	future issuance
	be issued upon	average	under equity
	exercise of	exercise price	compensation
	outstanding	of outstanding	plans (excluding
	options,	options,	securities
	warrants and	warrants and	reflected in
Plan category	rights	rights	column (A))
Equity compensation plans approved by security holders(1)	9,503	$64.90	16,605
Equity compensation plans not approved by security holders(2)	852	$13.83	—
Total	10,355	$60.70	16,605

(1)	Includes securities issuable upon exercise of outstanding options, warrants and rights that were issued pursuant to our 1995 Stock Plan. No additional awards will be granted under this plan. Also includes securities issuable upon exercise of outstanding options, warrants and rights that have been issued pursuant to the 2005 Plan and 2005 ESPP, which are currently available for future grants.
(2)	Consists of the following plans assumed by us in acquisitions: Zenprise Inc. Second Amended and Restated 2004 Stock Option/Stock Issuance Plan, the NetScaler, Inc. 1997 Stock Plan, VMLogix, Inc.’s 2006 Stock Incentive Plan, Kaviza Inc. Amended and Restated 2008 Stock Incentive Plan (as amended), Kaviza Inc. 2010 Restricted Stock Unit Plan, Cloud.com, Inc. 2008 Stock Incentive Plan (as amended), Cloud.com, Inc. 2011 Restricted Stock Unit Plan, RingCube Technologies, Inc. 2011 Restricted Stock Unit Plan, Novel Labs, Inc. Amended and Restated 2007 Stock Incentive Plan, Novel Labs, Inc. 2011 Restricted Stock Unit Plan, App-DNA Group Limited 2011 Restricted Stock Unit Plan, Apere, Inc. Amended and Restated 2004 Stock Incentive Plan, Apere, Inc. 2012 Restricted Stock Unit Plan, Podio ApS 2012 Restricted Stock Unit Plan, Todd Hsu Consultants Inc. 2012 Restricted Stock Unit Plan, Knowlity International Corporation 2012 Restricted Stock Unit Plan and Virtual Computer, Inc. 2012 Restricted Stock Unit Plan.

Equity Compensation Plans

Please see Proposal 2 — Approval of the Citrix Systems, Inc. 2014 Equity Incentive Plan for a summary of our proposed Citrix Systems, Inc. 2014 Equity Incentive Plan, or 2014 Plan, which, subject to the approval of our stockholders, will replace our 2005 Plan. We are currently granting stock-based awards from both our 2005 Plan and our 2005 ESPP.

Following approval of our stockholders, our 2014 Plan will replace our 2005 Plan, and no new awards will be granted under the 2005 Plan. All of the 2005 Plan, 2005 ESPP, and 2014 Plan are or will be administered by the Compensation Committee of our Board of Directors.

CITRIX SYSTEMS, INC. | 2014 PROXY STATEMENT	51

Compensation Committee Interlocks and Insider Participation

From January through December 2013, Messrs. Bogan and Morin and Ms. Caldwell served as members of the Compensation Committee. No member of the Compensation Committee was an employee or former employee of our company or any of our subsidiaries. During the past year, none of our executive officers served as: (1) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the Compensation Committee; (2) a director of another entity, one of whose executive officers served on the Compensation Committee; or (3) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a Director on our Board of Directors.

Related Party Transactions Policies and Procedures and Transactions with Related Persons

In accordance with its written charter, the Nominating and Corporate Governance Committee reviews, approves and ratifies any related person transaction. The term “related person transaction” refers to any transaction required to be disclosed in our filings with the SEC pursuant to Item 404 of Regulation S-K.

In considering any related person transaction, the Nominating and Corporate Governance Committee considers the facts and circumstances regarding such transaction, including, among other things, the amounts involved, the relationship of the related person (including those persons identified in the instructions to Item 404(a) of Regulation S-K) with our company and the terms that would be available in a similar transaction with an unaffiliated third-party. The Nominating and Corporate

Governance Committee also considers its fiduciary duties, our obligations under applicable securities law, including disclosure obligations and director independence rules, and other applicable law in evaluating any related person transaction. The Nominating and Corporate Governance Committee reports its determination regarding any related person transaction to our full Board.

No new potential related person transactions were brought to the Nominating and Corporate Governance Committee for consideration in 2013, except that Godfrey R. Sullivan, one of our directors, is the Chairman and Chief Executive Officer of Splunk, Inc. During 2013, we purchased approximately $169,391 in licenses from Splunk at rates generally charged by Splunk to third-party customers in arm’s length transactions.

52	CITRIX SYSTEMS, INC. | 2014 PROXY STATEMENT

Report of the Compensation Committee of the Board of Directors

This report is submitted by the Compensation Committee of the Board of Directors. The Compensation Committee has reviewed the Compensation Discussion and Analysis included in this Proxy Statement and discussed it with management. Based on its review of the Compensation Discussion and Analysis and its discussions with management, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

No portion of this Compensation Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the

Securities Exchange Act of 1934, as amended, through any general statement incorporating by reference in its entirety the Proxy Statement in which this report appears, except to the extent that Citrix specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.

Respectfully submitted by the Compensation Committee,

Gary E. Morin (Chair)
Thomas F. Bogan
Nanci E. Caldwell

CITRIX SYSTEMS, INC. | 2014 PROXY STATEMENT	53

Proposal 2
Approval of the Citrix Systems, Inc.
2014 Equity Incentive Plan
Proposal

Our Board believes that equity-based incentive awards can play an important role in our success by encouraging and enabling our employees, executives, non-employee directors and, in rare cases, consultants, upon whose judgment, initiative and efforts we largely depend for the successful conduct of our business to acquire a proprietary interest in the Company. Our Board anticipates that providing such persons with a direct stake in the Company will assure a closer identification of the interests of such individuals with those of the Company and our stockholders, thereby stimulating their efforts on our behalf and strengthening their desire to remain with us. In addition, equity based incentive awards can operate as a key factor in attracting new talent in a hyper-competitive market.

On February 12, 2014, our Board, upon the recommendation of the Compensation Committee, adopted the Citrix Systems, Inc. 2014 Equity Incentive Plan, or the 2014 Plan, subject to the approval of our stockholders. The 2014 Plan will replace our Amended and Restated 2005 Equity Incentive Plan, or the 2005 Plan, which is scheduled to terminate on March 24, 2015. If the 2014 Plan is approved by our stockholders, we will no longer make any grants under the 2005 Plan. The 2014 Plan provides greater flexibility to the Compensation Committee to use various equity-based incentive awards as compensation tools to motivate our workforce. A copy of the 2014 Plan is attached as Exhibit A to this Proxy Statement and is incorporated herein by reference.

Summary of Material Features

The material features of the 2014 Plan are:

  The maximum number of shares of common stock to be issued under the 2014 Plan is 29,000,000;

  Grants of “full-value” awards are deemed for purposes of determining the number of shares available for future grants under the 2014 Plan as an award for 2.75 shares for each share of common stock subject to the award. Grants of stock options or stock appreciation rights are deemed to be an award of one share for each share of common stock subject to the award;

  Shares tendered or held back for taxes will not be added back to the reserved pool under the 2014 Plan. Upon the exercise of a stock appreciation right, the full number of shares underlying the Award will be charged to the reserved pool. Additionally, shares that we reacquire on the open market or otherwise using cash proceeds of option exercises will not be added to the reserved pool;

  The award of stock options (both incentive and non-qualified options), stock appreciation rights, restricted stock, restricted stock units, unrestricted stock, performance shares, dividend equivalent rights and cash-based awards is permitted;

  Stock options and stock appreciation rights may not be granted below fair market value and will not be repriced in any manner without stockholder approval;

  No reload grants are permitted;

  Any material amendment to the 2014 Plan is subject to approval by our stockholders; and

  The term of the 2014 Plan will expire on May 22, 2024.

54	CITRIX SYSTEMS, INC. | 2014 PROXY STATEMENT

The shares we issue under the 2014 Plan will be authorized but unissued shares or shares that we reacquire. The shares of common stock underlying any awards that are forfeited, canceled, reacquired by us prior to vesting, satisfied without any issuance of stock, expire or are otherwise terminated (other than by exercise) under the 2014 Plan or the 2005 Plan are added back to the shares of common stock available for issuance under the 2014 Plan.

Qualified Performance-Based Compensation under Code Section 162(m)

To ensure that certain awards granted under the 2014 Plan to a “Covered Employee” (as defined in the Internal Revenue Code of 1986, or the Code) qualify as “performance-based compensation” under Section 162(m) of the Code, the 2014 Plan provides that the Compensation Committee may require that the vesting of such awards be conditioned on the satisfaction of performance criteria that may include any or all of the following: (1) operating margin, gross margin or profit margin, (2) earnings per share or pro forma earnings per share, (3) revenue or bookings, (4) expenses or operating expenses, (5) net income or operating income, (6) earnings before interest and taxes, and earnings before interest, taxes, depreciation and amortization, (7) stock price increase, (8) market share, (9) return on assets, capital, equity or sales, (10) performance relative to peers, (11) divisional or operating segment financial and operating performance, (12) total return on shares of common stock, on an absolute basis or relative to increase in appropriate stock index selected by the Compensation Committee, (13) customer satisfaction indicators, (14) cash flow, (15) pre-tax profit, (16) growth or growth rate with respect to any of the foregoing measures, (17) attainment of strategic and operational objectives, (18) cost targets, reductions and savings, productivity and efficiency, (19) new product, invention, development or innovation, (20) intellectual property (e.g., patents), (21) mergers and acquisitions or divestiture or (22) any combination of the foregoing, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The Compensation Committee will select the particular performance criteria within 90 days following the commencement of a performance cycle. Subject to adjustments for stock splits and similar events, the maximum award granted to any one individual that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code will not exceed 2,000,000 shares of common stock for any performance cycle and options or stock appreciation rights with respect to no more than 2,000,000 shares of common stock may be granted to any one individual during any calendar year period. If a performance-based award is payable in cash, it cannot exceed $100 million for any performance cycle.

Rationale for 2014 Plan

The 2014 Plan is critical to our ability to attract, engage and retain critical talent to support our ongoing effort to build stockholder value. Equity Incentives are an important component of our executive and non-executive employees’ compensation. Our Compensation Committee and Board believe we must continue to offer a competitive equity compensation program in order to secure and motivate talented and qualified employees necessary for our continued growth and success.

We manage our long-term stockholder dilution by limiting the number of equity incentive awards granted annually. The Compensation Committee carefully monitors our annual net burn rate, total dilution, and non-cash charges for equity-based awards in order to maximize stockholder value by granting only the appropriate number of equity incentive awards that it believes are necessary for employee compensation. Our commitment to a carefully managed equity incentive program is demonstrated by the following fact that our compensation philosophy directs

CITRIX SYSTEMS, INC. | 2014 PROXY STATEMENT	55

that while all employees may be eligible to receive equity incentive awards, we only provide awards to employees whose performance and impact on business results is significant. By doing so, we link employee interests with stockholder interests throughout the organization and motivate our employees to act as owners of the business.

The following table shows our historical dilution and burn rate percentages.

As of December 31	2013	2012	2011
Dilution(1)	5.56%	6.18%	7.00%
Gross Burn Rate(2)	3.02%	2.80%	2.86%

(1)	Dilution is calculated as (shares subject to outstanding equity incentive awards)/(common stock outstanding). This calculation is inclusive of stock-based awards assumed in acquisitions.
(2)	Gross Burn Rate is calculated as ((shares subject to options granted + 2x(shares subject to other equity incentive awards granted))/ common stock outstanding. This calculation is exclusive of stock-based awards assumed in acquisitions.

Our dilution has been impacted by an active stock repurchase program, which was initiated in July 2000. During the 14-year period ended December 31, 2013, we have repurchased approximately 108 million shares under this program. We believe that our stock repurchase program represents a valuable use of cash that has improved stockholder value. Because dilution increases as total shares outstanding decrease, the effect of our stock repurchase program has been to increase our dilution by close to 59%. Specifically, if we had not repurchased approximately 108 million shares under the program, dilution as of December 31, 2013 would have been 3.56% instead of 5.65%.

Our Compensation Committee determined the number of shares available for issuance under the 2014 Plan based on projected equity awards to anticipated new hires, projected annual equity awards to existing employees, and an assessment of the plan size that our institutional investors and the firms that advise them would likely find acceptable. We currently anticipate that if the 2014 Plan is approved, the number of shares available for issuance thereunder will be sufficient to provide equity incentives to attract, retain, and motivate employees through the next three years assuming equity-award grant levels consistent with our recent history.

Background on our Stock Compensation

Our compensation programs include base salary, variable cash compensation tied to our financial and individual goals, as well as stock-based compensation. We have a long history of linking employee compensation to our long-term stock performance by granting equity awards to employees in connection with a focused evaluation of strategic value and in cases of high level performance. We believe that stock-based compensation should not be limited to senior management and that all employees demonstrating high performance and a strategic impact on the business should have a stake in our future. Excluding stock-based awards assumed in our acquisitions, over the last five years, a total of only 11.72% of all stock-based compensation awards were made to our five most highly-compensated executive officers.

As of December 31, 2013, under all of our equity based compensation plans (including stock-based awards assumed in our acquisitions), there were:

  5,406,977 shares of common stock issuable upon exercise of outstanding but unexercised options with a weighted average exercise price of $59.64 per share and a weighted average remaining term of 2.15 years;

  3,775,475 shares underlying outstanding service-based restricted stock units;

  856,504 shares underlying outstanding performance-based restricted stock units (at target); and

  16,605,208 shares of common stock available for grant, of which 7,984,892 shares may be issued as full value awards.

56	CITRIX SYSTEMS, INC. | 2014 PROXY STATEMENT

We believe that our focus on pay-for-performance, as well as employee participation as stockholders, have been key contributing factors in enabling our growth and will be important to our ability to achieve consistent performance in the years ahead. We believe that consistent performance is achieved through the ability to attract, retain and motivate the employee talent critical to attaining long-term company performance and stockholder returns. Therefore, we consider approval of the 2014 Plan vital to our future success.

In 2013, we used, and intend to continue using, restricted stock units as our primary means of providing equity compensation to our employees. We will continue to evaluate other equity-based compensation vehicles, such as stock options and stock appreciation rights in the future as a means of providing equity compensation to our employees. We have never re-priced options and our equity compensation plans, including the 2005 Plan and the 2014 Plan, prohibit re-pricing without stockholder consent.

We maintain an equity plan in which all employees are eligible to participate. Equity-based grants awarded to our five most highly-compensated executives, excluding awards assumed by us in acquisitions, accounted for just 0.22%, 0.14%, and 0.18% of our total outstanding shares for 2011, 2012 and 2013, respectively. In 2014, the Compensation Committee intends to continue to grant equity awards to certain of our executives and to our non-employee directors, and intends that these awards will be in the form of restricted stock units. Grants of restricted stock units to executives will be subject to performance-based and/or service-based vesting requirements, whereas grants of restricted stock units to directors will be subject to service-based vesting requirements only.

Summary of the 2014 Plan

The following description of certain features of the 2014 Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the 2014 Plan that is attached as Exhibit A to this Proxy Statement.

PLAN ADMINISTRATION

The 2014 Plan is administered by the Compensation Committee. The Compensation Committee has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the 2014 Plan. The Compensation Committee may delegate to our Chief Executive Officer or Chief Financial Officer the authority to grant stock awards to employees who are not subject to the reporting and other provisions of Section 16 of the Exchange Act and not subject to Section 162(m) of the Code, subject to certain limitations and guidelines.

ELIGIBILITY

Persons eligible to participate in the 2014 Plan will be those of our full or part-time executives, employees, non-employee directors and consultants selected from time to time by the Compensation Committee in its discretion. Approximately 9,350 individuals are currently eligible to participate in the 2014 Plan, which includes 8 executives, 9,330 employees who are not executives, and 8 non-employee directors.

PLAN LIMITS

The maximum award of stock options or stock appreciation rights granted to any one individual will not exceed 2,000,000 shares of common stock (subject to adjustment for stock splits and similar events) for any calendar year period. If any award of restricted stock, restricted stock units or performance shares granted to an individual is intended to qualify as “performance-based compensation” under Section 162(m) of the Code, then the maximum award shall not exceed 2,000,000 shares of common stock (subject to adjustment for stock splits and similar events) to any one such individual in any performance cycle. If any cash-based award is intended to qualify as “performance-based compensation” under Section 162(m) of the Code, then the maximum award to be paid in cash in any performance cycle may not exceed $100 million. In addition, no more than 29,000,000 shares will be issued in the form of incentive stock options.

CITRIX SYSTEMS, INC. | 2014 PROXY STATEMENT	57

EFFECT OF AWARDS

For purposes of determining the number of shares of common stock available for issuance under the 2014 Plan, the grant of any “full value” award, such as a restricted stock award, restricted stock unit, unrestricted stock award or performance shares, will be counted as 2.75 plan shares. The grant of any stock option or stock appreciation right will be counted for this purpose as one share from each share of common stock actually subject to the award.

STOCK OPTIONS

The 2014 Plan permits the granting of (1) options to purchase common stock intended to qualify as incentive stock options under Section 422 of the Code and (2) options that do not so qualify. Options granted under the 2014 Plan will be non-qualified options if they fail to qualify as incentive options or exceed the annual limit on incentive stock options. Incentive stock options may only be granted to our employees. Non-qualified options may be granted to any persons eligible to receive incentive options and to non-employee directors and consultants. The option exercise price of each option will be determined by the Compensation Committee but may not be less than 100% of the fair market value of the common stock on the date of grant. Fair market value for this purpose will be the last reported sale price of the shares of common stock on Nasdaq on the date of grant. The exercise price of an option may not be reduced after the date of the option grant, other than to appropriately reflect changes in our capital structure.

The term of each option will be fixed by the Compensation Committee and may not exceed five years from the date of grant. The Compensation Committee will determine at what time or times each option may be exercised. Options may be made exercisable in installments and the exercisability of options may be accelerated by the Compensation Committee. In general, unless otherwise permitted by the Compensation Committee, no option granted under the 2014 Plan is transferable by the optionee other than by will or by the laws of descent and distribution, and options may be exercised during the optionee’s lifetime only by the optionee, or by the optionee’s legal representative or guardian in the case of the optionee’s incapacity.

Upon exercise of options, the option exercise price must be paid in full either in cash, by certified or bank check or other instrument acceptable to the Compensation Committee or by delivery (or attestation to the ownership)

of shares of common stock that are beneficially owned by the optionee or were purchased in the open market. Subject to applicable law, the exercise price may also be delivered to the Company by a broker pursuant to irrevocable instructions to the broker from the optionee. In addition, the Compensation Committee may permit non-qualified options to be exercised using a net exercise feature which reduces the number of shares issued to the optionee by the number of shares with a fair market value equal to the exercise price.

To qualify as incentive options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive options that first become exercisable by a participant in any one calendar year.

STOCK APPRECIATION RIGHTS

The Compensation Committee may award stock appreciation rights subject to such conditions and restrictions as the Compensation Committee may determine. Stock appreciation rights entitle the recipient to shares of common stock equal to the value of the appreciation in the stock price over the exercise price. The exercise price is the fair market value of the common stock on the date of grant. The maximum term of a stock appreciation right is five years.

RESTRICTED STOCK

The Compensation Committee may award shares of common stock to participants subject to such conditions and restrictions as the Compensation Committee may determine. These conditions and restrictions may include the achievement of certain performance goals (as summarized above) and/or continued employment with us through a specified restricted period.

RESTRICTED STOCK UNITS

The Compensation Committee may award restricted stock units to any participants. Restricted stock units are ultimately payable in the form of shares of common stock and may be subject to such conditions and restrictions as the Compensation Committee may determine. These conditions and restrictions may include the achievement of certain performance goals (as summarized above) and/or continued employment with us through a specified vesting period. In the Compensation Committee’s sole discretion, it may permit a participant to make an advance election to receive a portion of his or her future cash compensation otherwise due in the form of a deferred stock unit

58	CITRIX SYSTEMS, INC. | 2014 PROXY STATEMENT

award, subject to the participant’s compliance with the procedures established by the Compensation Committee and requirements of Section 409A of the Code. During the deferral period, the deferred stock awards may be credited with dividend equivalent rights.

UNRESTRICTED STOCK AWARDS

The Compensation Committee may also grant shares of common stock which are free from any restrictions under the 2014 Plan. Unrestricted stock may be granted to any participant in recognition of past services or other valid consideration and may be issued in lieu of cash compensation due to such participant.

PERFORMANCE SHARE AWARDS

The Compensation Committee may grant performance share awards to any participant which entitle the recipient to receive shares of common stock upon the achievement of certain performance goals (as summarized above) and such other conditions as the Compensation Committee shall determine. Except in the case of a change in control, these awards granted to employees will have a performance period of at least one year.

DIVIDEND EQUIVALENT RIGHTS

The Compensation Committee may grant dividend equivalent rights to participants which entitle the recipient to receive credits for dividends that would be paid if the recipient had held specified shares of common stock. Dividend equivalent rights granted as a component of another award subject to performance vesting may be paid only if the related award becomes vested. Dividend equivalent rights may be settled in cash, shares of common stock or a combination thereof, in a single installment or installments, as specified in the award.

CASH-BASED AWARDS

The Compensation Committee may grant cash bonuses under the 2014 Plan to participants. The cash bonuses may be subject to the achievement of certain performance goals (as summarized above).

ACQUISITION

Effective upon the consummation of an “Acquisition” (as defined in the 2014 Plan), the Compensation Committee or the board of directors of the surviving or acquiring entity, shall, as to outstanding awards (on the same basis or on different bases as the Compensation Committee shall specify), make appropriate provision for the continuation of such awards by us or the assumption of such awards by the surviving or acquiring entity and by substituting on an equitable bases for the shares then subject to such awards either (1) the consideration payable with respect to the outstanding shares of our common stock in connection with the Acquisition (net of any exercise price of such awards), (2) shares of stock of the surviving or acquiring entity, or (3) such other securities or other consideration as the Compensation Committee deems appropriate, the fair market value of such shall not materially differ from the fair market value of the shares of our common stock subject to such awards immediately preceding the Acquisition. In the event such surviving or acquiring entity (if any) does not assume or substitute awards, options and stock appreciation rights shall become exercisable in full prior to the consummation of the Acquisition at such time and on such conditions as the Compensation Committee determines, and if such awards are not exercised prior to the consummation of the Acquisition, they shall terminate at such time as determined by the Compensation Committee. Other awards subject to service-based vesting shall become fully vested and non-forfeitable as of the effective time of the Acquisition and all awards with conditions and restrictions relating to the attainment of performance goals will be deemed achieved at 100% of target levels and become fully vested and non-forfeitable as of the effective time of an Acquisition.

In addition to or in lieu of the foregoing, with respect to outstanding options, the Compensation Committee may, upon written notice to the affected optionees, provide that one or more options then outstanding must be exercised, in whole or in part, within a specified number of days of the date of such notice, at the end of which period such options shall terminate, or provide that one or more options then outstanding, in whole or in part, shall be terminated in exchange for a cash payment equal to the excess of the fair market value for the shares subject to such options over the exercise price thereof. Unless otherwise determined by the Compensation Committee, and assuming there is no acceleration of vesting as provided above, any repurchase rights or other rights of ours that related to an option or other award shall continue to apply to consideration, including cash that has been substituted, assumed or amended for an option or other award. We may hold in escrow all or any portion of any such consideration in order to effectuate any continuing restrictions.

CITRIX SYSTEMS, INC. | 2014 PROXY STATEMENT	59

The Compensation Committee may provide that all options and stock appreciation rights that are not exercisable immediately prior to the effective time of an Acquisition shall become fully exercisable as of the effective time of the Acquisition, all other awards with service-based vesting, conditions or restrictions shall become fully vested and non-forfeitable as of the effective time of an Acquisition and all awards with conditions and restrictions relating to the attainment of performance goals will be deemed achieved at 100% of target levels and become fully vested and non-forfeitable as of the effective time of an Acquisition. In such cases, such awards shall become exercisable in full prior to the consummation of the Acquisition at such time and on such conditions as the Compensation Committee determines, and if such awards are not exercised prior to the consummation of the Acquisition, they shall terminate at such time as determined by the Compensation Committee.

In the event of an involuntary termination of services of a participant for any reason other than death, disability or Cause (as defined in the 2014 Plan) within six months following the consummation of an Acquisition any awards of the participant assumed or substituted in the Acquisition which are subject to vesting conditions, the lapse or achievement of any conditions and/or a right of repurchase in favor of Citrix or a successor entity, shall accelerate in full, and any awards accelerated in such manner with conditions and restrictions relating to the attainment of performance goals will be deemed achieved at 100% of target levels. All such accelerated awards of the participant shall be exercisable for a period of one year following termination, but in no event after the expiration date of such award.

In the event of an Acquisition while a participant is a non-employee director, the vesting of any and all awards held by such participant shall become exercisable in full prior to the consummation of the Acquisition at such time and on such conditions as the Compensation Committee determines, and if such awards are not exercised prior to the consummation of the Acquisition, they shall terminate at such time as determined by the Compensation Committee.

ADJUSTMENTS FOR STOCK DIVIDENDS,
STOCK SPLITS, ETC.

The 2014 Plan requires the Compensation Committee to make appropriate adjustments to the number of shares of common stock that are subject to the 2014 Plan, to certain limits in the 2014 Plan, and to any outstanding awards to reflect stock dividends, stock splits, extraordinary cash dividends and similar events.

DISPUTE RESOLUTION

The 2014 Plan provides that all disputes or claims arising under the Plan shall be resolved by confidential binding arbitration.

TAX WITHHOLDING

Participants in the 2014 Plan are responsible for the payment of any federal, state or local taxes that we are required by law to withhold upon the exercise of options or stock appreciation rights or vesting of other awards. Subject to approval by the Compensation Committee, participants may elect to have the minimum tax withholding obligations satisfied by authorizing us to withhold shares of common stock to be issued pursuant to the exercise or vesting.

AMENDMENTS AND TERMINATION

Our Board may at any time amend or discontinue the 2014 Plan and the Compensation Committee may at any time amend or cancel any outstanding award for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action may adversely affect any rights under any outstanding award without the holder’s consent. To the extent required under the rules of Nasdaq, any amendments that materially change the terms of the 2014 Plan will be subject to approval by our stockholders. Amendments shall also be subject to approval by our stockholders if and to the extent determined by the Compensation Committee to be required by the Code to preserve the qualified status of incentive options or to ensure that compensation earned under the 2014 Plan qualifies as performance-based compensation under Section 162(m) of the Code.

EFFECTIVE DATE OF 2014 PLAN

Our Board adopted the 2014 Plan on February 12, 2014, and the 2014 Plan becomes effective on the date it is approved by our stockholders. Awards of incentive options may be granted under the 2014 Plan until May 22, 2024. No other awards may be granted under the 2014 Plan after the date that is 10 years from the date of stockholder approval.

60	CITRIX SYSTEMS, INC. | 2014 PROXY STATEMENT

New Plan Benefits

All awards to executives in future periods are made at the discretion of the Compensation Committee and our Board. Therefore, the benefits and amounts that will be received or allocated under the 2014 Plan are not determinable at this time, and we have not included a table that reflects such awards.

Tax Aspects Under the Code

The following is a summary of the principal federal income tax consequences of certain transactions under the 2014 Plan. It does not describe all federal tax consequences under the 2014 Plan, nor does it describe state or local tax consequences.

INCENTIVE OPTIONS

No taxable income is generally realized by the optionee upon the grant or exercise of an incentive option. If shares of common stock issued to an optionee pursuant to the exercise of an incentive option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (i) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) we will not be entitled to any deduction for federal income tax purposes. The exercise of an incentive option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

If shares of common stock acquired upon the exercise of an incentive option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally (1) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares of common stock at exercise (or, if less, the amount realized on a sale of such shares of common stock) over the option price thereof, and (2) we will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the incentive option is paid by tendering shares of common stock.

If an incentive option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a non-qualified option. Generally, an incentive option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

NON-QUALIFIED OPTIONS

No income is realized by the optionee at the time the option is granted. Generally (1) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares of common stock on the date of exercise, and we receive a tax deduction for the same amount, and (2) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares of common stock have been held. Special rules will apply where all or a portion of the exercise price of the non-qualified option is paid by tendering shares of common stock. Upon exercise, the optionee will also be subject to Social Security and Medicare taxes on the excess of the fair market value over the exercise price of the option.

OTHER AWARDS

We generally will be entitled to a tax deduction in connection with an award under the 2014 Plan in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income. Participants typically are subject to income tax, Social Security and Medicare taxes and recognize such

CITRIX SYSTEMS, INC. | 2014 PROXY STATEMENT	61

taxes at the time that an award is exercised, vests or becomes non-forfeitable, unless the award provides for a further deferral.

PARACHUTE PAYMENTS

The vesting of any portion of an option or other award that is accelerated due to the occurrence of a change in control (such as a sale event) may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Code. Any such parachute payments may not be deductible by us, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

LIMITATION ON DEDUCTIONS

Under Section 162(m) of the Code, our deduction for certain awards under the 2014 Plan may be limited to the extent that the Chief Executive Officer or other executive whose compensation is required to be reported in the summary compensation table (other than the Principal Financial Officer) receives compensation in excess of $1 million a year (other than performance-based compensation that otherwise meets the requirements of Section 162(m) of the Code). The 2014 Plan is structured to allow certain awards to qualify as performance-based compensation, but the Company is under no obligation to structure its equity grants to qualify as performance-based compensation.

Recommendation of the Board

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE
CITRIX SYSTEMS, INC. 2014 EQUITY INCENTIVE PLAN.

62	CITRIX SYSTEMS, INC. | 2014 PROXY STATEMENT

Proposal 3 Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee has retained the firm of Ernst & Young LLP, to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2014. Ernst & Young has served as our independent registered public accounting firm since 1989. The Audit Committee reviewed and discussed its selection of, and the performance of, Ernst & Young for the fiscal year ending December 31, 2014. As a matter of good corporate governance, the Audit Committee has determined to submit its selection to our stockholders for ratification. Even if the selection of Ernst & Young is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year, if it determines that such a change would be in the best interests of Citrix and our stockholders.

In accordance with SEC rules and Ernst & Young policies, audit partners are subject to rotation requirements to limit the number of consecutive years an individual partner may provide service to Citrix. For lead and concurring audit partners, the maximum number of consecutive years of service in that capacity is five years. The process for selection of our lead audit partner pursuant to this rotation policy involves meetings among the Chair of the Audit Committee, the Chief Financial Officer and the candidate for the role, as well as discussion by the full Audit Committee and with other members of management.

The Audit Committee has implemented procedures under our Audit Committee Pre-Approval Policy for Audit and Non-Audit Services, which we refer to as the Pre-Approval Policy, to ensure that all audit and permitted non-audit services to be provided to Citrix have been pre-approved by the Audit Committee. Specifically, the Audit Committee pre-approves the use of our independent registered public accounting firm for specific audit and non-audit services, within approved monetary limits. If a proposed service has not been pre-approved pursuant to the Pre-Approval Policy, then it must be specifically pre-approved by the Audit Committee before the service may be provided by our independent registered public accounting firm. Any pre-approved services exceeding the pre-approved monetary limits require specific approval by the Audit Committee. All of the audit-related, tax and all other services provided to us by Ernst & Young in 2013 and 2012 were approved by the Audit Committee by means of specific pre-approvals or pursuant to the procedures contained in the Pre-Approval Policy. All non-audit services provided in 2013 and 2012 were reviewed with the Audit Committee, which concluded that the provision of such services by Ernst & Young was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. For additional information concerning the Audit Committee and its activities with Ernst & Young, see The Board of Directors and its Committees and Report of the Audit Committee of the Board of Directors.

We expect that a representative of Ernst & Young will attend our Annual Meeting, and the representative will have an opportunity to make a statement if he or she so desires. The representative will also be available to respond to appropriate questions from stockholders.

CITRIX SYSTEMS, INC. | 2014 PROXY STATEMENT	63

Fees Paid to Ernst & Young

The following table shows the aggregate fees for professional services rendered to us by Ernst & Young during the fiscal years ended December 31, 2013 and December 31, 2012.

	2013	2012
Audit Fees	$4,689,825	$4,380,873
Audit-Related Fees	40,000	226,476
Tax Fees	2,472,714	2,569,192
All Other Fees	—	—
Total	$7,202,539	$7,176,541

AUDIT FEES

Audit Fees for both years consist of fees for professional services associated with the annual consolidated financial statements audit, review of the interim consolidated financial statements included in our quarterly reports on Form 10-Q, and services in connection with international statutory audits, regulatory filings and accounting consultations. Audit Fees for both years also include fees for professional services rendered for the audit of the effectiveness of internal control over financial reporting as promulgated by Section 404 of the Sarbanes-Oxley Act.

AUDIT-RELATED FEES

Audit-Related Fees for 2013 and 2012 consist of fees for services for the annual audits of employee benefit plans. Audit-Related Fees for 2013 and 2012 also include fees for professional services rendered for potential business combinations, internal control reviews and assistance with assessing the impact of proposed standards, rules or interpretations proposed by standard-setting bodies.

TAX FEES

Tax Fees consist of fees for professional services rendered for assistance with federal, state, local and international tax compliance and consulting. Tax compliance fees were $940,011 for 2013 and $707,321 for 2012. Tax Fees also include fees of $1,532,703 for 2013 and $1,861,871 for 2012 for services rendered for tax examination assistance, tax research and tax planning services in the countries in which we do business.

Recommendation of the Board

THE BOARD RECOMMENDS THAT YOU VOTE “FOR”
THE RATIFICATION OF THE APPOINTMENT OF
ERNST & YOUNG AS CITRIX’S INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM FOR 2014.

64	CITRIX SYSTEMS, INC. | 2014 PROXY STATEMENT

Proposal 4 Advisory Vote to Approve the Compensation of Our Named Executive Officers

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, known as the Dodd-Frank Act, this proposal, commonly known as a say-on-pay proposal, gives our stockholders the opportunity to vote to approve or not approve, on an advisory basis, the compensation of our named executive officers. This vote is not intended to address any specific item of compensation or the compensation of any particular officer, but rather the overall compensation of our named executive officers and our compensation philosophy, policies and practices.

As discussed under Compensation Discussion and Analysis beginning on page 23, we believe that our executive compensation programs emphasize sustainable growth through a pay-for-performance orientation and a commitment to both operational and organizational execution. We believe that our compensation programs for our named executive officers are instrumental in helping us achieve our strong strategic and financial performance. Accordingly, we are asking our stockholders to vote “FOR” the following resolution at our Annual Meeting:

“RESOLVED, that Citrix’s stockholders approve, on an advisory basis, the compensation of Citrix’s named executive officers, as disclosed pursuant to the SEC’s compensation disclosure rules (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and the narrative disclosures that accompany the compensation tables).”

The vote is advisory, and therefore not binding on Citrix, the Compensation Committee or our Board. However, our Board and our Compensation Committee value the opinions of our stockholders and will take into account the outcome of the vote when considering future compensation decisions for our named executive officers.

We will hold a stockholder advisory vote to approve the compensation of our named executive officers annually until the next vote on the frequency of such stockholder advisory votes, which will occur no later than our 2017 annual meeting of stockholders.

Recommendation of the Board

THE BOARD RECOMMENDS THAT YOU VOTE “FOR”
THE APPROVAL OF, ON AN ADVISORY BASIS, THE
COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
AS DISCLOSED IN THIS PROXY STATEMENT.

CITRIX SYSTEMS, INC. | 2014 PROXY STATEMENT	65

Additional Information

OTHER MATTERS

The Board knows of no other matters to be brought before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons appointed in the accompanying proxy intend to vote the shares represented thereby in accordance with their best judgment on such matters, under applicable laws.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended for inclusion in the Proxy Statement to be furnished to all stockholders entitled to vote at our 2015 annual meeting of stockholders, pursuant to Rule 14a-8 promulgated under the Exchange Act by the SEC, must be received at our principal executive offices not later than December 12, 2014. Under our bylaws, stockholders who wish to make a proposal at the 2015 annual meeting—other than one that will be included in our Proxy Statement—must notify us between November 12, 2014 and December 12, 2014. However, in the event that an annual meeting is called for a date that is more than 30 days before or more than 60 days after the first anniversary of the date of the proxy statement furnished to stockholders in connection with the preceding year’s annual meeting, then, in order to be timely, a stockholder’s notice must be received by our Secretary not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of (1) the 60th day prior to such annual meeting or (2) the close of business on the 10th day following the day on which we first publicly announce the date of such annual meeting. A stockholder’s notice to our Secretary must set forth the information required by our bylaws with respect to each matter the stockholder proposes to bring before an annual meeting. If a stockholder makes a timely notification, discretionary voting authority with respect to the stockholder’s proposal may be conferred upon the persons selected by management to vote the proxies under circumstances consistent with the SEC’s proxy rules. In order to curtail controversy as to the date on which a proposal was received by Citrix, it is suggested that proponents submit their proposals by Certified Mail, Return Receipt Requested, to our principal executive offices at Citrix Systems, Inc., 851 West Cypress Creek Road, Fort Lauderdale, FL 33309, Attention: Secretary.

EXPENSES AND SOLICITATION

The cost of solicitation of proxies will be borne by Citrix and, in addition to soliciting stockholders by mail and via the Internet through our regular employees, we may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have stock of Citrix registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by our officers and employees may also be made of some stockholders in person or by mail, telephone, e-mail or telegraph following the original solicitation. We have retained MacKenzie Partners, a proxy solicitation firm, to assist in the solicitation of proxies for a fee of approximately $17,500, plus reimbursement of expenses.

66	CITRIX SYSTEMS, INC. | 2014 PROXY STATEMENT

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

If you share an address with any of our other stockholders, your household might receive only one copy of the Proxy Statement, Annual Report and Notice, as applicable. To request individual copies of any of these materials for each stockholder in your household, please contact the Investor Relations, Citrix Systems, Inc., 851 West Cypress Creek

Road, Fort Lauderdale, Florida 33309 (telephone: 954-229-5758). We will deliver copies of the Proxy Statement, Annual Report and/or Notice promptly following your written or oral request. To ask that only one copy of any of these materials be mailed to your household, please contact your broker.

CITRIX SYSTEMS, INC. | 2014 PROXY STATEMENT	67

EXHIBIT A

CITRIX SYSTEMS, INC.
2014 EQUITY INCENTIVE PLAN

SECTION 1. GENERAL PURPOSE OF THE PLAN; DEFINITIONS

       The name of the plan is the Citrix Systems, Inc. 2014 Equity Incentive Plan (the “Plan”). The purpose of the Plan is to encourage and enable the officers, employees, Non-Employee Directors and Consultants of Citrix Systems, Inc. (the “Company”) and its Affiliates upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

       The following terms shall be defined as set forth below:

       “Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

       “Affiliate” means any corporation, partnership, limited liability company, limited liability partnership, business trust or other entity controlling, controlled by or under common control with the Company.

       “Acquisition” shall mean (i) consummation of a merger or consolidation of the Company with or into another person; (ii) the sale, transfer, or other disposition of all or substantially all of the Company’s assets to one or more other persons in a single transaction or series of related transactions, unless, in the case of foregoing clauses (i) and (ii), securities possessing more than 50% of the total combined voting power of the survivor’s or acquirer’s outstanding securities (or the securities of any parent thereof) are held by a person or persons who held securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities immediately prior to that transaction; (iii) any person or group of persons (within the meaning of Section 13(d)(3) of the Exchange Act) directly or indirectly acquires, including but not limited to by means of a merger or consolidation, beneficial ownership (determined pursuant to Securities and Exchange Commission Rule 13d-3 promulgated under the Exchange Act) of securities possessing more than 30% of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders that the Board does not recommend such stockholders accept, other than (a) the Company or an Affiliate, (b) an employee benefit plan of the Company or any of its Affiliates, (c) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, or (d) an underwriter temporarily holding securities pursuant to an offering of such securities; (iv) persons who, as of the Effective Date, constitute the Board (the “Incumbent Directors”) cease for any reason, including, without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board, provided that any person becoming a director of the Company subsequent to the Effective Date shall be considered an Incumbent Director if such person’s election was approved by or such person was nominated for election by either (A) a vote of at least a majority of the Incumbent Directors or (B) a vote of at least a majority of the Incumbent Directors who are members of a nominating committee comprised, in the majority, of Incumbent Directors; but provided further, that any such person whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of members of the Board or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board, including by reason of agreement intended to avoid or settle any such actual or threatened contest or solicitation, shall not be considered an Incumbent Director; (v) any other acquisition of the business of the Company in which a majority of the Board votes in favor of a decision that an Acquisition has occurred within the meaning of the Plan; or (vi) the approval by the Company’s stockholders of any plan or proposal for the liquidation or dissolution of the Company.

A-1	CITRIX SYSTEMS, INC. | 2014 PROXY STATEMENT

       “Acquisition Price” means the value as determined by the Committee of the consideration payable, or otherwise to be received by stockholders, per share of Stock pursuant to an Acquisition.

       “Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Units, Restricted Stock Awards, Unrestricted Stock Awards, Cash-Based Awards, Performance Share Awards and Dividend Equivalent Rights.

       “Award Agreement” means a written or electronic document setting forth the terms and provisions applicable to an Award granted under the Plan. Each Award Agreement is subject to the terms and conditions of the Plan.

       “Board” means the Board of Directors of the Company.

       “Cash-Based Award” means an Award entitling the recipient to receive a cash-denominated payment.

       “Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

       “Committee” means the Compensation Committee of the Board. For any period during which no such committee is in existence, “Committee” shall mean the Board and all authority and responsibility assigned to the Committee under the Plan shall be exercised, if at all, by the Board.

       “Consultant” means any natural person that provides bona fide services to the Company or an Affiliate, and such services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.

       “Covered Employee” means an employee who is a “Covered Employee” within the meaning of Section 162(m) of the Code.

       “Dividend Equivalent Right” means an Award entitling the Participant to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the Participant.

       “Effective Date” means the date on which the Plan is approved by stockholders as set forth in Section 21.

       “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

       “Fair Market Value” of the Stock on any given date means the fair market value of the Stock determined in good faith by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of the Stock on any given date shall be the last sale price for the Stock as reported on the Nasdaq Global Select Market or another national securities exchange for that date or if no closing price is reported for that date, the closing price on the next preceding date for which a closing price was reported.

       “Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

       “Non-Employee Director” means a member of the Board who is not also an employee of the Company or any Affiliate.

       “Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

       “Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.

CITRIX SYSTEMS, INC. | 2014 PROXY STATEMENT	A-2

       “Participant” means any holder of an outstanding Award under the Plan.

       “Performance-Based Award” means any Restricted Stock Award, Restricted Stock Units, Performance Share Award or Cash-Based Award granted to a Covered Employee that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code and the regulations promulgated thereunder.

       “Performance Criteria” means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Cycle. The Performance Criteria (which shall be applicable to the organizational level specified by the Committee, including, but not limited to the following organizational levels, the Company or a unit, division, group, or Affiliate of the Company) that will be used to establish Performance Goals are limited to the following Performance Criteria: (a) operating margin, gross margin or profit margin, (b) earnings per share or pro forma earnings per share, (c) revenue or bookings, (d) expenses or operating expenses, (e) net income or operating income, (f) earnings before interest and taxes, and earnings before interests, taxes, depreciation and amortization, (g) stock price increase, (h) market share, (i) return on assets, capital, equity or sales, (j) performance relative to peers, (k) divisional or operating segment financial and operating performance, (l) total return on shares of common stock, on an absolute basis or relative to increase in appropriate stock index selected by the Committee, (m) customer satisfaction indicators, (n) cash flow, (o) pre-tax profit, (p) growth or growth rate with respect to any of the foregoing measures, (q) attainment of strategic and operational objectives, (r) cost targets, reductions and savings, productivity and efficiency (s) new product invention, development or innovation, (t) intellectual property (e.g., patents), (u) mergers and acquisitions or divestitures, (v) financings, or (w) any combination of the foregoing, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The Committee may appropriately adjust any evaluation performance under a Performance Criterion to exclude any of the following events that occurs during a performance period: (i) asset write-downs or impairments, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reporting results, (iv) accruals for reorganizations and restructuring programs, (v) any extraordinary non-recurring items, including those described in the Financial Accounting Standards Board’s authoritative guidance and/or in management’s discussion and analysis of financial condition of operations appearing the Company’s annual report to stockholder for the applicable year, and (vi) any other extraordinary items adjusted from the Company U.S. GAAP results.

       “Performance Cycle” means one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Criteria will be measured for the purpose of determining a Participant’s right to and the payment of a Restricted Stock Award, Restricted Stock Units, Performance Share Award or Cash-Based Award, the vesting and/or payment of which is subject to the attainment of one or more Performance Goals. Each such period shall not be less than 12 months.

       “Performance Goals” means, for a Performance Cycle, the specific goals established in writing by the Committee for a Performance Cycle based upon the Performance Criteria.

       “Performance Share Award” means an Award entitling the Participant to acquire shares of Stock upon the attainment of specified Performance Goals.

       “Restricted Stock Award” means an Award of shares of Stock subject to such restrictions and conditions as the Committee may determine at the time of grant.

       “Restricted Stock Units” means an Award of stock units to a Participant.

       “Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.

       “Stock” means the Common Stock, par value $.001 per share, of the Company, subject to adjustments pursuant to Section 3.

A-3	CITRIX SYSTEMS, INC. | 2014 PROXY STATEMENT

       “Stock Appreciation Right” means an Award entitling the Participant to receive shares of Stock having a value equal to the excess of the Fair Market Value of the Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.

       “Ten Percent Owner” means an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation.

       “Unrestricted Stock Award” means an Award of shares of Stock free of any restrictions.

SECTION 2. ADMINISTRATION OF PLAN; COMMITTEE AUTHORITY TO SELECT PARTICIPANTS AND DETERMINE AWARDS

       (a) Administration of Plan. The Plan shall be administered by the Committee.

       (b) Powers of Committee. The Committee shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

              (i) to select the individuals to whom Awards may from time to time be granted;

              (ii) to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Unrestricted Stock Awards, Cash-Based Awards, Performance Share Awards and Dividend Equivalent Rights, or any combination of the foregoing, granted to any one or more Participants;

              (iii) to determine the number of shares of Stock to be covered by any Award;

              (iv) to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and Participants, and to approve the forms of Award Agreements;

              (v) to accelerate at any time the exercisability, vesting or the lapse or achievement of any condition of all or any portion of any Award;

              (vi) subject to the provisions of Section 5(b), to extend at any time the period in which Stock Options may be exercised; and

              (vii) except as otherwise provided in Section 18 of the Plan, at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

       All decisions and interpretations of the Committee shall be binding on all persons, including the Company and the Participants.

       (c) Delegation of Authority to Grant Awards. Subject to applicable law, the Committee, in its discretion, may delegate to the Chief Executive Officer or Chief Financial Officer of the Company all or part of the Committee’s authority and duties with respect to the granting of Awards to individuals who are (i) not subject to the reporting and other provisions of Section 16 of the Exchange Act and (ii) not Covered Employees. Any such delegation by the Committee

CITRIX SYSTEMS, INC. | 2014 PROXY STATEMENT	A-4

shall include a limitation as to the amount of Awards that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price and the vesting criteria. The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee’s delegate or delegates that were consistent with the terms of the Plan.

       (d) Award Agreement. Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award which may include, without limitation, the term of an Award and the provisions applicable in the event employment or service terminates.

       (e) Indemnification. Neither the Board nor the Committee, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Committee (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under the Company’s articles or bylaws or any directors’ and officers’ liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company.

       (f) Non-US Award Recipients. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Affiliates operate or have employees or other individuals eligible for Awards, the Committee, in its sole discretion, shall have the power and authority to: (i) determine which Affiliates shall be covered by the Plan; (ii) determine which individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to individuals outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Committee determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 3(a) hereof; and (v) take any action, before or after an Award is made, that the Committee determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law.

SECTION 3. STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

       (a) Stock Issuable. The maximum number of shares of Stock reserved and available for issuance under the Plan shall be the sum of (i) 29,000,000 shares, plus (iii) the shares of Stock underlying any awards granted under the 2005 Plan that are forfeited, canceled or otherwise terminated (other than by exercise) after the date of the Company’s 2014 annual stockholder meeting, subject to adjustment as provided in this Section 3. For purposes of this limitation, the shares of Stock underlying any Awards that are forfeited, canceled or otherwise terminated (other than by exercise) under this Plan, shall be added back to the shares of Stock available for issuance under the Plan. Notwithstanding the foregoing, the following shares shall not be added to the shares authorized for grant under the Plan: (i) shares tendered or held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding, and (ii) shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right upon exercise thereof. In the event the Company repurchases shares of Stock on the open market, such shares shall not be added to the shares of Stock available for issuance under the Plan. Subject to such overall limitations, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that Stock Options or Stock Appreciation Rights with respect to no more than 2,000,000 shares of Stock may be granted to any one individual Participant during any one calendar year period, and no more than 29,000,000 shares of the Stock may be issued in the form of Incentive Stock Options. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company.

A-5	CITRIX SYSTEMS, INC. | 2014 PROXY STATEMENT

       (b) Effect of Awards. The grant of any full value Award (i.e., an Award other than an Option or a Stock Appreciation Right) shall be deemed, for purposes of determining the number of shares of Stock available for issuance under Section 3(a), as an Award of 2.75 shares of Stock for each such share of Stock actually subject to the Award. The grant of an Option or a Stock Appreciation Right shall be deemed, for purposes of determining the number of shares of Stock available for issuance under Section 3(a), as an Award for one share of Stock for each such share of Stock actually subject to the Award. Any forfeitures, cancellations or other terminations (other than by exercise) of such Awards shall be returned to the reserved pool of shares of Stock under the Plan in the same manner.

       (c) Changes in Stock. Subject to Section 3(d) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for securities of the Company or any successor entity (or a parent or subsidiary thereof), the Committee shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, including the maximum number of shares that may be issued in the form of Incentive Stock Options, (ii) the number of Stock Options or Stock Appreciation Rights that can be granted to any one individual Participant and the maximum number of shares that may be granted under a Performance-Based Award, (iii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iv) the repurchase price, if any, per share subject to each outstanding Restricted Stock Award, and (v) the exercise price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options and Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable. The Committee shall also make equitable or proportionate adjustments in the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration cash dividends paid other than in the ordinary course or any other extraordinary corporate event. The adjustment by the Committee shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Committee in its discretion may make a cash payment in lieu of fractional shares.

       (d) Mergers and Other Transactions.

              (i) In the case of and subject to the consummation of an Acquisition, the parties thereto may cause the assumption or continuation of Awards theretofore granted by the successor entity, or the substitution of such Awards on an equitable basis with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree, the Fair Market Value of which (as determined by the Committee in its sole discretion) shall not materially differ from the Fair Market Value of the shares of Stock subject to such Awards immediately preceding the Acquisition. To the extent the parties to such Acquisition do not provide for the assumption, continuation or substitution of Awards, as of the effective time of the Acquisition, the Plan and all outstanding Awards granted shall terminate, and, except as the Committee may otherwise specify with respect to particular Awards in the relevant Award Agreement, all Options and Stock Appreciation Rights that are not exercisable immediately prior to the effective time of the Acquisition shall become fully exercisable as of the effective time of the Acquisition, all other Awards with time-based vesting, conditions or restrictions shall become fully vested and nonforfeitable as of the effective time of the Acquisition and all Awards with conditions and restrictions relating to the attainment of performance goals will be deemed achieved at one hundred percent (100%) of target levels and become fully vested and nonforfeitable as of the effective time of the Acquisition.

              (ii) In addition to or in lieu of the foregoing, with respect to outstanding Options and Stock Appreciation Rights, the Committee may, on the same basis or on different bases as the Committee shall specify, upon written notice to the affected Participants, provide that one or more Options and Stock Appreciation Rights then outstanding must be

CITRIX SYSTEMS, INC. | 2014 PROXY STATEMENT	A-6

exercised, in whole or in part, within a specified number of days of the date of such notice, at the end of which period such Options and Stock Appreciation Rights shall terminate, or provide that one or more Options and Stock Appreciation Rights then outstanding, in whole or in part, shall be terminated in exchange for a cash payment equal to the excess of the fair market value (as determined by the Committee in its sole discretion) for the shares subject to such Options and Stock Appreciation Rights over the exercise price thereof.

              (iii) Notwithstanding anything to the contrary herein, the Committee may, in its sole discretion, provide that all Options and Stock Appreciation Rights that are not exercisable immediately prior to the effective time of an Acquisition shall become fully exercisable as of the effective time of the Acquisition, all other Awards with time-based vesting, conditions or restrictions shall become fully vested and nonforfeitable as of the effective time of an Acquisition and all Awards with conditions and restrictions relating to the attainment of performance goals will be deemed achieved at one hundred percent (100%) of target levels and become fully vested and nonforfeitable as of the effective time of an Acquisition. In such cases, such Awards shall become exercisable in full prior to the consummation of the Acquisition at such time and on such conditions as the Committee determines, and if such Awards are not exercised prior to the consummation of the Acquisition, they shall terminate at such time as determined by the Committee.

              (iv) Notwithstanding anything to the contrary herein, in the event of an involuntary termination of services of a Participant for any reason other than death, disability or Cause within six months following the consummation of an Acquisition, any Awards of the Participant assumed or substituted in an Acquisition which are subject to vesting conditions, the lapse or achievement of any conditions and/or a right of repurchase in favor of the Company or a successor entity, shall accelerate in full, and any Awards accelerated in such manner with conditions and restrictions relating to the attainment of performance goals will be deemed achieved at one hundred percent (100%) of target levels. All such accelerated Awards of the Participant shall be exercisable for a period of one year following termination, but in no event after expiration date of such Award. As used in this subsection (d)(iv) only, “Cause” shall mean the commission of any act of fraud, embezzlement or dishonesty by the Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Company, or any other intentional misconduct by such person adversely affecting the business or affairs of the Company in a material manner.

              (v) In the event of an Acquisition while a Participant is a Non-Employee Director, the vesting of any and all Awards shall become exercisable in full prior to the consummation of the Acquisition at such time and on such conditions as the Committee determines, and if such Awards are not exercised prior to the consummation of the Acquisition, they shall terminate at such time as determined by the Committee.

       (e) Substitute Awards. The Committee may grant Awards under the Plan in substitution for stock and stock based awards held by employees, directors or Consultants of another corporation in connection with the merger or consolidation of the employing corporation with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the employing corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances. Any substitute Awards granted under the Plan shall not count against the share limitation set forth in Section 3(a).

       (f) No Reload Grants. Awards shall not be granted under the Plan in consideration for, and shall not be conditioned upon, delivery of Stock to the Company in payment of the exercise price and/or tax withholding obligation under any Award.

SECTION 4. ELIGIBILITY

       Participants under the Plan will be such full or part-time officers and other employees, Non-Employee Directors and Consultants of the Company and its Affiliates as are selected from time to time by the Committee in its sole discretion.

A-7	CITRIX SYSTEMS, INC. | 2014 PROXY STATEMENT

SECTION 5. STOCK OPTIONS

     Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

     Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Affiliate that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

     Stock Options granted pursuant to this Section 5 shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable. If the Committee so determines, Stock Options may be granted in lieu of cash compensation at the Participant’s election, subject to such terms and conditions as the Committee may establish.

     (a) Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5 shall be determined by the Committee at the time of grant but shall not be less than 100 percent of the Fair Market Value on the date of grant. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the option price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the grant date.

     (b) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than five years after the date the Stock Option is granted.

     (c) Exercisability; Rights of a Stockholder. Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Committee at or after the grant date. The Committee may at any time accelerate the exercisability of all or any portion of any Stock Option. A Participant shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

     (d) Method of Exercise. Stock Options may be exercised in whole or in part, by giving written or electronic notice of exercise to the Company or its agent, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods to the extent provided in the Option Award Agreement:

          (i) In cash, by certified or bank check or other instrument acceptable to the Committee;

          (ii) Through the delivery (or attestation to the ownership) of shares of Stock that are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date;

          (iii) By the Participant delivering to the Company or its agent a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the Participant chooses to pay the purchase price as so provided, the Participant and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee or its delegates shall prescribe as a condition of such payment procedure; or

          (iv) With respect to Stock Options that are not Incentive Stock Options, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price. Payment instruments will be received subject to collection. The transfer to the Participant on the records of the Company or of the transfer agent of the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the Participant (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Option Award

CITRIX SYSTEMS, INC. | 2014 PROXY STATEMENT	A-8

Agreement or applicable provisions of laws (including the satisfaction of any withholding taxes that the Company is obligated to withhold with respect to the Participant). In the event a Participant chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the Participant upon the exercise of the Stock Option shall be net of the number of attested shares. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Stock Options, such as a system using an internet website or interactive voice response, then the paperless exercise of Stock Options may be permitted through the use of such an automated system.

     (e) Auto Exercise at Expiration. The Company may provide in an Award Agreement that to the extent the Option remains unexercised, it will be exercised automatically by “net exercise” pursuant to Section 5(d)(iv) of the Plan immediately prior to the end of the Option Term.

     (f) Annual Limit on Incentive Stock Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by a Participant during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

SECTION 6. STOCK APPRECIATION RIGHTS

     (a) Exercise Price of Stock Appreciation Rights. The exercise price of a Stock Appreciation Right shall not be less than 100 percent of the Fair Market Value of the Stock on the date of grant.

     (b) Grant and Exercise of Stock Appreciation Rights. Stock Appreciation Rights may be granted by the Committee independently of any Stock Option granted pursuant to Section 5 of the Plan.

     (c) Terms and Conditions of Stock Appreciation Rights. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined from time to time by the Committee. The term of a Stock Appreciation Right may not exceed five years.

SECTION 7. RESTRICTED STOCK AWARDS

     (a) Nature of Restricted Stock Awards. The Committee shall determine the restrictions and conditions applicable to each Restricted Stock Award at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each such Award Agreement shall be determined by the Committee, and such terms and conditions may differ among individual Awards and Participants.

     (b) Rights as a Stockholder. Upon the grant of the Restricted Stock Award and payment of any applicable purchase price, a Participant shall have the rights of a stockholder with respect to the voting of the Restricted Stock and receipt of dividends; provided that if the lapse of restrictions with respect to the Restricted Stock Award is tied to the attainment of performance goals, any dividends paid by the Company during the performance period shall accrue and shall not be paid to the Participant until and to the extent the performance goals are met with respect to the Restricted Stock Award. Unless the Committee shall otherwise determine, (i) uncertificated Restricted Stock shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that they are subject to forfeiture until such Restricted Stock are vested as provided in Section 7(d) below, and (ii) certificated Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in Section 7(d) below, and the Participant shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Committee may prescribe.

A-9	CITRIX SYSTEMS, INC. | 2014 PROXY STATEMENT

     (c) Restrictions. Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award Agreement. Except as may otherwise be provided by the Committee either in the Award Agreement or, subject to Section 18 below, in writing after the Award is issued, if a Participant’s employment (or other service relationship) with the Company and its Affiliates terminates for any reason, any Restricted Stock that has not vested at the time of termination shall automatically and without any requirement of notice to such Participant from or other action by or on behalf of, the Company be deemed to have been reacquired by the Company at its original purchase price (if any) from such Participant or such Participant’s legal representative simultaneously with such termination of employment (or other service relationship), and thereafter shall cease to represent any ownership of the Company by the Participant or rights of the Participant as a stockholder. Following such deemed reacquisition of unvested Restricted Stock that are represented by physical certificates, a Participant shall surrender such certificates to the Company upon request without consideration.

     (d) Vesting of Restricted Stock. The Committee at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company’s right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed “vested.” Except as may otherwise be provided by the Committee either in the Award Agreement or, subject to Section 18 below, in writing after the Award is issued, a Participant’s rights in any shares of Restricted Stock that have not vested shall automatically terminate upon the Participant’s termination of employment (or other service relationship) with the Company and its Affiliates and such shares shall be subject to the provisions of Section 7(c) above.

SECTION 8. RESTRICTED STOCK UNITS

     (a) Nature of Restricted Stock Units. The Committee shall determine the restrictions and conditions applicable to each Restricted Stock Unit at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each such Award Agreement shall be determined by the Committee, and such terms and conditions may differ among individual Awards and Participants. At the end of the deferral period, the Restricted Stock Units, to the extent vested, shall be settled in the form of shares of Stock. To the extent that an award of Restricted Stock Units is subject to Section 409A, it may contain such additional terms and conditions as the Committee shall determine in its sole discretion in order for such Award to comply with the requirements of Section 409A.

     (b) Election to Receive Restricted Stock Units in Lieu of Compensation. The Committee may, in its sole discretion, permit a Participant to elect to receive a portion of future cash compensation otherwise due to such Participant in the form of an award of Restricted Stock Units. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Committee and in accordance with Section 409A and such other rules and procedures established by the Committee. Any such future cash compensation that the Participant elects to defer shall be converted to a fixed number of Restricted Stock Units based on the Fair Market Value of Stock on the date the compensation would otherwise have been paid to the Participant if such payment had not been deferred as provided herein. The Committee shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Committee deems appropriate. Any Restricted Stock Units that are elected to be received in lieu of cash compensation shall be fully vested, unless otherwise provided in the Award Agreement.

     (c) Rights as a Stockholder. A Participant shall have the rights as a stockholder only as to shares of Stock acquired by the Participant upon settlement of Restricted Stock Units; provided, however, that the Participant may be credited with Dividend Equivalent Rights with respect to the stock units underlying his Restricted Stock Units, subject to such terms and conditions as the Committee may determine.

CITRIX SYSTEMS, INC. | 2014 PROXY STATEMENT	A-10

     (d) Termination. Except as may otherwise be provided by the Committee either in the Award Agreement or, subject to Section 18 below, in writing after the Award is issued, a Participant’s right in all Restricted Stock Units that have not vested shall automatically terminate upon the Participant’s termination of employment (or cessation of service relationship) with the Company and its Affiliates for any reason.

SECTION 9. UNRESTRICTED STOCK AWARDS

     Grant or Sale of Unrestricted Stock. The Committee may, in its sole discretion, grant (or sell at par value or such higher purchase price determined by the Committee) an Unrestricted Stock Award under the Plan. Unrestricted Stock Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such Participant.

SECTION 10. CASH-BASED AWARDS

     Grant of Cash-Based Awards. The Committee may, in its sole discretion, grant Cash-Based Awards to any Participant in such number or amount and upon such terms, and subject to such conditions, as the Committee shall determine at the time of grant. The Committee shall determine the maximum duration of the Cash-Based Award, the amount of cash to which the Cash-Based Award pertains, the conditions upon which the Cash-Based Award shall become vested or payable, and such other provisions as the Committee shall determine. Each Cash-Based Award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Committee. Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award and may be made in cash or in shares of Stock, as the Committee determines.

SECTION 11. PERFORMANCE SHARE AWARDS

     (a) Nature of Performance Share Awards. The Committee may, in its sole discretion, grant Performance Share Awards independent of, or in connection with, the granting of any other Award under the Plan. The Committee shall determine whether and to whom Performance Share Awards shall be granted, the Performance Goals, the periods during which performance is to be measured, which may not be less than one year except in the case of an Acquisition, and such other limitations and conditions as the Committee shall determine.

     (b) Rights as a Stockholder. A Participant receiving a Performance Share Award shall have the rights of a stockholder only as to shares actually received by the Participant under the Plan and not with respect to shares subject to the Award but not actually received by the Participant. A Participant shall be entitled to receive shares of Stock under a Performance Share Award only upon satisfaction of all conditions specified in the Performance Share Award Agreement (or in a performance plan adopted by the Committee).

     (c) Termination. Except as may otherwise be provided by the Committee either in the Award agreement or, subject to Section 18 below, in writing after the Award is issued, a Participant’s rights in all Performance Share Awards shall automatically terminate upon the Participant’s termination of employment (or cessation of service relationship) with the Company and its Affiliates for any reason.

SECTION 12. PERFORMANCE-BASED AWARDS TO COVERED EMPLOYEES

     (a) Performance-Based Awards. Any employee or other Consultant providing services to the Company and who is selected by the Committee may be granted one or more Performance-Based Awards in the form of a Restricted Stock Award, Restricted Stock Units, Performance Share Awards or Cash-Based Award payable upon the attainment of Performance Goals that are established by the Committee and relate to one or more of the Performance Criteria, in each case on a specified date or dates or over any period or periods determined by the Committee. The Committee shall define in an objective fashion the manner of calculating the Performance Criteria it selects to use for any Performance

A-11	CITRIX SYSTEMS, INC. | 2014 PROXY STATEMENT

Cycle. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. Each Performance-Based Award shall comply with the provisions set forth below.

     (b) Grant of Performance-Based Awards. With respect to each Performance-Based Award granted to a Covered Employee, the Committee shall select, within the first 90 days of a Performance Cycle (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) the Performance Criteria for such grant, and the Performance Goals with respect to each Performance Criterion (including a threshold level of performance below which no amount will become payable with respect to such Award). Each Performance-Based Award will specify the amount payable, or the formula for determining the amount payable, upon achievement of the various applicable performance targets. The Performance Criteria established by the Committee may be (but need not be) different for each Performance Cycle and different Performance Goals may be applicable to Performance-Based Awards to different Covered Employees.

     (c) Payment of Performance-Based Awards. Following the completion of a Performance Cycle, the Committee shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Cycle have been achieved and, if so, to also calculate and certify in writing the amount of the Performance-Based Awards earned for the Performance Cycle. The Committee shall then determine the actual size of each Covered Employee’s Performance-Based Award, and, in doing so, may reduce or eliminate the amount of the Performance-Based Award for a Covered Employee if, in its sole judgment, such reduction or elimination is appropriate.

     (d) Maximum Award Payable. The maximum Performance-Based Award payable to any one Covered Employee under the Plan for a Performance Cycle is 2,000,000 shares of Stock (subject to adjustment as provided in Section 3(c) hereof) or $100 million in the case of a Performance-Based Award that is a Cash-Based Award.

SECTION 13. DIVIDEND EQUIVALENT RIGHTS

     (a) Dividend Equivalent Rights. A Dividend Equivalent Right may be granted hereunder to any Participant as a component of an award of Restricted Stock Units, Restricted Stock Award or Performance Share Award or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award Agreement. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments. A Dividend Equivalent Right granted as a component of an award of Restricted Stock Units or Restricted Stock Award with performance vesting or Performance Share Award shall provide that such Dividend Equivalent Right shall be settled only upon settlement or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award.

     (b) Interest Equivalents. Any Award under this Plan that is settled in whole or in part in cash on a deferred basis may provide in the grant for interest equivalents to be credited with respect to such cash payment. Interest equivalents may be compounded and shall be paid upon such terms and conditions as may be specified by the grant.

     (c) Termination. Except as may otherwise be provided by the Committee either in the Award Agreement or, subject to Section 18 below, in writing after the Award is issued, a Participant’s rights in all Dividend Equivalent Rights or interest equivalents granted as a component of an award of Restricted Stock Units, Restricted Stock Award or Performance Share Award that has not vested shall automatically terminate upon the Participant’s termination of employment (or cessation of service relationship) with the Company and its Affiliates for any reason.

CITRIX SYSTEMS, INC. | 2014 PROXY STATEMENT	A-12

SECTION 14. TRANSFERABILITY OF AWARDS

     (a) Transferability. Except as provided in Section 14(b) below, during a Participant’s lifetime, his or her Awards shall be exercisable only by the Participant, or by the Participant’s legal representative or guardian in the event of the Participant’s incapacity. No Awards shall be sold, assigned, transferred or otherwise encumbered or disposed of by a Participant other than by will or by the laws of descent and distribution or pursuant to a domestic relations order. No Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind, and any purported transfer in violation hereof shall be null and void.

     (b) Committee Action. Notwithstanding Section 14(a), the Committee, in its discretion, may provide either in the Award Agreement regarding a given Award or by subsequent written approval that the Participant (who is an employee or director) may transfer his or her Non-Qualified Options to his or her immediate family members, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Award. In no event may an Award be transferred by a Participant for value.

     (c) Family Member. For purposes of Section 14(b), “family member” shall mean a Participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant’s household (other than a tenant of the Participant), a trust in which these persons (or the Participant) have more than 50 percent of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than 50 percent of the voting interests.

SECTION 15. TAX WITHHOLDING

     (a) Payment by Participant. Each Participant shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the Participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld by the Company with respect to such income. The Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant. The Company’s obligation to deliver evidence of book entry (or stock certificates) to any Participant is subject to and conditioned on tax withholding obligations being satisfied by the Participant.

     (b) Payment in Stock. Subject to approval by the Committee, a Participant may elect to have the Company’s minimum required tax withholding obligation satisfied, in whole or in part, by authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.

SECTION 16. SECTION 409A AWARDS

     To the extent that any Award is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A (a “409A Award”), the Award shall be subject to such additional rules and requirements as specified by the Committee from time to time in order to comply with Section 409A. In this regard, if any amount under a 409A Award is payable upon a “separation from service” (within the meaning of Section 409A) to a Participant who is then considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the Participant’s separation from service, or (ii) the Participant’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A. Further, the settlement of any such Award may not be accelerated except to the extent permitted by Section 409A.

A-13	CITRIX SYSTEMS, INC. | 2014 PROXY STATEMENT

SECTION 17. TERMINATION OF EMPLOYMENT, TRANSFER, LEAVE OF ABSENCE, ETC.

     (a) Effect of Termination of Employment, Etc. Unless the Committee, in its sole discretion shall at any time determine otherwise with respect to any Award, if the Participant’s employment or other association with the Company and its Affiliates ends for any reason, including because of the Participant’s employer ceasing to be an Affiliate, (i) any outstanding Option or Stock Appreciation Right of the Participant shall cease to be exercisable in any respect not later than six months following that event and, for the period it remains exercisable following that event, shall be exercisable only to the extent exercisable at the date of that event, and (ii) any other outstanding Award of the Participant shall be forfeited or otherwise subject to return to or repurchase by the Company on the terms specified in the applicable Award Agreement.

     (b) Effect of Leaves and Transfers. For purposes of the Plan, the following events shall not be deemed a termination of employment:

          (i) a transfer to the employment of the Company from an Affiliate or from the Company to an Affiliate, or from one Affiliate to another; or

          (ii) an approved leave of absence for any purpose approved by the Company; provided, however, that unless the Committee (and any delegate thereof) provides otherwise, vesting of awards granted hereunder will be suspended one hundred eighty (180) days after the commencement of an unpaid leave of absence.

SECTION 18. AMENDMENTS AND TERMINATION

     The Board may, at any time, amend or discontinue the Plan and the Committee may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder’s consent. Except as provided in Section 3(c) or 3(d), without prior stockholder approval, in no event may the Committee exercise its discretion to reduce the exercise price of outstanding Stock Options or Stock Appreciation Rights or effect repricing through cancellation and re-grants at an exercise price that is less than the original exercise price of such Stock Option Stock Appreciation Right or cancellation of Stock Options or Stock Appreciation Rights in exchange for cash. To the extent required under the rules of any securities exchange or market system on which the Stock is listed, to the extent determined by the Committee to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code, or to ensure that compensation earned under Awards qualifies as performance-based compensation under Section 162(m) of the Code, Plan amendments shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders. Nothing in this Section 18 shall limit the Committee’s authority to take any action permitted pursuant to Section 3(c) or 3(d).

SECTION 19. STATUS OF PLAN

     With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a Participant, a Participant shall have no rights greater than those of a general creditor of the Company unless the Committee shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

CITRIX SYSTEMS, INC. | 2014 PROXY STATEMENT	A-14

SECTION 20. GENERAL PROVISIONS

     (a) No Distribution. The Committee may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

     (b) Acceptance of Award Agreements. Each Participant is deemed to have accepted his or her Award Agreement six months from the date of grant unless he or she has accepted the Award Agreement pursuant to such procedures as required by the Company.

     (c) Delivery of Stock Certificates. Stock certificates to Participants under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the Participant, at the Participant’s last known address on file with the Company. Uncertificated Stock shall be deemed delivered for all purposes when the Company or a Stock transfer agent of the Company shall have given to the Participant by electronic mail (with proof of receipt) or by United States mail, addressed to the Participant, at the Participant’s last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records). Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Committee has determined, with advice of counsel (to the extent the Committee deems such advice necessary or advisable), that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed, quoted or traded. All Stock certificates delivered pursuant to the Plan shall be subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal, state or foreign jurisdiction, securities or other laws, rules and quotation system on which the Stock is listed, quoted or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Committee may require that an individual make such reasonable covenants, agreements, and representations as the Committee, in its discretion, deems necessary or advisable in order to comply with any such laws, regulations, or requirements. The Committee shall have the right to require any individual to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Committee.

     (d) Stockholder Rights. Until Stock is deemed delivered in accordance with Section 20(b), no right to vote or receive dividends or any other rights of a stockholder will exist with respect to shares of Stock to be issued in connection with an Award, notwithstanding the exercise of a Stock Option or any other action by the Participant with respect to an Award.

     (e) Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Affiliate.

     (f) Trading Policy Restrictions. Option exercises and other Awards under the Plan shall be subject to the Company’s insider trading policies and procedures, as in effect from time to time.

     (g) Clawback/Recovery. All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Committee may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Committee determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired shares of Stock or other cash or property in appropriate circumstances.

A-15	CITRIX SYSTEMS, INC. | 2014 PROXY STATEMENT

SECTION 21. EFFECTIVE DATE OF PLAN

     This Plan shall become effective upon stockholder approval in accordance with applicable state law, the Company’s bylaws and certificate of incorporation (each as amended or restated from time to time), and applicable stock exchange rules. No grants of Awards may be made hereunder after the tenth anniversary of the Effective Date, and no grants of Incentive Stock Options may be made hereunder after the tenth anniversary of the date the Plan is approved by the Board. Awards granted pursuant to this Plan during its unexpired term shall not expire solely by reason of the termination of this Plan.

SECTION 22. GOVERNING LAW

     This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware, applied without regard to conflict of law principles.

SECTION 23. ARBITRATION AND CLASS ACTION WAIVER

     Any dispute or claim relating to or arising out of this Plan, any Award and/or any actions taken thereunder, to the fullest extent permitted by law, shall be fully and finally resolved by confidential, binding arbitration by a single, neutral arbitrator agreed upon by the Participant and the Company. The arbitration shall be held in the county where the Company has an office at which the applicable Participant provides services (for remote Participants, the nearest county where the Company has an office) or any other locale to which the parties jointly agree. If the parties cannot agree upon an arbitrator, the arbitrator shall be a JAMS neutral selected in accordance with the then-current Employment Arbitration Rules & Procedures of JAMS (which are available at www.jamsadr.com), and the arbitration shall be conducted in accordance with those rules and procedures. The parties each waive their respective rights to have any such disputes/claims tried by a judge or a jury. The arbitrator shall permit adequate discovery and shall be empowered to award all remedies otherwise available in a court of competent jurisdiction, and any judgment rendered by the arbitrator may be entered by any court of competent jurisdiction. The arbitrator shall issue a written award setting forth the essential findings and conclusions on which the award is based. Other than an amount equal to the fee for filing such an action in the local state court, which amount the Participant shall pay toward the costs of the arbitration, the Company shall bear the costs of the arbitration, including the JAMS administrative fees and the arbitrator’s fees. Each party shall otherwise bear its own respective attorneys’ fees and costs of the arbitration, except to the extent otherwise provided by law and awarded by the arbitrator. The Participant and the Company agree that each may bring claims against the other only in an individual capacity, and not as a plaintiff or class member in any purported class action or other representative proceeding.

DATE APPROVED BY BOARD OF DIRECTORS: February 12, 2014

CITRIX SYSTEMS, INC. | 2014 PROXY STATEMENT	A-16

Notice of 2014 Annual Meeting of Stockholders and Proxy Statement

www.citrix.com

ANNUAL MEETING VOTING	STOCKHOLDER MATERIALS

Printed on recycled paper

CITRIX SYSTEMS, INC.
ATTN: LEGAL DEPARTMENT
14 CROSBY DRIVE
BEDFORD, MA 01730

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have the 12 Digit Control Number available when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by Citrix Systems, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have the 12 Digit Control Number available when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M72368-P51483	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
CITRIX SYSTEMS, INC.

The Board of Directors recommends you vote FOR the following nominees and proposals:
1.	Election of Directors		For	Against	Abstain
Nominees:
	1a.	Robert D. Daleo	☐	☐	☐

	1b.	Murray J. Demo	☐	☐	☐

	1c.	Asiff S. Hirji	☐	☐	☐

		For	Against	Abstain

2.	Approval of the 2014 Equity Incentive Plan	☐	☐	☐

3.	Ratification of Ernst & Young LLP as the company's independent registered public accounting firm for 2014	☐	☐	☐

4.	Advisory vote to approve the compensation of the company's named executive officers	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

For address changes/comments, mark here. (see reverse for instructions)			☐

Please indicate if you plan to attend this meeting.	☐	☐
	Yes	No

This proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name(s) appear(s) hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M72369-P51483

Proxy
Citrix Systems, Inc.
Proxy for Annual Meeting of Stockholders on May 22, 2014
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Citrix Systems, Inc., a Delaware corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 11, 2014, and hereby appoints Mark B. Templeton and David J. Henshall, and each of them, proxies and attorneys-in-fact, with full power of substitution in each, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held at 4988 Great America Parkway, Santa Clara, California 95054, United States, on May 22, 2014 at 4:00 p.m. local time, and at any adjournments or postponements thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

THESE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS AND "FOR" THE PROPOSALS IN ITEMS 2, 3 AND 4. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXY HOLDER ON ANY MATTER INCIDENTAL TO THE FOREGOING OR ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

Address Changes/Comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side